Exhibit 10.1

EXECUTION VERSION

LOAN AND SECURITY AGREEMENT

dated as of

August 21, 2024

among

BCPC II-J, LLC

the Financing Providers party hereto

the Collateral Administrator, Collateral Agent and Securities Intermediary party hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

BAIN CAPITAL PRIVATE CREDIT,

as Servicer

Schedules

Schedule 1	Transaction Schedule
Schedule 2	Contents of Initial Approval Requests
Schedule 3	Contents of Final Approval Requests

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Schedule 4	Eligibility Criteria
Schedule 5	Concentration Limitations
Schedule 6	Disqualified Lenders
Schedule 7	Moody’s Industries Codes
Schedule 8	Initial Loans
Schedule 9	Market Value Calculations
Schedule 10	Form of Partial Deferrable Obligations Notifications

Exhibit

Exhibit A	Form of Request for Advance
Exhibit B	Form of Daily Portfolio Holding Report
Exhibit C-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit C-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Exhibit C-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit C-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Exhibit D	Form of Assignment and Assumption

Annex A

Annex A	Certain Commercial Terms

- iii -

LOAN AND SECURITY AGREEMENT, dated as of August 21, 2024 (this “Agreement”), among:

(1) BCPC II-J, LLC (the “Company”), a Delaware limited liability company, as borrower;

(2) the Financing Providers party hereto;

(3) DEUTSCHE BANK NATIONAL TRUST COMPANY, in its capacity as collateral agent (in such capacity, the “Collateral Agent”);

(4) DEUTSCHE BANK NATIONAL TRUST COMPANY, in its capacity as collateral administrator (in such capacity, the “Collateral Administrator”);

(5) DEUTSCHE BANK NATIONAL TRUST COMPANY, in its capacity as securities intermediary (in such capacity, the “Securities Intermediary”);

(6) JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Financing Providers hereunder (in such capacity, the “Administrative Agent”); and

(8) BAIN CAPITAL PRIVATE CREDIT, a Delaware statutory trust, as servicer (in such capacity, the “Servicer”).

The Company wishes to acquire and finance certain corporate loans (the “Portfolio Investments”), all on and subject to the terms and conditions set forth herein and in the other Loan Documents.

The Company wishes to appoint the Servicer to act as servicer of the Portfolio Investments, on and subject to the terms set forth herein and in the other Loan Documents.

Furthermore, the Company intends to enter into a Sale and Contribution Agreement (the “Sale Agreement”), to be dated on or prior to the Effective Date, between the Company and Bain Capital Private Credit (in such capacity, the “Seller”) pursuant to which the Company shall from time to time Purchase Portfolio Investments (which may include Participation Interests on the Effective Date) from the Seller, including the Portfolio Investments set forth on Schedule 8 hereto (the “Initial Loans”).

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association (“JPMCB”) has agreed to make advances to the Company (“Advances”) hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the “Transaction Schedule”). JPMCB, together with its successors and permitted assigns, are referred to herein as the “Financing Providers”, and the types of financings to be made available by them hereunder are referred to herein as the “Financings”.

Accordingly, the parties hereto agree as follows:

Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms.

“Account” has the meaning specified in Section 8.01(a).

“Adjusted Principal Amount” means, on any date of determination, the greater of (x) the aggregate principal amount of the outstanding Advances and (y) the Minimum Facility Amount then in effect.

“Administrative Agency Fee” has the meaning set forth in the Administrative Agency Fee Letter.

“Administrative Agency Fee Letter” means the letter agreement dated as of the date hereof between the Company and the Administrative Agent.

“Administrative Agent” has the meaning specified in the preamble.

“Administrative Expenses” means (i) the fees, expenses (including fees, costs and disbursements of counsel, agents and experts, and indemnities) and any other amounts due or accrued in connection with the entry into, administration or enforcement of this Agreement, the other Loan Documents or the administration or maintenance of the Company (including (x) any such amounts that were due and not paid on any prior date in accordance with the Priority of Payments and (y) the reimbursement of any such amounts paid by a third party on behalf of the Company (including an Affiliate of the Company)); provided that, for the avoidance of doubt, amounts that are expressly payable to any Person or entity under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal on the Advances) shall not constitute Administrative Expenses and (ii) fees, expenses (including fees, costs and disbursements of counsel, agents and experts, and indemnities) and other amounts payable to the Collateral Agent, the Collateral Administrator or the Securities Intermediary, or any successor to any of them and any other amounts due or accrued in connection with the entry into, administration or enforcement of this Agreement or the other Loan Documents.

“Advances” has the meaning specified in the preamble.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company) at law or in equity, or before or by any governmental authority, domestic or foreign, whether pending, active or, to the Company’s or the Servicer’s knowledge, threatened in writing against or affecting the Company or the Servicer or its respective property that would reasonably be expected to result in a Material Adverse Effect.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person, but, which shall not, with respect to the Company, include (a) the obligors under any Portfolio Investment or any portfolio investment that is not consolidated on the financial statements of the Servicer or (b) any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common financial sponsor. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Affiliate Portfolio Investment” means any Portfolio Investment Purchased by or otherwise contributed to the Company from or by the Parent, as applicable, pursuant to the Sale Agreement.

“Affiliate Purchased Investment Balance” means, as of any date of determination, an amount equal to the aggregate principal balance of all Affiliate Portfolio Investments acquired by the Company prior to such date.

“Agent Business Day” means any day on which commercial banks and foreign exchange markets settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Santa Ana, California).

“Agents” means each of the Administrative Agent and the Collateral Agent.

“Amendment” has the meaning specified in Section 6.04.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Parent and/or the Company from time to time concerning or relating to bribery or corruption.

“Applicable Bank Law” has the meaning specified in Section 9.01.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means, for each Advance, the amount specified on the Transaction Schedule as the “Applicable Margin for Advances”.

“Approval Request” has the meaning specified in Section 1.02(a).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.07), and accepted by the Administrative Agent, in the form of Exhibit D or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“AUD” means Australian dollars.

“AUD Screen Rate” means, for each Calculation Period relating to an Advance in AUD, the average bid reference rate administered by the Australian Financial Markets Association (or any other Person that takes over the administration of such rate) for Australian dollar bills of exchange with a tenor equal to three months as displayed on page BBSY of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Sydney, Australia time) on the first day of such Calculation Period. If such rate is not available at such time for any reason, then the AUD Screen Rate for such Calculation Period shall be deemed to be the rate (which shall not be less than zero) at which AUD deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered in the Sydney interbank market in immediately available funds at such time (as determined by the Administrative Agent in its commercially reasonable discretion). Notwithstanding anything in the foregoing to the contrary, if the AUD Screen Rate as calculated for any purpose under this Agreement is below zero percent, the AUD Screen Rate will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Authorized Officer” has the meaning specified in Section 10.02.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Calculation Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Calculation Period” pursuant to clause (vi) of Section 3.01(g).

“Bank” means DBNTC.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent and the Company, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day,(i) with respect to USD denominated Advances, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.5%, (ii) with respect to CAD denominated Advances, the Canadian Prime Rate and (iii) with respect to Advances denominated in any other Eligible Currency, the annual rate of interest announced from time to time by the Administrative Agent (or an affiliate thereof) as being its reference rate then in effect for determining interest rates on commercial loans made by it in the applicable jurisdiction(s). Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate, the Canadian Prime Rate or a rate specified in clause (iii) above shall be effective from and including the effective date of such change, as determined by the Administrative Agent. In the event that any applicable Base Rate is below zero percent at any time during the term of this Agreement, it shall be deemed to be zero percent until it exceeds zero percent again.

“Base Rate Advance” means, on any date of determination, any Advance denominated in any Eligible Currency that bears interest at the applicable Base Rate plus the Applicable Margin for Advances.

“Benchmark” means, with respect to Advances denominated in each Eligible Currency, initially, the applicable Reference Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (ii) of Section 3.01(g).

“Benchmark Replacement” means, (i) solely with respect to any Available Tenor applicable to Advances denominated in USD, Daily Simple SOFR; or (ii) for any Available Tenor applicable to Advances denominated in a Permitted Non-USD Currency (or, in the event Daily Simple SOFR cannot be determined by the Administrative Agent in respect of Advances denominated in USD), the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark in the applicable Eligible Currency for the applicable Corresponding Tenor giving due consideration to (1) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Eligible Currency at such time and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined above would be less than 0% per annum, the Benchmark Replacement will be deemed to be 0% per annum for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Calculation Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Eligible Currency.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Calculation Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in consultation with the Company may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent and the Company agree is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.01(g) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.01(g).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“BKBM Screen Rate” means, for each Calculation Period relating to an Advance in NZD, the average bank bid reference rate administered by the New Zealand Financial Markets Association (or any other Person that takes over the administration of such rate) for bills of exchange with a tenor equal to three months as displayed on page BKBM of the Reuters screen (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) at or about 11:00 a.m. (Wellington, New Zealand time) on the first day of such Calculation Period one (1) Business Day prior to the first day of such Calculation Period. If such rate is not available at such time for any reason, then the BKBM Screen Rate for such Calculation Period shall be deemed to be the rate (which shall not be less than zero) at which NZD deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered in the Wellington, New Zealand interbank market in immediately available funds at such time (as determined by the Administrative Agent in its commercially reasonable discretion). Notwithstanding anything in the foregoing to the contrary, if the BKBM Screen Rate as calculated for any purpose under this Agreement is below zero percent, the BKBM Screen Rate will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Business Day” means any day on which commercial banks are open in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Santa Ana, California); provided that (i) with respect to any SONIA related provisions herein or the payment, calculation or conversion of amounts denominated in GBP, “Business Day” shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England or Jersey, (ii) with respect to any provisions herein relating to the setting of EURIBOR or the payment, calculation or conversion of amounts denominated in Euros, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in London, England or Jersey or which is not a TARGET2 Settlement Day, (iii) with respect to any CAD related provisions herein or the payment, calculation or conversion of amounts denominated in CAD, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Toronto, Canada, (iv) with respect to any AUD related provisions herein or the payment, calculation or conversion of amounts denominated in AUD, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Sydney, Australia, (v) with respect to any SEK related provisions herein or the payment, calculation or conversion of amounts denominated in SEK, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Stockholm, Sweden, (vi) with respect to any CHF related provisions herein or the payment, calculation or conversion of amounts denominated in CHF, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Geneva, Switzerland, (vii) with respect to any NZD related provisions herein or the payment, calculation or conversion of amounts denominated in NZD, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Auckland, New Zealand, (viii) with respect to any NOK related provisions herein or the payment, calculation or conversion of amounts denominated in NOK, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Oslo, Norway and (ix) with respect to any DKK related provisions herein or the payment, calculation or conversion of amounts denominated in DKK, Business Day shall be deemed to exclude any day on which banks are required or authorized to be closed in Copenhagen, Denmark.

“CAD” means the lawful currency of Canada.

“Calculation Date” means, with respect to any Calculation Period, the last day of such Calculation Period.

“Calculation Period” means the period from and including the date on which the first Advance is made hereunder to and including September 30, 2024, and each successive three (3) month period (i.e., ending on each March 31st, June 30th, September 30th and December 31st) during the term of this Agreement (or, in the case of the last Calculation Period, if the last Calculation Period does not end on such a date (each such date, a “Calculation Period Start Date”), the period from and including the preceding Calculation Period Start Date to but excluding the Maturity Date).

“Canadian Prime Rate” means, on any day, the rate determined by the Administrative Agent to be the higher of (i) the rate equal to the PRIMCAN Index rate published by Bloomberg Financial Markets Commodities News (or any successor to or substitute for such service, providing rate quotations comparable to those currently provided by such service, as determined by the Administrative Agent from time to time) at 10:15 a.m. Toronto time on such day and (ii) Term CORRA, plus 1% per annum. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index or Term CORRA shall be effective from and including the effective date of such change in the PRIMCAN Index or Term CORRA, respectively.

“Cash Equivalents” means, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iv) certificates of deposit, bank deposit products or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s and (vi) cash; provided that Cash Equivalents may include investments for which DBNTC or an Affiliate acts as offeror or provides services and receives compensation therefor.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which (A) the Parent or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body) of the Company or to direct the management policies and decisions of the Company or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the equity interests of the Company, (B) Bain Capital Private Credit or any Affiliate thereof shall cease to be the Servicer of the Company, or (C) BCPC Advisors, LP or any Affiliate thereof shall cease to be the investment advisor of the Parent.

“Charges” has the meaning specified in Section 10.12.

“CHF” means Swiss Francs.

“CIBOR Screen Rate” means, with respect to any Calculation Period relating to an Advance in DKK, the Copenhagen interbank offered rate administered by the Danish Banker’s Association (or any other Person that takes over the administration of such rate) for Danish Kroner with a tenor equal to three months as displayed on page CIBOR of the Reuters screen (or, in the event such rate does not appear on such Reuters page on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) as of 11:00 a.m. London time two business days prior to the commencement of such Calculation Period. If such rate is not available at such time for any reason, then the CIBOR Screen Rate for such Calculation Period shall be deemed to be the rate (which shall not be less than zero) at which DKK deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered in the Copenhagen interbank market in immediately available funds at such time (as determined by the Administrative Agent in its commercially reasonable discretion). Notwithstanding anything in the foregoing to the contrary, if the CIBOR Screen Rate as calculated for any purpose under this Agreement is below zero percent, the CIBOR Screen Rate will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Closing Date” means August 21, 2024.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

“Code” means The United States Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning specified in Section 8.02(a).

“Collateral Accounts” has the meaning specified in Section 8.01(a).

“Collateral Administrator” has the meaning specified in the preamble.

“Collateral Agent” has the meaning specified in the preamble.

“Collateral Principal Balance” means, on any date of determination, (A) the aggregate principal balance of the Portfolio Investments (excluding Ineligible Investments), including for this purpose the funded and unfunded balance of any Delayed Funding Term Loan or Revolving Loan, as of such date plus (B) the amounts on deposit in the Principal Collection Account and the Permitted Non-USD Currency Accounts representing Principal Proceeds as of such date (in each case including cash and Eligible Investments) minus (C) the amount of any Unfunded Exposure Shortfall as of such date.

“Collection Account” means the Interest Collection Account and the Principal Collection Account, collectively.

“Commitment Fee” has the meaning specified in Section 4.03(e).

“Company” has the meaning specified in the preamble.

“Compliance Condition” has the meaning specified in Schedule 9.

“Concentration Limitations” has the meaning specified on Schedule 5 hereto.

“Controlled Affiliate” means, with respect to the Parent, any operating entity that directly or indirectly controls or is controlled by the Parent, but excluding any special purpose subsidiary that is structured to be bankruptcy-remote.

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Risk Parties” has the meaning specified in Article VII.

“Currency Shortfall” has the meaning specified in Section 4.04(b).

“Custodial Account” has the meaning specified in Section 8.01(a).

“Daily Portfolio Holding Report” has the meaning specified in Section 8.04.

“Daily Simple SARON” means, for each day during any Calculation Period, SARON, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in consultation with the Company in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SARON” for business loans, as determined for such day at approximately 11:00 a.m., Geneva time, on the immediately preceding Business Day. Notwithstanding anything in the foregoing to the contrary, if Daily Simple SARON as calculated for any purpose under this Agreement is below zero percent, Daily Simple SARON will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Daily Simple SONIA” means, for each day during any Calculation Period, SONIA, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in consultation with the Company in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SONIA” for business loans, as determined for such day at approximately 11:00 a.m., London time, on the immediately preceding Business Day. Notwithstanding anything in the foregoing to the contrary, if Daily Simple SONIA as calculated for any purpose under this Agreement is below zero percent, Daily Simple SONIA will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Daily Simple SOFR” means for any day, SOFR, with the conventions for this rate (which will include a lookback of no more than five Business Days) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for leveraged loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible, then the Administrative Agent may establish another convention in its reasonable discretion.

“DBNTC” means Deutsche Bank National Trust Company.

“Debt-to-ARR Ratio” with respect to any Recurring Revenue Loan and any date of determination, the meaning of “Debt-to-Annualized Recurring Revenue Ratio” or any comparable definition relating to Recurring Revenue Loans (for the applicable level within the capital structure) in the Underlying Instruments for such Portfolio Investment, in each case giving effect to the netting of cash from such calculation to the extent permitted in such Underlying Instruments; provided that in the event that such term is not so defined in the Underlying Instruments for such Portfolio Investment, Debt-to-ARR Ratio will be calculated on a consolidated basis for the applicable obligor and its consolidated affiliates, without duplication, as the ratio of (a) indebtedness for borrowed money backed by such annualized recurring revenue (for the applicable level within the capital structure) to (b) annualized recurring revenue (determined in accordance with the definition of the term “Recurring Revenue Loan”) in accordance with GAAP or IFRS, as applicable, as determined by the Administrative Agent in its commercially reasonable judgement (and notified to the Collateral Administrator).

“Default” has the meaning specified in Section 1.03(c).

“Defaulted Portfolio Investment” means, as of any date of determination, any Portfolio Investment that fails to satisfy clause (5) of the Eligibility Criteria as of such date.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Advances or (ii) pay over any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Administrative Agent in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Advances under this Agreement; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s receipt of such certification in form and substance satisfactory to the Administrative Agent, or (d) has become the subject of (A) a Bankruptcy Event or (B) a Bail-In Action; provided that neither JPMCB nor any of its Affiliates shall constitute a Defaulting Lender on any date on which JPMCB or its Affiliate acts as Administrative Agent and the Lenders are comprised solely of JPMCB and/or its Affiliates.

“Delayed Funding Term Loan” means any Portfolio Investment that, as of the date of determination, (a) requires the holder thereof to make one or more future advances to the obligor under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the obligor thereunder; but any such Portfolio Investment will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or reduced to zero.

“Deliver” (and its correlative forms) means the taking of the following steps by the Company or the Servicer:

(1) in the case of Portfolio Investments, Eligible Investments and amounts deposited into a Collateral Account, by (x) causing the Securities Intermediary to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Collateral Account and (y) causing the Securities Intermediary to agree that it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by the Company;

(2) in the case of each general intangible (including any participation interest that is not, or the debt underlying which is not, evidenced by an instrument), by notifying the obligor thereunder of the security interest of the Collateral Agent; provided that the Company shall not be required to notify the obligor unless an Event of Default has occurred and is continuing or a Market Value Cure Failure shall have occurred; and provided, further, that if an Event of Default has occurred and is continuing or a Market Value Cure Failure shall have occurred and, in either case, the Company has not so notified the obligor within one (1) Business Day of request by the Administrative Agent, the Administrative Agent may so notify such obligor;

(3) in the case of Portfolio Investments consisting of instruments (the “Possessory Collateral”) that do not constitute a financial asset forming the basis of a security entitlement delivered to the Collateral Agent pursuant to clause (1) above, by causing (x) the Collateral Agent to obtain possession of such Possessory Collateral in the State of New York or another State of the United States that has adopted Articles 8 and 9 of the Uniform Commercial Code (a “UCC State”), or (y) a person other than the Company and a securities intermediary (A)(I) to obtain possession of such Possessory Collateral in a UCC State, and (II) to then authenticate a record acknowledging that it holds possession of such Possessory Collateral for the benefit of the Collateral Agent or (B)(I) to authenticate a record acknowledging that it will take possession of such Possessory Collateral for the benefit of the Collateral Agent and (II) to then acquire possession of such Possessory Collateral in a UCC State;

(4) in the case of any account which constitutes a “deposit account” under Article 9 of the UCC, and by causing the Securities Intermediary to continuously identify in its books and records the security interest of the Collateral Agent in such account and, except as may be expressly provided herein to the contrary, establishing dominion and control over such account in favor of the Collateral Agent; and

(5) in all cases, by filing or causing the filing of a financing statement with respect to such Collateral with the Secretary of State of the State of Delaware.

Notwithstanding clauses (1) and (3) above, the Company or the Servicer on its behalf shall ensure that all Portfolio Investments denominated in a Permitted Non-USD Currency and all proceeds thereof shall be deposited in or credited to the applicable Permitted Non-USD Currency Account.

“Designated Email Notification Address” means each of Credit_TreasuryTeam@baincapital.com and BCSFFinance@baincapital.com; provided that, the Company may, upon at least five (5) Business Day’s written notice to the Administrative Agent, the Collateral Administrator and the Collateral Agent, designate any other email address with respect to the Company as a Designated Email Notification Address.

“Designated Independent Broker-Dealer” means J.P. Morgan Securities LLC, provided that, so long as no Market Value Cure Failure shall have occurred and no Event of Default shall have occurred and be continuing, the Servicer may, upon at least five (5) Business Day’s written notice to the applicable Agent, designate another Independent Broker-Dealer as the Designated Independent Broker-Dealer.

“Disqualified Lender” means (a)(i) each Person identified by its complete and correct legal name on Schedule 6 as of the date hereof and (ii) subject to the consent of the Administrative Agent and to the extent that no Event of Default has occurred and is continuing at such time, each Person who is identified by its complete and correct legal name by the Company to the Administrative Agent from time to time in a supplement to Schedule 6 and (b) in the case of each Person identified pursuant to clause (a) above, any of its Affiliates that are either (x) identified in writing by their respective complete and correct legal names by the Company to the Administrative Agent from time to time or (y) known or reasonably identifiable as an Affiliate of any such Person. For the avoidance of doubt, any legal name of a Person shall be considered “complete and correct” notwithstanding (i) any change in the legal name of such Person, to the extent the new name is (x) identified in writing by the Company to the Administrative Agent from time to time or (y) known or reasonably identifiable as the new name of such Person or (ii) any variance in punctuation.

“DKK” means Danish Kroner.

“Dollar Equivalent” means, with respect to any Advance denominated in a Permitted Non-USD Currency, the amount of USD that would be required to purchase the amount of such Permitted Non-USD Currency of such Advance using the reciprocal foreign exchange rates obtained as described in clause (y) of the definition of the term Spot Rate.

“Domicile” or “Domiciled” means, with respect to any obligor with respect to a Portfolio Investment: (a) its country of organization and (b) if different than its country of organization, the country in which, in the Administrative Agent’s good faith estimate, a majority of its operations are located or from which a majority of its revenue is derived, in each case directly or through subsidiaries.

“Effective Date” has the meaning specified in Section 2.04.

“Effective Date Letter” means the letter agreement dated as of the date hereof between the Company and the Administrative Agent.

“Electronic Means” has the meaning specified in Section 10.02.

“Eligibility Criteria” means the eligibility criteria set forth in Schedule 4.

“Eligible Currency” means USD and each Permitted Non-USD Currency.

“Eligible Investments” has the meaning specified in Section 4.01.

“Eligible Jurisdiction” means the United States (or any State thereof), Canada, the United Kingdom, Australia, Norway, New Zealand, Switzerland, Israel and any country within the European Economic Area (other than Romania, Bulgaria, Cyprus and Malta).

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Enforcement Priority of Payments” has the meaning specified in Section 4.03(i).

“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder by the United States Department of Labor, as from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412, 430 or 431 of the Code).

“ERISA Event” means that (1) the Company has underlying assets which constitute “plan assets” under the Plan Asset Rules, (2) the Company sponsors, maintains, contributes to or is required to contribute to any Plan, or (3) the Company incurs a liability with respect to any Plan sponsored, maintained or contributed to by an ERISA Affiliate which, with respect to this clause (3), would reasonably be expected to have a Material Adverse Effect (it being understood that the assertion of any claim relating to any such Plan against the Company shall constitute a Material Adverse Effect).

“EUR”, “Euros” and “€” mean the lawful currency of each state so described in any EMU Legislation introduced in accordance with the EMU Legislation.

“EURIBOR” means, for each Calculation Period relating to an Advance in EUR, the Euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) displayed on Reuters Screen EURIBOR01 on the Bloomberg Financial Markets Commodities News (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in the EUR in the Euro Zone) at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period, as the rate for EUR deposits with a maturity of three months. If such rate is not available at such time for any reason, then EURIBOR for such Calculation Period shall be the rate (which shall not be less than zero) at which EUR deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered by the principal Brussels office of the Administrative Agent in immediately available funds in the Euro Zone interbank market at approximately 11:00 a.m., Brussels time, two (2) Business Days prior to the commencement of such Calculation Period. Notwithstanding anything in the foregoing to the contrary, if EURIBOR as calculated for any purpose under this Agreement is below zero percent, EURIBOR will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Events of Default” has the meaning specified in Article VII.

“Excess Concentration Amount” means, as of any date of determination, the sum, without duplication, of the Market Value of the portion of each Portfolio Investment, if any, that is in excess of any Concentration Limitations. If multiple Portfolio Investments are in excess of the Concentration Limitations, then from those Portfolio Investments, the Company (or the Servicer on its behalf) may select the Portfolio Investments (or portions thereof) to be counted above; provided, further, that, absent a selection by the Company or the Servicer, Portfolio Investments (or portions thereof) with the lowest Market Values (as determined by the Administrative Agent in its reasonable discretion) shall be counted above until the Concentration Limitations are satisfied.

“Excess Interest Proceeds” means, at any time of determination, the excess of (1) amounts then on deposit in the Collateral Accounts representing Interest Proceeds over (2) the projected amount required to be paid pursuant to Section 4.03(h) and (i) on the next Payment Date or the Maturity Date, as applicable, in each case, as determined by the Company in good faith and in a commercially reasonable manner and verified by the Administrative Agent (which verification shall be deemed to be given upon the written confirmation of the Administrative Agent to a Permitted Distribution) (and, in connection with a Permitted Distribution or Permitted Tax Distribution, after giving effect to accrued and unpaid interest on the Advances payable on the next Payment Date) pursuant to Section 4.03(g).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, its applicable lending office (or relevant office for receiving payments from or on account of the Company or making funds available to or for the benefit of the Company) located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. withholding Taxes imposed on amounts payable to or for the account of such Recipient that are or would be required to be withheld pursuant to a law in effect on the date on which (i) such Recipient acquires an interest in the Financing Commitment or Advance or becomes an Agent or (ii) such Recipient changes its office for receiving payments by or on account of the Company or making funds available to or for the benefit of the Company, except in each case to the extent that, pursuant to Section 3.03, amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Recipient immediately before it changed its office for receiving payments by or on account of the Company or making funds available to or for the benefit of the Company, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.03(f), and (d) any Taxes imposed under FATCA.

“Expense Cap” means $150,000 for any 12-month period.

“Facility Reduction” has the meaning specified in Section 4.07(c).

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version of such Sections), any current or future regulations or official interpretations thereof, intergovernmental agreements thereunder, any fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to such intergovernmental agreements, similar or related non-U.S. laws that correspond to Sections 1471 to 1474 of the Code, and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it; provided that, in the event that the rate resulting from the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be the zero for purposes of this Agreement.

“Final Approval Request” has the meaning specified in Section 1.02(a).

“Financing Commitment” has the meaning specified in Section 2.01.

“Financing Documents” has the meaning specified in Section 8.01(a)(ii).

“Financing Limit” has the meaning specified on the Transaction Schedule.

“Financing Providers” has the meaning specified in the preamble.

“Financings” has the meaning specified in the preamble.

“First Lien Loan” means a Portfolio Investment (i) that is not (and cannot by its terms become) subordinate in right of payment to any obligation of the obligor thereof (other than a Permitted Working Capital Facility) in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, (ii) that is secured by a pledge of collateral, which security interest is validly perfected and first priority (subject to liens for Taxes or regulatory charges and any other liens permitted under the related Underlying Instruments that are reasonable and customary for similar loans and liens securing a Permitted Working Capital Facility) under Applicable Law and (iii) the Servicer determines in good faith that the value of the collateral securing the loan (including based on enterprise value) on or about the time of origination or acquisition by the Company equals or exceeds the outstanding principal balance thereof plus the aggregate outstanding balances of all other loans of equal or higher seniority secured by the same collateral.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FX Transactions” has the meaning specified in Section 9.02(m).

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by the Company.

“GBP” and “£” mean British Pounds.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“IFRS” means the international financial reporting standards of the International Accounting Standards Board (or any successor organization) in the effect from time to time.

“Indebtedness” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (other than ordinary trade payables); (v) all indebtedness secured by any lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; and (ix) any liability of such Person for an obligation of another through any contractual obligation (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above. Notwithstanding the foregoing, “Indebtedness” shall not include (a) a commitment arising in the ordinary course of business to purchase a future Portfolio Investment in accordance with the terms of this Agreement or (b) indebtedness of the Company on account of the sale by the Company of the first out tranche of any Portfolio Investment that arises solely as an accounting matter under ASC 860; provided that such indebtedness (i) is nonrecourse to the Company and (ii) would not represent a claim against the Company in a bankruptcy, insolvency or liquidation proceeding of the Company, in each case in excess of the amount sold or purportedly sold.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Company under this Agreement and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).

“Independent Broker-Dealer” has the meaning set forth in Annex A.

“Ineligible Investment” means any Portfolio Investment that fails at any time to satisfy the Eligibility Criteria; provided that with respect to any Initial Loans for which the Administrative Agent has waived one or more of the criteria set forth on Schedule 4, the Eligibility Criteria with respect to such Portfolio Investment shall be deemed not to include such waived criteria at any time after such waiver and such Portfolio Investment shall not be considered an “Ineligible Investment” by reason of its failure to meet such waived criteria; provided further that, for purposes of clauses (6) and (13) of the Eligibility Criteria only, any such failure with respect to a Portfolio Investment will be determined solely at the time of Origination or Purchase thereof, as applicable, by the Company; provided further that any Participation Interest that has not been elevated to an absolute assignment on or prior to the 60th calendar day (or, if the Administrative Agent determines in its reasonable discretion that the Company is diligently pursuing such assignment within such 60 calendar day period and has been unable to do so, the 90th calendar day) following the Effective Date shall constitute an Ineligible Investment until the date on which such elevation has occurred.

“Information” means (i) the Loan Documents and the details of the provisions thereof and (ii) all information received from the Company or any Affiliate thereof relating to the Company or its business or any obligor in respect of any Portfolio Investment in connection with the transactions contemplated by this Agreement.

“Initial Approval Request” has the meaning specified in Section 1.02(a).

“Initial Loans” has the meaning specified in the preamble.

“Instruction” has the meaning specified in Section 10.02.

“Interest Collection Account” has the meaning specified in Section 8.01(a).

“Interest MV Cure Account” has the meaning specified in Section 8.01(a).

“Interest Priority of Payments” has the meaning specified in Section 4.03(g).

“Interest Proceeds” means all payments of interest received by the Company in respect of the Portfolio Investments and Eligible Investments (in each case other than accrued interest purchased by the Company, but including proceeds received from the sale of interest accrued after the date on which the Company acquired the related Portfolio Investment), all other payments on the Eligible Investments (other than principal payments received on Eligible Investments purchased with Principal Proceeds) and all payments of fees and other similar amounts received by the Company or deposited into any of the Collateral Accounts (including unused commitment fees, facility fees, late payment fees, prepayment premiums, amendment fees and waiver fees, but excluding syndication or other up-front fees and administrative agency or similar fees); provided, however, that, for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the Unfunded Exposure Account, the Interest MV Cure Account, the Principal MV Cure Account, or used to cash collateralize the Unfunded Exposure Amount in respect of Portfolio Investments denominated in any Permitted Non-USD Currency deposited in the Permitted Non-USD Currency Accounts or any proceeds therefrom.

“Investment” means (a) the purchase of any debt or equity security of any other Person, or (b) the making of any loan or advance to any other Person, or (c) becoming obligated with respect to Indebtedness of any other Person.

“IRS” means the United States Internal Revenue Service.

“JPMCB” has the meaning specified in the preamble.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in Section 2.01.

“Lender Fee Letter” means each letter agreement entered into by and among the Company, the Administrative Agent and a Lender in connection with the transactions contemplated by this Agreement and setting forth, inter alia, the fees payable to such Lender hereunder, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof.

“Lender Letter Agreement” means any letter agreement entered into by and between a Lender and the Administrative Agent (with a copy delivered to the Company) in connection with the transactions contemplated by this Agreement and setting forth, inter alia, specified rights and obligations of such Lender and/or the Administrative Agent, as amended, modified, supplemented, restated or replaced from time to time in accordance with the terms thereof (so long as copies of such amendments, modifications, supplements, restatements or replacements are delivered to the Company).

“Leverage Ratio” with respect to any Portfolio Investment, the meaning of “Leverage Ratio” (for such applicable lien or level within the capital structure) or any comparable definition relating to indebtedness in the Underlying Instruments for such Portfolio Investment; provided that in the event that such term is not so defined in the Underlying Instruments for such Portfolio Investment, Leverage Ratio will be construed on a consolidated basis without duplication in accordance with GAAP or IFRS, as applicable.

“Lien” means any lien, security interest, mortgage, pledge, hypothecation, encumbrance, preference, priority, preferential arrangement, charge, or adverse claim, in each case securing the payment of obligations.

“Loan Assignment Agreement” has the meaning specified in Section 8.01(a).

“Loan Documents” means this Agreement, each Sale Agreement, the Administrative Agency Fee Letter, the Effective Date Letter, any Assignment and Assumption, any Lender Fee Letter and any agreements entered into in connection herewith by the Company with or in favor of the Bank (in any of its capacities hereunder), the Administrative Agent and/or the Lenders, including any amendments, modifications or supplements thereto or waivers thereof, UCC filings and any certificates prepared in connection with this Agreement.

“LTV Ratio” means, on any date of determination, an amount (expressed as a percentage) equal to (A)(i) the principal amount of the then outstanding Advances (inclusive of Advances that have been requested for any outstanding Purchase Commitments which have traded but not settled) and the accrued but unpaid interest payable on the Advances minus (ii) the amounts then on deposit in the Collateral Accounts (including cash and Eligible Investments, but excluding amounts on deposit in the Unfunded Exposure Account (or the applicable Permitted Non-USD Currency Account in respect of such Unfunded Exposure Amounts relating to Portfolio Investments denominated in a Permitted Non-USD Currency) and Principal Proceeds that have been designated to pay a portion of the purchase price in respect of any Purchase Commitments which have traded but not settled) plus (iii) the Unfunded Exposure Shortfall divided by (B) the Net Asset Value.

“Maintenance LTV Ratio” means 70.0%.

“Margin Stock” has the meaning set forth under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into “Margin Stock”.

“Market Value” means, on any date of determination, with respect to any Portfolio Investment, the market value of such Portfolio Investment as assigned and determined by the Administrative Agent in accordance with Schedule 9.

“Market Value Cure” means, on any date of determination, (i) the contribution by the Parent of additional Portfolio Investments (subject to the approval by the Administrative Agent pursuant to Section 1.02) and the Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof, (ii) the contribution of cash to the Company (which shall be deposited in the Principal MV Cure Account) or additional Eligible Investments to the Company and the pledge and Delivery thereof by the Company to the Collateral Agent pursuant to the terms hereof, (iii) the prepayment by the Company of an aggregate principal amount of Advances (together with accrued and unpaid interest thereon but otherwise without penalty or premium), (iv) the sale of Portfolio Investments in accordance with Section 1.04 or (v) any combination of the foregoing clauses (i), (ii), (iii) or (iv), in each case during the Market Value Cure Period and in an amount such that the Compliance Condition is satisfied. In connection with any Market Value Cure, a Portfolio Investment shall be deemed to have been sold by the Company if there has been a valid, binding and enforceable contract for the assignment of such Portfolio Investment and, in the reasonable judgment of the Company, such assignment will settle within fifteen (15) calendar days (or, if, in the reasonable discretion of the Administrative Agent, the Company has used commercially reasonable efforts to settle within such fifteen (15) calendar day period and has been unable to do so, thirty (30) calendar days or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date thereof. The Company shall use its best efforts to effect any such assignment within such time period.

“Market Value Cure Extension Period” has the meaning set forth in the definition of “Market Value Cure Extension Request”.

“Market Value Cure Extension Request” means a written request from the Company satisfactory to the Administrative Agent in its sole discretion requesting to extend the Market Value Cure Period by an additional eight (8) Business Days (such period the “Market Value Cure Extension Period”) and proposing a Market Value Cure Plan.

“Market Value Cure Failure” means (x) the occurrence of each of (i) the inability of the Company to demonstrate in writing to the Administrative Agent (which determination may be accepted or not accepted in the sole discretion of the Administrative Agent), prior to the end of the applicable Market Value Cure Period, that a determination made by the Administrative Agent that a Market Value Event has occurred is no longer accurate (whether due to an increase in the Net Asset Value during the Market Value Cure Period or otherwise) and (ii) the failure by the Company to effect a Market Value Cure as set forth in the definition of such term or (y) if in connection with any Market Value Cure, a Portfolio Investment sold shall fail to settle within fifteen (15) calendar days (or, if, in the reasonable discretion of the Administrative Agent, the Company has used commercially reasonable efforts to settle within such fifteen (15) calendar day period and has been unable to do so, thirty (30 calendar days)) thereof or in such longer period as may be agreed to by the Administrative Agent in its sole discretion.

“Market Value Cure Period” means the period commencing on the Business Day on which the Administrative Agent notifies the Company of the occurrence of a Market Value Event (which notice shall be given by the Administrative Agent prior to 2:00 p.m., New York City time, on any Business Day, and if not given by such time, such notice shall be deemed to have been given on the next succeeding Business Day) and ending at (x) 5:00 p.m., New York City time, on the date that is two (2) Business Days thereafter or (y) such later date and time as may be agreed to by the Administrative Agent in its sole discretion; provided that the Market Value Cure Period may be extended if (i) the Company has delivered a Market Value Cure Extension Request satisfactory to the Administrative Agent it its sole discretion to extend the Market Value Cure Period by the Market Value Cure Extension Period and (ii) on each day in such Market Value Cure Extension Period, the Company has delivered a Market Value Cure Plan Status Confirmation; provided, further, that, if on any date during the Market Value Cure Extension Period, the Market Value Cure Plan Status Confirmation is not satisfactory to the Administrative Agent in its sole discretion, a Market Value Cure Failure will be deemed to have occurred on such date.

“Market Value Cure Plan” means a proposal by a senior officer of the Company of steps to effect a Market Value Cure, which plan may include: contribution of capital from an Affiliate of the Company, prospective sales of Portfolio Investments, timing of sales of Portfolio Investments, prospective purchasers of Portfolio Investments, indicative pricing for Portfolio Investments, and timing of Portfolio Investment proceeds expected to be received during the Market Value Cure Extension Period.

“Market Value Cure Plan Status Confirmation” means, for each Business Day during the Market Value Cure Extension Period, a status update provided by a senior officer of the Company regarding the progress of the stated Market Value Cure Plan activities and any further information reasonably requested by the Administrative Agent in connection with achieving a Market Value Cure.

“Market Value Event” means the notification in writing by the Administrative Agent to the Company and the Servicer that it has determined that as of any date the LTV Ratio is greater than the Maintenance LTV Ratio.

“Material Adverse Effect” has the meaning specified in Section 6.01(m).

“Material Amendment” has the meaning specified in Section 10.07(c).

“Maturity Date” means the date that is the earliest of (1) the Scheduled Termination Date set forth on the Transaction Schedule, (2) the date on which the Secured Obligations become due and payable following the occurrence of an Event of Default under Article VII, (3) the date on which the Advances are repaid in full pursuant to Section 4.03(c)(ii) and (4) the date after a Market Value Cure Failure occurs on which all Portfolio Investments have been sold and the proceeds therefrom have been received by the Company.

“Maximum Rate” has the meaning specified in Section 10.12.

“Mezzanine Obligation” means an obligation which is unsecured, subordinated debt of the obligor.

“Minimum Facility Amount” means the lower of (a) the then-current Financing Commitment and (b) the amount set forth in the table below.

Period Start Date (from and including)	Period End Date (to but excluding)	Minimum Facility Amount (% of Financing Commitments)
Effective Date	The date that is 3 months after the Effective Date	25% of Financing Commitment prior to giving effect to the Scheduled Financing Commitment Increase

The date that is 3 months after the Effective Date	The date that is 6 months after the Effective Date	55% of Financing Commitment prior to giving effect to the Scheduled Financing Commitment Increase

The date that is 6 months after the Effective Date	The date that is 9 months after the Effective Date	52.5% of Financing Commitment giving effect to the Scheduled Financing Commitment Increase

The date that is 9 months after the Effective Date	Last day of the Reinvestment Period	70% of Financing Commitment giving effect to the Scheduled Financing Commitment Increase

“Nationally Recognized Valuation Provider” means Houlihan Lokey, Inc., Lincoln International LLC, Murray Devine, Valuation Research Corporation, FTI Consulting, Duff & Phelps and any other entity providing professional asset valuation services that is mutually agreed by the Administrative Agent and the Servicer.

“Net Asset Value” means, on any date of determination, the sum of the Market Value (expressed as a percentage of par) of each Portfolio Investment (both owned and in respect of which there are outstanding Purchase Commitments which have traded but not settled) in the Portfolio other than the unfunded commitment amount of the Delayed Funding Term Loan or a Revolving Loan multiplied by the funded principal amount of such Portfolio Investment; provided that (x) any Ineligible Investment or (y) any Portfolio Investment (for the avoidance of doubt, other than a Participation Interest) which has traded but not settled within fifteen (15) Business Days (or such longer period of time agreed to by the Administrative Agent in its sole discretion) from the related Trade Date shall be excluded from the calculation of the Net Asset Value and assigned a value of zero for such purposes until the occurrence of the related settlement date (it being understood that any Principal Proceeds identified to be applied to the purchase price of such Portfolio Investment shall be included in Net Asset Value at any time during which the value of Portfolio Investment is zero pursuant to this proviso); provided, further, that the Excess Concentration Amount shall be subtracted from the Net Asset Value; provided, further that, if the trade date for the sale of a Portfolio Investment by the Company has occurred, the related settlement date has not occurred and the Administrative Agent has received satisfactory evidence that such trade has been entered into (which evidence shall include the sale price), the Market Value of such Portfolio Investment shall be deemed to be such sale price.

“NOK” means Norwegian Kroner.

“NOK Screen Rate” means, with respect to any Calculation Period relating to an Advance in NOK, the Norwegian Interbank Offered rate administered by Finance Norway (Finans Norge) (or any other person which takes over the administration of that rate) for NOK for deposits with a maturity of three months as displayed on the Reuters screen page that displays such rate (or, in the event such rate does not appear on such page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion) as of 11:00 a.m. London time two business days prior to the commencement of such Calculation Period. If such rate is not available at such time for any reason, then the NOK Screen Rate for such Calculation Period shall be deemed to be the rate (which shall not be less than zero) at which NOK deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered in the Oslo interbank market in immediately available funds at such time (as determined by the Administrative Agent in its commercially reasonable discretion). Notwithstanding anything in the foregoing to the contrary, if the NOK Screen Rate as calculated for any purpose under this Agreement is below zero percent, the NOK Screen Rate will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Non-Call Period End Date” means the earlier of (i) the date on which a Non-Call Termination Event occurs and (ii) the date occurring eighteen (18) calendar months following the Effective Date.

“Non-Call Termination Event” has the meaning set forth in Annex A.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0.0%, such rate shall be deemed to be 0.0% for purposes of this Agreement.

“NZD” means New Zealand Dollars.

“Origination” has the meaning specified in Section 1.01.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document).

“Other Plan Law” means any federal, state, local or other law or regulation that could cause the underlying assets of the Company to be treated as assets of any governmental, church, non-U.S. or other benefit plan (other than a Plan).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment, grant of a participation, designation of a new office for receiving payments by or on account of a Recipient (other than an assignment pursuant to Section 3.04(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent” means Bain Capital Private Credit.

“Partial Deferrable Obligation” has the meaning specified in Schedule 4.

“Participant” has the meaning specified in Section 10.07(c).

“Participant Register” has the meaning specified in Section 10.07(d).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Participation Agreement” has the meaning specified in Section 8.01(a)(ii).

“Participation Interest” means a participation interest in a Loan.

“Payment” has the meaning set forth in Section 10.14(c)(i).

“Payment Date” means, subject to Annex A, with respect to any Calculation Period, each April 15th, July 15th, October 15th and January 15th beginning October 15, 2024; provided that whenever any payment to be made hereunder shall be stated to be due on a day that is not an Agent Business Day, such payment shall be made on the next succeeding Agent Business Day.

“Payment Date Report” has the meaning specified in Section 4.03(i).

“Payment Notice” has the meaning set forth in Section 10.14(c)(ii).

“Permitted Distribution” means distributions of (x) Interest Proceeds or proceeds of Advances and/or (y) following the Ramp-Up Period and during the Reinvestment Period only, Principal Proceeds in connection with any Restricted Payment, in each case pursuant to (a) the Priority of Payments or (b) Section 4.03(j); provided that (x) Interest Proceeds may be distributed pursuant to this definition only to the extent of available Excess Interest Proceeds and (y) no such Restricted Payment shall constitute a Permitted Distribution unless, immediately prior thereto and after giving effect thereto (i) the Compliance Condition is satisfied, (ii) no Event of Default or Default shall have occurred and be continuing, (iii) no

Market Value Cure Failure shall have occurred and (iv) if such Permitted Distribution occurs on a date that is not a Payment Date, the Company believes in good faith that there will be sufficient funds to make the payments contemplated by Sections 4.03(g)(A) and 4.03(g)(B) as of the next Payment Date; provided, further that (x) there shall be no more than eight (8) Permitted Distributions during any Calculation Period, (y) unless a Permitted Distribution occurs on a Payment Date, the Company (or the Servicer on its behalf) shall provide the Administrative Agent, the Collateral Agent and the Collateral Administrator not less than two (2) Business Days’ prior written notice (including via email) of such Permitted Distribution and (z) no Permitted Distribution occurring after the Reinvestment Period may include Principal Proceeds except in connection with a Ratable Distribution meeting the requirements of this Agreement. Nothing in this definition shall limit the right of the Company to make a Permitted Tax Distribution or a Ratable Distribution (so long as, in the case of a Ratable Distribution, conditions (i), (ii) and (iii) set forth in clause (y) of the first proviso in this definition are satisfied).

“Permitted Lien” means (i) any Lien created by this Agreement or the other Loan Documents, (ii) any Lien for Taxes not yet due and payable, or the amount or validity of which is being contested by appropriate proceedings and for which appropriate reserves are maintained in accordance with GAAP, (iii) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies, and (iv) any Lien under any of the Underlying Instruments related to a Portfolio Investment (including pursuant to any intercreditor agreement, “agreement among lenders” or similar agreements or any purchase option contained therein).

“Permitted Non-USD Currency” means AUD, CAD, EUR, GBP, CHF, DKK, NOK, NZD and SEK.

“Permitted Non-USD Currency Account Opening Notice” has the meaning specified in Section 8.01(a).

“Permitted Non-USD Currency Equivalent” means, with respect to any amount in USD, the amount of any Permitted Non-USD Currency that could be purchased with such amount of USD using the reciprocal foreign exchange rate(s) obtained as described in the definition of the term Spot Rate.

“Permitted Non-USD Currency Accounts” means, collectively, the accounts established by the Securities Intermediary in respect of each Permitted Non-USD Currency and set forth in the Transaction Schedule for the deposit of Interest Proceeds, Principal Proceeds and funds in such Permitted Non-USD Currency used to cash collateralize the Unfunded Exposure Amount in respect of Portfolio Investments denominated in such Permitted Non-USD Currency and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Permitted Tax Distribution” means distributions to the Parent to the extent required to allow the Parent to make sufficient distributions to qualify as a regulated investment company, and to otherwise eliminate federal or state income or excise taxes payable by the Parent in or with respect to any taxable year of the Parent (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Parent shall not exceed 115% of the amounts that the Company would have been required to distribute to the Parent to: (i) allow the Company to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Company’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto), and (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Company’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code

(or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Company had qualified to be taxed as a regulated investment company under the Code and (B) amounts may be distributed pursuant to this definition only from (x) Interest Proceeds and (y) during the Reinvestment Period only, Principal Proceeds and proceeds of Advances, in each case, so long as (i) no Market Value Event has occurred (or will occur after giving effect to such Permitted Tax Distribution), (ii) the Compliance Condition is satisfied and will occur after given effect to such Permitted Tax Distribution, (iii) the Company gives at least two (2) Business Days prior notice thereof to the Administrative Agent, the Collateral Agent and the Collateral Administrator and (iv) if any such Permitted Tax Distributions are made after the occurrence and during the continuance of an Event of Default, the amount of Permitted Tax Distributions made in any 90 calendar day period shall not exceed U.S.$1,500,000.

“Permitted Working Capital Facility” means a revolving lending facility or “first out” tranche secured on a first lien basis by all or a portion of the assets of the related obligor, the obligor’s Leverage Ratio in respect of which (determined based on the aggregate funded amount thereof to EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date for which financial statements are available (as calculated in accordance with the related Underlying Instruments)) does not exceed 1.0x (or such larger ratio as the Administrative Agent may agree in its sole discretion).

“Person” means any natural person, corporation, partnership, trust, limited liability company, association, Governmental Authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) that is subject to Section 412 of the Code or Title IV of ERISA.

“Plan Asset Rules” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations or any successor regulations, as modified by Section 3(42) of ERISA, and the rules and regulations thereunder.

“Portfolio” has the meaning specified in Section 1.01.

“Portfolio Investments” has the meaning specified in the preamble.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Collection Account” has the meaning specified in Section 8.01(a).

“Principal MV Cure Account” has the meaning specified in Section 8.01(a).

“Principal Priority of Payments” has the meaning specified in Section 4.03(h).

“Principal Proceeds” means all amounts received by the Company with respect to the Portfolio Investments or any other Collateral, and all amounts otherwise on deposit in the Collateral Accounts, including cash contributed to the Company, but excluding (i) Interest Proceeds and amounts on deposit in the Interest MV Cure Account, the Unfunded Exposure Account or the Permitted Non-USD Currency Accounts used to cash collateralize the Unfunded Exposure Amount in respect of Portfolio Investments denominated in any Permitted Non-USD Currency and (ii) any amounts received as syndication, upfront or similar fees in connection with any Portfolio Investment.

“Priority of Payments” has the meaning specified in Section 4.03(i).

“Proceedings” has the meaning specified in Section 10.09(b).

“Proceeds Collection Account” has the meaning specified in Section 8.01(a).

“Purchase” has the meaning specified in Section 1.01.

“Purchase Commitment” has the meaning specified in Section 1.02(a).

“Ramp-Up Period” means the period commencing on the Effective Date and ending on (but excluding) February 21, 2025.

“Ratable Distribution” means, for any relevant application of Principal Proceeds (1) 90% of such Principal Proceeds to the payment of principal on the Advances and (2) 10% of such Principal Proceeds to the payment of Permitted Distributions.

“Recipient” means any Agent and any Lender, as applicable.

“Recurring Revenue Loan” means a Loan underwritten based on the definition of “annualized recurring revenue” (or an equivalent term) in the Underlying Instruments, or if no such definition exists in such Underlying Instruments, all recurring maintenance, service, support, hosting, subscription and other revenues identified by the Servicer, including, without limitation, software as a service subscription revenue, and designated as a Recurring Revenue Loan by the Administrative Agent in connection with its initial approval (or deemed approval, in the case of the Initial Loans) of such Loan in accordance with the Agreement.

“Reference Rate” means (i) with respect to Advances denominated in USD and related calculations, the Term SOFR Rate, (ii) with respect to Advances denominated in CAD and related calculations, Term CORRA, (iii) with respect to Advances denominated in GBP and related calculations, Daily Simple SONIA, (iv) with respect to Advances denominated in EUR and related calculations, EURIBOR, (v) with respect to Advances denominated in AUD and related calculations, the AUD Screen Rate, (vi) with respect to Advances denominated in SEK and related calculations, the STIBOR Screen Rate, (vii) with respect to Advances denominated in CHF and related calculations, Daily Simple SARON, (viii) with respect to Advances denominated in NZD, the BKBM Screen Rate, (ix) with respect to Advances denominated in NOK and related calculations, the NOK Screen Rate and (x) with respect to Advances denominated in DKK and related calculations, the CIBOR Screen Rate. The applicable Reference Rate shall be determined by the Administrative Agent (and notified to the Collateral Agent and the Collateral Administrator in writing), and such determination shall be conclusive absent manifest error.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m., Chicago time, two (2) Business Days preceding the date of such setting and (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning specified in Section 3.01(c).

“Reinvestment Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, the earliest of (i) August 21, 2027, (ii) the date on which a Market Value Cure Failure occurs, and (iii) the Maturity Date.

“Related Parties” has the meaning specified in Section 9.01.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Advances denominated in USD, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Advances denominated in any Permitted Non-USD Currency, (a) the central bank for the currency in which such Benchmark Replacement is denominated or any central bank or other supervisor which is responsible for supervising either (1) such Benchmark Replacement or (2) the administrator of such Benchmark Replacement or (b) any working group or committee officially endorsed or convened by (1) the central bank for the currency in which such Benchmark Replacement is denominated, (2) any central bank or other supervisor that is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement, (3) a group of those central banks or other supervisors or (4) the Financial Stability Board or any part thereof.

“Required Financing Providers” means (a) JPMCB and its Affiliates and their respective successors in interest (in each case, so long as such Person is a Financing Provider hereunder) and (b) the other Financing Providers (other than any Defaulting Lender), if any, holding, together with the Persons set forth in clause (a) above, 50.1% or more of the sum of (i) the aggregate principal amount of the outstanding Advances (other than outstanding Advances of Defaulting Lenders excluded pursuant to this clause (b)) plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments (other than outstanding Advances of Defaulting Lenders excluded pursuant to this clause (b)).

“Responsible Officer” means (i) with respect to the Collateral Agent, the Securities Intermediary or the Collateral Administrator, any director, vice president, assistant vice president, associate or other officer within the corporate trust office (or any successor group’s corporate trust office) including any officer to whom any corporate trust matter is referred at the corporate trust office because of such person’s knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction. and (ii) with respect to the Administrative Agent, any officer of the Administrative Agent to whom any matter relating hereto is referred, in each case, because of such person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this Agreement.

“Restricted Payment” means (i) any distribution, direct or indirect, on account of any shares or other equity interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares or other equity interests in the Company now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in the Company now or hereafter outstanding.

“Restricted Security” means any security that forms part of a new issue of publicly issued securities (a) with respect to which an affiliate of any Financing Provider that is a “broker” or a “dealer”, within the meaning of the Securities Exchange Act of 1934, participated in the distribution as a member of a selling syndicate or group within thirty (30) days of the proposed purchase by the Company and (b) that the Company proposes to purchase from any such affiliate of any Financing Provider.

“Revolving Loan” means any Portfolio Investment (including funded and unfunded portions of revolving credit lines) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the obligor by a creditor, but any such Portfolio Investment will be a Revolving Loan only until all commitments by the holders thereof to make advances to the obligor thereon expire or are terminated or are irrevocably reduced to zero.

“Sale Agreement” has the meaning specified in the preamble.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive or territory-wide Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and the Crimea region of Ukraine).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority, (b) any Person organized or resident in a Sanctioned Country, (c) any Person operating in a Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions, (d) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a), (b) or (c), or (e) any Person otherwise the subject of Sanctions.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or any other relevant sanctions authority.

“Scheduled Financing Commitment Increase” means, subject to the satisfaction of the Scheduled Financing Commitment Increase Conditions, the increase in the Financing Commitment by U.S.$50,000,000 to occur on the Scheduled Financing Commitment Increase Date.

“Scheduled Financing Commitment Increase Date” means February 21, 2025.

“Scheduled Financing Commitment Increase Conditions” means, with respect to the Scheduled Financing Commitment Increase, (i) certification (which may be by email) by the Servicer that as of the date of such Scheduled Financing Commitment Increase, each of the following conditions is satisfied:

(1) no Market Value Event has occurred;

(2) no Event of Default or Default has occurred and is continuing;

(3) the Reinvestment Period has not otherwise ended;

(4) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Scheduled Financing Commitment Increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date;

(ii) the Company shall have paid to the Administrative Agent on the Effective Date the applicable amount set forth in the Effective Date Letter; and

(iii) the Administrative Agent confirms that the conditions set forth in clause (i)(1) through (i)(4) above are satisfied on and as of the Scheduled Financing Commitment Increase Date.

“Secured Obligations” has the meaning specified in Section 8.02(a).

“Secured Parties” has the meaning specified in Section 8.02(a).

“Securities Intermediary” has the meaning specified in the preamble.

“SEK” means Swedish Kroner.

“Seller” has the meaning specified in the preamble.

“Servicer” has the meaning specified in the preamble.

“Servicing Fee” has the meaning set forth in Annex A.

“Settlement Date” has the meaning specified in Section 1.03.

“Similar Law” means any federal, state, local, non-U.S. or other law or regulation that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

“SOFR” means the Secured Overnight Financing Rate.

“Solvent” means, with respect to any entity, that as of the date of determination, both (i) (a) the sum of such entity’s debt (including contingent liabilities) does not exceed the present fair saleable value of such entity’s present assets; (b) such entity’s capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement or on the Effective Date; and (c) such entity has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) such entity is “solvent” within the meaning given that term and similar terms under laws applicable to it relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website.

“SONIA Administrator” means The Bank of England (or a successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Transaction” means any private placement bond issuance or capital markets transaction that is managed by Bain Capital Private Credit or one of its affiliates and consented to by the Administrative Agent in its sole discretion.

“Spot Rate” means, as of any date of determination and with respect to any then-current Permitted Non-USD Currency, (x) with respect to actual currency exchange between USD and a Permitted Non-USD Currency, the applicable currency-USD rate available through the Collateral Agent’s or its Affiliate’s banking facilities (or, if the Collateral Agent has notified the Administrative Agent and the Company that it will no longer provide such services or if the Collateral Agent or one of its Affiliates is no longer the Collateral Agent or if directed by the Company, through such other source agreed to by the Administrative Agent in writing) at the time of such exchange or calculation and (y) with respect to all other purposes between USD and any Permitted Non-USD Currency (including without limitation, for purposes of reporting and calculations hereunder), the applicable currency-USD spot rate that appeared on the BFIX page of Bloomberg Professional Service (or any successor thereto) (or such other recognized service or publication selected by the Administrative Agent for purposes of determining currency spot rates in the ordinary course of its business from time to time) for such currency at 5:00 p.m. New York City time on the immediately preceding Business Day, as determined by the Administrative Agent (with written notice to the Collateral Agent and the Collateral Administrator). The determination of the Spot Rate shall be conclusive absent manifest error.

“STIBOR Screen Rate” means, with respect to any Calculation Period relating to an Advance in SEK, the Stockholm interbank offered rate administered by the Swedish Bankers’ Association ( or any other person that takes over the administration of that rate) for deposits in Swedish Kroner with a term equal to three months as displayed on the Reuters screen page that displays such rate (or, in the event such rate does not appear on such Reuters page, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion) as of 11:00 a.m. London time two business days prior to the commencement of such Calculation Period. If such rate is not available at such time for any reason, then the STIBOR Screen Rate for such Calculation Period shall be deemed to be the rate (which shall not be less than zero) at which SEK deposits in an amount corresponding to the amount of such Advance and for the applicable maturity are offered in the Stockholm interbank market in immediately available funds at such time (as determined by the Administrative Agent in its commercially reasonable discretion)Notwithstanding anything in the foregoing to the contrary, if the STIBOR Screen Rate as calculated for any purpose under this Agreement is below zero percent, the STIBOR Screen Rate will be deemed to be zero percent for such purpose until such time as it exceeds zero percent again.

“Structured Finance Obligation” means any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any obligor, including collateralized debt obligations and mortgage-backed securities.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“Synthetic Security” means a security or swap transaction, other than a participation interest or a letter of credit, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.

“TARGET2 Settlement Day” means any day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET2) system is open.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term CORRA” means, for each Calculation Period relating to an Advance denominated in CAD, the Term CORRA Reference Rate for a tenor of three (3) months, as such rate is published by the Term CORRA Administrator on the Term CORRA Determination Date for such Calculation Period; provided, however, that if as of 1:00 p.m. (Toronto time) on the Term CORRA Determination Date the Term CORRA Reference Rate for such tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator; provided, further, that, in the event that the rate resulting from “Term CORRA” shall be less than zero, such rate shall be deemed to be the zero for purposes of this Agreement.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Determination Date” means, with respect to each Calculation Period, the day that is two (2) Business Days prior to the first day of such Calculation Period.

“Term CORRA Reference Rate” the forward-looking term rate based on CORRA.

“Term SOFR Rate” means, for each Calculation Period relating to an Advance denominated in USD, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such Calculation Period for rates with a tenor of three months, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), for each Calculation Period relating to an Advance denominated in USD, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR; provided that if the Term SOFR Reference Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement. If by 5:00 pm (Central Standard time) on the fifth (5th) Business Day immediately following any Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Trade Date” has the meaning specified in Section 1.03.

“Traded Asset” has the meaning specified in Schedule 9.

“Transaction Schedule” has the meaning specified in the preamble.

“True-up Distribution” means, with respect to any Advance in connection with the Origination or Purchase of a Portfolio Investment, a distribution of proceeds of such Advance by the Company to the Parent to the extent that such proceeds exceed the amount required to Originate or Purchase such Portfolio Investment so long as after giving effect to such distribution the Compliance Condition is satisfied.

“UCC” means the Uniform Commercial Code in effect in the State of New York from time to time (or such other state in the United States that has adopted the Uniform Commercial Code).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Underlying Instruments” means the loan agreement, credit agreement or other agreement pursuant to which a Portfolio Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Portfolio Investment or of which the holders of such Portfolio Investment are the beneficiaries.

“Unfunded Exposure Account” has the meaning specified in Section 8.01(a).

“Unfunded Exposure Amount” means, on any date of determination, with respect to any Delayed Funding Term Loan or Revolving Loan, an amount equal to the aggregate amount of all unfunded commitments associated with such Delayed Funding Term Loan or Revolving Loan, as applicable; provided that, on the last day of the Reinvestment Period, the Unfunded Exposure Amount of any Revolving Loan or Delayed Funding Term Loan, shall be an amount equal to the aggregate amount of all potential future funding commitments with respect thereto.

“Unfunded Exposure Shortfall” means, on any date of determination, an amount equal to the greater of (x) 0 and (y) the aggregate of the Unfunded Exposure Amounts for all Delayed Funding Term Loans and Revolving Loans minus the sum of (i) the amounts on deposit in the Unfunded Exposure Account (or the applicable Permitted Non-USD Currency Unfunded Exposure Account in respect of any such Unfunded Exposure Amount relating to a Portfolio Investment denominated in a Permitted Non-USD Currency) and (ii) 5% of the Collateral Principal Balance (without giving effect to clause (C) of the definition thereof).

“U.S. Dollars”, “U.S.$” or “USD” means the lawful currency of the United States of America.

“USD Collateral Accounts” has the meaning set forth in Section 8.01(a).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.03(f)(ii)(B)(3).

“Withholding Agent” means the Company, the Administrative Agent and the Collateral Agent.

ARTICLE I

THE PORTFOLIO INVESTMENTS

SECTION 1.01 Originations and Purchases of Portfolio Investments. From time to time during the Reinvestment Period, the Company may originate or acquire Portfolio Investments or request that Portfolio Investments be acquired for the Company’s account, on and subject to the terms and conditions set forth herein and in the other Loan Documents. Each such origination is referred to herein as an “Origination” and each such acquisition (including, without limitation, the acquisition of Initial Loans via Participation Interest from the Seller pursuant to the Sale Agreement and the acquisition of Portfolio Investments from the Seller via contribution pursuant to the Sale Agreement) is referred to herein as a “Purchase”, and all Portfolio Investments so Originated or Purchased and not otherwise sold or liquidated are referred to herein as the Company’s “Portfolio”.

SECTION 1.02 Procedures for Originations, Purchases and Related Financings.

(a) Timing of Approval Requests.

(i) The Company, or the Servicer on its behalf, may at any time, deliver to the Administrative Agent (with a copy to the Collateral Agent) a request for preliminary approval of a Portfolio Investment (an “Initial Approval Request”).

(ii) Prior to the date on which the Company proposes to issue a commitment to make any Portfolio Investment for which the Administrative Agent has previously approved an Initial Approval Request (a “Purchase Commitment”), the Servicer shall deliver to the Administrative Agent (with a copy to the Collateral Agent) a request (a “Final Approval Request” and, together with an Initial Approval Request, an “Approval Request”) for such Origination or Purchase.

(b) Contents of Approval Requests. Each Approval Request shall consist of one or more electronic submissions to the Administrative Agent (in such format and transmitted in such a manner as the Administrative Agent may specify to the Company and the Servicer from time to time) and (i) in the case of any Initial Approval Request, shall include the information regarding such Portfolio Investment identified in Schedule 2 in the form agreed between the Company and the Administrative Agent on or before the Effective Date or (ii) in the case of any Final Approval Request, shall include the information regarding such Portfolio Investment identified on Schedule 3 in the form agreed between the Company and the Administrative Agent on or before the Effective Date, which schedule shall state the principal amount or, in the case of any Purchase, the net purchase price for such Portfolio Investment and the date on which such Purchase is proposed to settle, and shall be accompanied by such other information as the Administrative Agent may reasonably request to the extent such information is available to the Company or the Servicer.

(c) Right of the Administrative Agent to Approve Approval Requests. The Administrative Agent shall have the right, on behalf of all Financing Providers, in its sole and absolute discretion, to approve or not approve any Approval Request and to request additional information regarding any proposed Portfolio Investment, which the Servicer shall provide to the extent such information is available to the Servicer. The Administrative Agent shall use commercially reasonable best efforts to notify the Company, the Collateral Agent and the Servicer (including via e-mail or other electronic messaging system) whether any such Approval Request is approved (and, if approved, in the case of a Final Approval Request, an initial determination of the Market Value for the related Portfolio Investment) no later than the same time on the second (2nd) Agent Business Day succeeding the date on which it receives such Approval Request and any information reasonably requested in connection therewith as provided above; provided that if the Administrative Agent has not so notified the Company, the Collateral Agent and the Servicer by the fourth (4th) Agent Business Day succeeding the date of receipt of such Approval Request, such response shall be deemed not to be an approval by the Administrative Agent. With respect to any approved Approval Request, the Administrative Agent shall promptly forward such request to the Lenders, together with a preliminary indication of the amount of Financing that each Lender is being asked to provide in connection therewith. Notwithstanding anything to the contrary herein, to the extent that the Administrative Agent has approved an Approval Request with respect to a Portfolio Investment and such Portfolio Investment has not yet been Originated or Purchased, as applicable, such Approval Request shall be deemed to apply to a materially similar Portfolio

Investment (x) relating to assets that are the same in all material respects and (y) for which the sponsor is a different financial sponsor, provided that the deemed date of approval for such materially similar Portfolio Investment shall remain the date of approval of the original Approval Request. The failure of the Administrative Agent to approve the acquisition of a Portfolio Investment will not prohibit the Company from acquiring such Portfolio Investment (subject to the other conditions set forth in Section 1.03); provided that any Portfolio Investment not so approved prior to its Trade Date shall be deemed to be an Ineligible Investment until such later date (if any) on which such Portfolio Investment is so approved. Each approval granted by the Administrative Agent for the purchase of a proposed Portfolio Investment shall remain effective for a period of thirty (30) days.

(d) Notwithstanding anything in this Section 1.02 to the contrary, neither the Company nor the Servicer on its behalf shall be required to submit an Approval Request with respect to the Initial Loans and the Initial Loans will be deemed to be approved in accordance with clause (c) above on the Effective Date.

SECTION 1.03 Conditions to Originations and Purchases. No Purchase Commitment shall be issued and no Origination or Purchase shall be consummated unless each of the following conditions is satisfied (or waived as provided below) as of the date (such Portfolio Investment’s “Trade Date”) on which such Purchase Commitment is issued or Origination is funded by the Company (it being agreed that the Trade Date for a Delayed Funding Term Loan or Revolving Loan Originated by the Company is the date on which the underlying credit facility first closes, and the Trade Date for a Delayed Funding Term Loan or Revolving Loan Purchased by the Company is the date on which the Company enters into a trade ticket to acquire such Delayed Funding Term Loan or Revolving Loan, as applicable (and such Portfolio Investment shall not be Originated or Purchased, and the related Financing shall not be required to be made available to the Company by the applicable Financing Providers pursuant to the terms of this Agreement, unless each of the following conditions is satisfied or waived as of such Trade Date)):

(a) (1) in the case of a Purchase Commitment, the Administrative Agent has approved the Final Approval Request for such Purchase Commitment as provided above, and such Trade Date is not later than the earlier of (i) ten (10) Agent Business Days after the date on which such consent is given and (ii) the end of the Reinvestment Period; provided that, in the case of this clause (ii), the Settlement Date for such Portfolio Investment shall be no later than fifteen (15) Agent Business Days after such Trade Date or (2) in the case of an Origination, the Administrative Agent has approved the Final Approval Request for such Origination as provided above and such Trade Date is not later than the earlier of (i) 30 days after the date on which such approval is given and (ii) the end of the Reinvestment Period; provided that the Initial Loans shall be deemed to be approved under this clause (a) on the Effective Date; provided further that, for the avoidance of doubt, this clause (a) shall be deemed satisfied for any Delayed Funding Term Loan or Revolving Loan if the initial Trade Date and/or Settlement Date, as applicable, for such Delayed Funding Term Loan or Revolving Loan, as applicable, (disregarding the funding of any unfunded portion thereof) occurs within the relevant timeframes set forth above;

(b) (1) in the case of a Purchase Commitment, the related Final Approval Request accurately describes such Portfolio Investment and (2) in the case of an Origination, the related Final Approval Request accurately describes, in all material respects, such Portfolio Investment, provided that the Servicer shall promptly provide written notice to the Administrative Agent identifying any changes to the information contained in the body of the Final Approval Request and any material changes to the other information regarding the terms of the Portfolio Investment delivered in connection with the Final Approval Request that occur between the date of receipt of such Final Approval Request by the Administrative Agent and the Settlement Date, and, in each case, such Portfolio Investment satisfies the Eligibility Criteria;

(c) (1) no Market Value Cure Failure has occurred, (2) no Event of Default or event that, with notice or lapse of time or both, would constitute an Event of Default (a “Default”), has occurred and is continuing or would result therefrom and (3) the Reinvestment Period has not otherwise ended; and

(d) immediately after giving effect to the Origination or Purchase of such Portfolio Investment and the related provision of Financing (if any) hereunder:

(x) in the case of an Origination or Purchase occurring in connection with an Advance or using Principal Proceeds, the Compliance Condition is satisfied; and

(y) the aggregate amount of Financings then outstanding will not exceed, for each type of Financing available hereunder, the limit for such type of Financing set forth in the Transaction Schedule.

The Administrative Agent, on behalf of the Financing Providers, may waive any conditions to an Origination or Purchase specified above in this Section 1.03 by written notice thereof to the Company, the Servicer, the Collateral Administrator and the Collateral Agent.

If the above conditions to a Purchase are satisfied or waived (as shall be deemed certified upon delivery by the Company (or the Servicer on its behalf) of any trade ticket, direction or other instruction relating to such Purchase), the Servicer shall determine with written notice to the Administrative Agent, the Collateral Agent and the Collateral Administrator, the date on which such Purchase is intended to settle (the “Settlement Date” for such Portfolio Investment) and on which any related Financing shall be provided. In the case of an Origination of a Portfolio Investment, the Settlement Date for such Portfolio Investment shall be the same day as the Trade Date for such Portfolio Investment. With respect to a Purchase, promptly following the Settlement Date for a Portfolio Investment and its receipt thereof (and at other times thereafter promptly following the written request of the Administrative Agent (including via email)), the Collateral Agent shall provide to the Administrative Agent, to the extent received by the Company or the Servicer on its behalf, a copy of the executed assignment agreement pursuant to which such Portfolio Investment was assigned, sold or otherwise transferred to the Company.

SECTION 1.04 Sales of Portfolio Investments.

(a) The Company will not sell, transfer or otherwise dispose of any Portfolio Investment or any other asset without the prior consent of the Administrative Agent (acting at the direction of the Required Financing Providers), except that the Company may (i) make Permitted Distributions and Permitted Tax Distributions permitted by Article VI, and (ii) sell any Portfolio Investment, Ineligible Investment, any portion of a Portfolio Investment constituting any Excess Concentration Amount or other asset so long as such sale is on an arm’s length basis at no less than fair market value and, after giving effect thereto, either (x) no Market Value Cure Failure shall have occurred and no Default or Event of Default shall have occurred and be continuing (or, in each case, would result from such sale) or (y) if a Market Value Cure Failure has occurred or a Default or Event of Default shall have occurred and be continuing, the LTV Ratio after giving effect to such sale is not greater than the LTV Ratio prior to such sale, provided that, notwithstanding the occurrence of any Market Value Cure Failure, Default or Event of Default, unless the Advances have been accelerated in accordance with this Agreement, the Company shall be permitted to consummate any such sale pursuant to a commitment to sell entered into or to which it is committed prior to the occurrence of such Market Value Cure Failure, Default or Event of Default in accordance with the requirements of this Agreement, provided that in the case of any sale pursuant to this clause (iii), the Company or the Servicer on its behalf shall provide to the Administrative Agent prompt written notice of such sale. Any trade ticket or other direction or instruction from the Company (or the Servicer on its behalf) in connection with any sale, transfer or other disposition of any Portfolio Investment or any other asset shall be deemed to constitute a certification that any related conditions have been satisfied.

(b) Notwithstanding anything in this Agreement to the contrary: (i) following the occurrence of a Market Value Cure Failure or following the occurrence and during the continuance of an Event of Default, neither the Company nor the Servicer may sell, transfer or otherwise dispose of a Portfolio Investment or any other asset (including, without limitation, the transfer of amounts on deposit in the Collateral Accounts) without the consent of the Administrative Agent, provided that, notwithstanding the occurrence of any Market Value Cure Failure, Default or Event of Default, unless the Advances have been accelerated in accordance with this Agreement, the Company or the Servicer on its behalf shall be permitted to consummate any such sale pursuant to a commitment to sell entered into or to which it is committed prior to the occurrence of such Market Value Cure Failure, Default or Event of Default in accordance with the requirements of this Agreement, (ii) following the occurrence of a Market Value Cure Failure, (A) the Company and the Servicer shall use commercially reasonable efforts to sell Portfolio Investments (individually or in lots, including a lot comprised of all of the Portfolio Investments) at the sole direction of, and in the manner (including, without limitation, the time of sale, sale price, principal amount to be sold and purchaser) required by the Administrative Agent (provided that the Administrative Agent shall only require sales at the direction of the Required Financing Providers and at prices at least equal to the then-current fair market values and in accordance with the Administrative Agent’s standard market practices) and (B) the proceeds of any such sale shall be deposited into the Proceeds Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account; provided that in connection with any sale of Portfolio Investments required by the Administrative Agent (or the Required Financing Providers) pursuant to (x) the preceding clause (ii) or (y) Section 8.02(c) following the occurrence and during the continuance of an Event of Default, in connection with such sale, the Administrative Agent shall (a) use commercially reasonable efforts to solicit a bid for such Portfolio Investments from the Designated Independent Broker-Dealer, (b) use reasonable efforts to notify the Company at the Designated Email Notification Addresses promptly upon distribution of bid solicitations regarding the sale of such Portfolio Investments and (c) sell such Portfolio Investments to the Designated Independent Broker-Dealer if the Designated Independent Broker-Dealer provides the highest bid in the case where bids are received in respect of the sale of such Portfolio Investments, it being understood that if the Designated Independent Broker-Dealer provides a bid to the Administrative Agent that is the highest bona fide bid to purchase a Portfolio Investment on a line-item basis where such Portfolio Investment is part of a pool of Portfolio Investments for which there is a bona fide bid on a pool basis proposed to be accepted by the Administrative Agent (in its sole discretion), then the Administrative Agent shall accept any such line-item bid only if such line-item bid (together with any other line-item bids by the Designated Independent Broker-Dealer or any other bidder for other Portfolio Investments in such pool) is greater than the bid on a pool basis and (iii) following the occurrence of a Market Value Cure Failure, the Servicer shall have no right to act on behalf of, or otherwise direct, the Company, the Administrative Agent, the Collateral Agent or any other Person in connection with a sale of Portfolio Investments pursuant to any provision of this Agreement except with the prior written consent of the Administrative Agent. For purposes of this paragraph, the Administrative Agent shall be entitled to disregard as invalid any bid submitted by any Independent Broker-Dealer if, in the Administrative Agent’s good faith judgment: (i) either (x) such Independent Broker-Dealer is ineligible to accept assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, substantially in accordance with the then-current market practice in the principal market for the relevant Portfolio Investments or (y) such Independent Broker-Dealer would not, through the exercise of its commercially reasonable efforts, be able to obtain any consent required under any agreement or instrument governing or otherwise relating to the relevant Portfolio Investments to the assignment or transfer of the relevant Portfolio Investments or any portion thereof, as applicable, to it; or (ii) such bid is not bona fide, including, without limitation, due to (x) the insolvency of the Independent Broker-Dealer or (y) the inability, failure or refusal of the Independent Broker-Dealer to settle the purchase of the relevant Portfolio Investments or any portion thereof, as applicable, or otherwise settle transactions in the relevant market or perform its obligations generally.

(c) In connection with any sale of a Portfolio Investment directed by the Administrative Agent pursuant to this Section 1.04 and the application of the net proceeds thereof, (a) each of the Parent and the Company hereby appoints the Administrative Agent as the Parent’s and the Company’s attorney-in-fact (it being understood that the Administrative Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company to effectuate the provisions of this Section 1.04 (including, without limitation, the power to execute any instrument which the Administrative Agent or the Required Financing Providers may deem necessary or advisable to accomplish the purposes of this Section 1.04 or any direction or notice to the Collateral Agent in respect to the application of net proceeds of any such sales) and (b) the Company and the Servicer may not act without the consent of the Administrative Agent. None of the Administrative Agent, the Financing Providers, the Collateral Administrator, the Securities Intermediary, the Collateral Agent nor any Affiliate of any thereof shall incur any liability to the Company, the Servicer or any other Person in connection with any sale effected at the direction of the Administrative Agent in accordance with this Section 1.04, including, without limitation, as a result of the price obtained for any Portfolio Investment, the timing of any sale or sales of Portfolio Investments or the notice or lack of notice provided to any Person in connection with any such sale, so long as, in the case of the Administrative Agent only, any such sale does not violate Applicable Law.

(d) With respect to any disposition of a Portfolio Investment permitted by this Agreement, upon the settlement date of such sale the security interest granted herein with respect to such Collateral shall automatically (and without further action by any party) terminate and all rights to such Collateral shall revert to the Company. Upon any such termination and receipt of a certification of the Company (or the Servicer on its behalf) that all conditions to such sale, transfer or disposition have been complied with (which certification shall be deemed given upon delivery by the Company or the Servicer on its behalf of any issuer order or trade ticket in connection with such sale, transfer or disposition) the Collateral Agent will, at the Company’s sole expense and written direction, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing such Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such termination.

(e) In addition and without limitation to the foregoing restrictions, (i) the sum of the principal balance of all Affiliate Portfolio Investments sold by the Company to the Parent, or any Controlled Affiliate thereof, or released to the Parent as a dividend, (excluding any Warranty Portfolio Investment (as defined in the Sale Agreement)) shall not exceed twenty percent (20%) of the Affiliate Purchased Investment Balance, and (ii) the sum of the principal balance of all Affiliate Portfolio Investments that are Defaulted Portfolio Investments sold by the Company to the Parent, or any Controlled Affiliate thereof, or released to the Parent as a dividend, (excluding any Warranty Portfolio Investment (as defined in the Sale Agreement)), shall not exceed ten percent (10%) of the Affiliate Purchased Investment Balance.

SECTION 1.05 Currency Equivalents Generally; Certain Calculations.

(a) Except as set forth in clause (c) and Section 4.04(b), (i) for purposes of all valuations and calculations under the Loan Documents, the principal amount and Market Value of all Portfolio Investments and Eligible Investments denominated in a Permitted Non-USD Currency and proceeds denominated in a Permitted Non-USD Currency on deposit in any Permitted Non-USD Currency Account and (ii) for purposes of the calculation of the LTV Ratio, the aggregate outstanding principal amount of Advances denominated in a Permitted Non-USD Currency, shall be calculated into the USD equivalent at the Spot Rate in accordance with clause (y) of the definition of such term in consultation with the Administrative Agent on the applicable date of valuation or calculation, as applicable.

(b) Except as provided in Section 4.04(b), for purposes of determining (i) whether the amount of any Advance, together with all other Advances then outstanding or to be made at the same time as such Advances, would exceed the aggregate amount of the Financing Commitments, (ii) the aggregate unutilized amount of the Financing Commitments and (iii) the outstanding aggregate principal amount of Advances (other than for purposes of the calculation of the LTV Ratio) and limitations on the portion of the Financing Limit and the Financing Commitment that may be utilized in an Eligible Currency, the outstanding principal amount of any Advances that are denominated in an Eligible Currency other than USD shall be deemed to be the Dollar Equivalent of the amount of the Eligible Currency of such Advances determined as of the date such Advances were made. Wherever in this Agreement in connection with an Advance, an amount, such as a required minimum or multiple amount, is expressed in USD, but such Advance is denominated in an Eligible Currency other than USD, such amount shall be the applicable Permitted Non-USD Currency Equivalent of such USD amount (rounded to the nearest 1,000 units of the applicable Eligible Currency), using clause (y) of the definition of Spot Rate.

ARTICLE II

THE FINANCINGS

SECTION 2.01 Financing Commitments. Subject to the terms and conditions set forth herein, during the Reinvestment Period each Financing Provider hereby severally agrees to make available to the Company the types of Financing identified on the Transaction Schedule as applicable to such Financing Provider in an Eligible Currency, in an aggregate outstanding amount, for such Financing Provider and such type of Financing, not exceeding the amount of its Financing Commitment for such type of Financing. The Financing Commitments shall terminate on the Maturity Date (or, if earlier, at the end of the Reinvestment Period or the date of termination of the Financing Commitments pursuant to Article VII). As used herein, “Financing Commitment” means, with respect to each Financing Provider and each type of Financing available hereunder at any time, the commitment of such Financing Provider to provide such type of Financing to the Company hereunder in an outstanding amount up to but not exceeding the portion of the applicable financing limit set forth on the Transaction Schedule, or in the Assignment and Assumption as provided in Section 10.07(b), pursuant to which such Financing Provider shall have assumed its Financing Commitment, as applicable, that is held by such Financing Provider at such time.

A Financing Provider with a Financing Commitment to make Advances or the holder of an Advance hereunder is referred to as a “Lender”.

SECTION 2.02 Initial Advance. On the Effective Date, subject to Sections 2.04 and 2.05, an initial Advance shall be made, the proceeds of which shall be used, among other purposes, to acquire the Initial Loans.

SECTION 2.03 Financings, Use of Proceeds.

(a) Subject to the satisfaction or waiver of the conditions to the Origination or Purchase of a Portfolio Investment set forth in Section 1.03 as of the related Trade Date and provided that the Reinvestment Period has not otherwise ended, the applicable Financing Providers will make the applicable Financing available to the Company on the related Settlement Date (or otherwise on the related specified borrowing date if no Portfolio Investment is being Originated or Purchased on such date). If the Company requests an Advance for application to a Permitted Distribution or a Permitted Tax Distribution, the funding of the applicable Advance shall be subject to the satisfaction or waiver of the conditions set forth in the definition of such term and (without duplication) in Sections 1.03(c) and (d) (in the case of clause (d), without regard to the reference to an Origination or Purchase therein), in each case, as of the date of the request by the Company for such Advance.

(b) Except as expressly provided herein, the failure of any Financing Provider to make any Advance required hereunder shall not relieve any other Financing Provider of its obligations hereunder. If any Financing Provider shall fail to provide any Financing to the Company required hereunder, then the Administrative Agent shall (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Financing Provider to satisfy such Financing Provider’s obligations hereunder until all such unsatisfied obligations are fully paid.

(c) Subject to Sections 2.03(e) and (f), the Company shall use the proceeds of any Financings received by it hereunder (i) to Originate or Purchase the Portfolio Investments identified in the related Approval Request, (ii) to pay for costs and expenses incurred in connection with the negotiation of this Agreement and the other Loan Documents and the establishment of the facility hereunder, and (iii) to make any applicable True-up Distribution or any applicable Permitted Distribution or Permitted Tax Distribution; provided that, if the proceeds of a Financing or other proceeds are deposited in the Principal Collection Account or a Permitted Non-USD Currency Account as provided in Section 3.01 on the expected Settlement Date for any Portfolio Investment but the Company is unable to Originate or Purchase such Portfolio Investment on such expected Settlement Date, or if there are proceeds of such Financing or other proceeds remaining after such Origination or Purchase and any applicable True-up Distribution, then, upon the written request of the Servicer within ten (10) Business Days after such expected Settlement Date, the Administrative Agent will direct the Collateral Agent to withdraw such proceeds from the Principal Collection Account or the applicable Permitted Non-USD Currency Account and, ratably based on the proceeds funded by such Person, (i) with respect to proceeds of Advances, repay such Advances and (ii) with respect to proceeds of equity contributions, refund such proceeds to the applicable equity holder. The proceeds of the Financings shall not be used for any other purpose except to the extent expressly set forth in the Effective Date Letter. Notwithstanding the foregoing, to the extent that the Administrative Agent has approved an Approval Request with respect to a particular Portfolio Investment, such Portfolio Investment has been Originated or Purchased, as applicable, and the Parent or its Affiliate has funded such Origination or Purchase on behalf of the Company, the proceeds of the Advance with respect to such Portfolio Investment may be used to repay such Person to the extent of such funding.

(d) With respect to any Advance, the Servicer on behalf of the Company shall submit a request substantially in the form of Exhibit A to the Lenders and the Administrative Agent, with a copy to the Collateral Agent and the Collateral Administrator, not later than 2:00 p.m. (or, with respect to the Initial Loans, 5:00 p.m.) New York City time, one (1) Business Day (or, (i) in the case of an Advance denominated in AUD, two (2) Business Days, (ii) in the case of an Advance denominated in SEK, four (4) Business Days and (iii) in the case of an Advance denominated in NZD, five (5) Business Days) prior to the Business Day specified as the date on which such Advance shall be made and, upon receipt of such request, the Lenders shall make such Advances in accordance with the terms set forth in Section 3.01.

(e) The Company or the Servicer on its behalf may request an Advance during the Reinvestment Period to fund any draw of an unfunded commitment in respect of a Delayed Funding Term Loan or a Revolving Loan, and the Lenders shall make a corresponding Advance no sooner than the immediately succeeding Business Day, and no later than the date the Company requests that such Advance be funded, subject to and in accordance with Article III. If, on any date of determination prior to the last day of the Reinvestment Period, there exists an Unfunded Exposure Shortfall, the Company shall (x) (i) request an Advance not later than two (2) Business Days following the date on which such Unfunded Exposure Shortfall commences and, if the conditions to such Advance are satisfied and such Advance is made in accordance with this Agreement, deposit the proceeds thereof in the Unfunded Exposure Account (or, in the case of any Unfunded Exposure Amount in respect of a Portfolio Investment denominated in a Permitted Non-USD Currency, into the applicable Permitted Non-USD Currency Unfunded Exposure Account) and/or (ii) not later than two (2) Business Days following the date on which such Unfunded Exposure Shortfall commences, deposit cash from other sources into the Unfunded Exposure Account in an aggregate amount at least equal to the aggregate Unfunded Exposure Shortfall or (y) not later than two (2) Business Days following the date on which such Unfunded Exposure Shortfall commences, assign one or more Delayed Funding Term Loans or Revolving Loans to the Parent as a non-cash dividend (which assignment(s) shall be settled not more than seven (7) Business Days following the date on which the Unfunded Exposure Shortfall commences and, upon which transfer(s), the applicable Delayed Funding Term Loan(s) or Revolving Loan(s), as applicable, will be released from the security interest under this Agreement without further action by any Person) such that, after giving effect to such transfer(s), the Unfunded Exposure Shortfall ceases to exist. If the aggregate Unfunded Exposure Amount is greater than zero at the end of the Reinvestment Period (provided that the Reinvestment Period ends pursuant to clause (i) of the definition of such term), the Company shall request an Advance in the applicable Eligible Currency in an amount that, when combined with any cash contribution by the Parent to the Company on such date, equals the aggregate Unfunded Exposure Amount, the Lenders shall make a corresponding Advance no sooner than the immediately succeeding Business Day, and no later than the date the Company requests that such Advance be funded, in accordance with and subject to Article III, and the Company shall deposit the proceeds of such Advance in the Unfunded Exposure Account (or, in the case of any Unfunded Exposure Amount in respect of a Portfolio Investment denominated in a Permitted Non-USD Currency, into the applicable Permitted Non-USD Currency Unfunded Exposure Account). Upon the occurrence of an Event of Default or a Market Value Cure Failure, the Company shall deposit the aggregate Unfunded Exposure Amount on such date (less any amounts already on deposit in the Unfunded Exposure Account) into the Unfunded Exposure Account (or, in the case of any Unfunded Exposure Amount in respect of a Portfolio Investment denominated in a Permitted Non-USD Currency, into the applicable Permitted Non-USD Currency Unfunded Exposure Account). Promptly following the earlier of the date on which any Delayed Funding Term Loan or Revolving Loan becomes an Ineligible Investment or the date on which a Final Approval Request in respect of a draw of an unfunded commitment under such Delayed Funding Term Loan or Revolving Loan is not approved, the Company shall (x) deposit the portion of the Unfunded Exposure Amount relating to such Delayed Funding Term Loan or Revolving Loan into the Unfunded Exposure Account (or, in the case of any Unfunded Exposure Amount in respect of a Portfolio Investment denominated in a Permitted Non-USD Currency, into the applicable Permitted Non-USD Currency Unfunded Exposure Account) or (y) transfer such Delayed Funding Term Loan or Revolving Loan, as applicable, to the Parent as a non-cash dividend (upon which transfer, such Delayed Funding Term Loan or Revolving Loan will be released from the security interest under this Agreement without further action by any Person). If, at any time, the amount on deposit on the Unfunded Exposure Account (together with related amounts in respect of Unfunded Exposure Amounts relating to Portfolio Investments denominated in a Permitted Non-USD Currency deposited into the applicable Permitted Non-USD Currency Unfunded Exposure Account) is greater than the aggregate Unfunded Exposure Amount, the Company may direct that any such excess be transferred to the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account for application as Principal Proceeds (or, in the case of amounts deposited into the Unfunded Exposure Account by the Company and not from the proceeds of an Advance or a prepayment in respect of a Revolving Loan, Interest Proceeds) in accordance with this Agreement. In addition and without limitation to the foregoing, if (i) the Company is required to deposit amounts into the Unfunded Exposure Account as a result of the occurrence of an Event of Default or a Market Value Cure Failure, (ii) such Event of Default or Market Value Cure Failure has been cured or waived and (iii) no subsequent Event of Default has occurred and is continuing and no subsequent Market Value Cure Failure has occurred, the Company may direct that any such amount be withdrawn and be applied as Principal Proceeds or Interest Proceeds. Amounts in the Unfunded Exposure Account and the Permitted Non-USD Currency Unfunded Exposure Accounts may be applied (A) for the purposes set forth in this paragraph above and (B) so long as no Market Value Cure Failure has occurred and no Event of Default has occurred and is continuing, to fund unfunded commitments in respect of Delayed Funding Term Loans or Revolving Loans and, upon acceleration of the Secured Obligations following an Event of Default, shall be transferred to the Principal Collection Account (in the case of amounts on deposit in the Permitted Non-USD Currency Unfunded Exposure Account, after conversion to USD at the Spot Rate).

(f) Without limitation to any other provision of this Agreement, the Company shall not acquire any unfunded commitment under any Delayed Funding Term Loan or Revolving Loan unless, on a pro forma basis after giving effect to such purchase, the Compliance Condition and item 11 of the Concentration Limitations will each be satisfied and no Unfunded Exposure Shortfall will exist on a pro forma basis after giving effect to such purchase and any concurrent Advance to fund a deposit into the Unfunded Exposure Account or the applicable Permitted Non-USD Currency Unfunded Exposure Account in accordance with Section 2.03(e), as shall be deemed certified by the delivery by the Company of any trade ticket, order, direction or other instruction in connection with the acquisition of any such Delayed Funding Term Loan or Revolving Loan.

(g) If any Lender becomes a Defaulting Lender, all or any part of any Advance not made by such Defaulting Lender shall be reallocated among the non-Defaulting Lenders who notify the Administrative Agent in writing (including via email) that they will accept such reallocation, on a pro rata basis (determined without regard to the outstanding Advances and Financing Commitments of the Defaulting Lender and any non-Defaulting Lender not providing such notice), but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s outstanding Advances and unfunded commitments hereunder to exceed its Financing Commitment.

SECTION 2.04 Initial Funding Conditions. Notwithstanding anything to the contrary herein, the obligations of the Lenders to make Advances shall not become effective until the date (the “Effective Date”), on which each of the following conditions is satisfied (or waived by the Administrative Agent in its sole discretion):

(a) Executed Counterparts. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) Loan Documents. The Administrative Agent shall have received satisfactory evidence that the other Loan Documents have been executed and are in full force and effect.

(c) Corporate Documents. The Administrative Agent (or its counsel) shall have received such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of the Company, the Seller, the Parent and the Servicer as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each officer thereof or other Person authorized to act in connection with this Agreement and the other Loan Documents, and such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Company, the Seller, the Parent and the Servicer and any other legal matters relating to the Company, the Parent, the Servicer, this Agreement or the transactions contemplated hereby, all in form and substance satisfactory to the Administrative Agent and its counsel.

(d) Payment of Fees, Etc. The Administrative Agent, the Lenders, the Collateral Agent, the Securities Intermediary and the Collateral Administrator shall have received all fees and other amounts due and payable by the Company in connection herewith on the Effective Date, the upfront fee payable to the Administrative Agent pursuant to the Administrative Agency Fee Letter and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including out-of-pocket legal fees and expenses) required to be reimbursed or paid by the Company hereunder. Such amounts, together with the invoiced out-of-pocket fees and expenses of other service providers identified by the Company (including counsel to the Company and the other parties to the Transaction Documents), shall be deposited into the Principal Collection Account and paid therefrom to the applicable recipients on or prior to the Effective Date (or, in the case of out-of-pocket fees and expenses payable to persons other than the Administrative Agent, the Lenders, the Collateral Agent, the Securities Intermediary and the Collateral Administrator, on or about the Effective Date). For the avoidance of doubt, no amounts described in the immediately preceding two sentences shall be subject to or applied against the Expense Cap.

(e) Patriot Act, Etc. (i) To the extent requested by any Agent or any Lender, such Agent or such Lender, as the case may be, shall have received all documentation and other information required by regulatory authorities under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and other applicable “know your customer” and anti-money laundering rules and regulations and (ii) to the extent the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Effective Date, any Lender that has requested, in a written notice to the Company at least 10 days prior to the Effective Date, a Beneficial Ownership Certification in relation to the Company shall have received such Beneficial Ownership Certification.

(f) Certain Acknowledgements and Search Reports. The Administrative Agent shall have received (i) UCC, tax and judgment lien searches and bankruptcy searches or equivalent reports or searches indicating that there are no effective lien notices or comparable documents that name the Company as debtor and that are filed in the jurisdiction in which the Company is organized, (ii) a UCC lien search indicating that there are no effective lien notices or comparable documents that name the Seller as debtor which cover any of the Portfolio Investments and (iii) such other searches that the Administrative Agent deems necessary or appropriate.

(g) Filings. The Administrative Agent shall have received copies of proper financing statements, as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the security interest of the Collateral Agent on behalf of the Secured Parties in all Collateral in which an interest may be pledged hereunder and the backup security interest of the Company in the Portfolio Investments acquired by it pursuant to each Sale Agreement.

(h) LTV Ratio. The Compliance Condition shall be satisfied on a pro forma basis after giving effect to the contribution of the Initial Loans and the funding of the initial Advance on the Effective Date.

(i) Officer’s Certificate as to Collateral. The Agents shall have received a certificate of the Company that after giving effect to the initial Advance and use of proceeds thereof (A) the Company is the owner of the Collateral free and clear of any liens, claims or encumbrances of any nature whatsoever (other than any liens, claims or encumbrances that will be released concurrently with the initial Advance) except for Permitted Liens; (B) the Company has acquired its ownership in such Collateral in good faith without notice of any adverse claim, except as described in clause (A) above; (C) the Company has not assigned, pledged or otherwise encumbered any interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been or, concurrently with the initial Advance, will be released) other than Permitted Liens; (D) the Company has full right to grant a security interest in and assign and pledge such Collateral to the Collateral Agent; and (E) upon grant by the Company, the Collateral Agent has a first priority perfected security interest in the Collateral, subject to Permitted Liens.

(j) Initial Loans. The Administrative Agent (or its counsel) shall have received reasonably satisfactory evidence that all Liens on any Initial Loans have been released (or will be released prior to or simultaneously with the funding of the initial Advance).

SECTION 2.05 Other Conditions to Initial Funding. Notwithstanding anything to the contrary herein, the obligations of the Lenders to fund any initial Advances hereunder shall not become effective until the Administrative Agent shall have received one or more favorable written opinions of outside counsel for the Company, Servicer and the Seller, covering such matters relating to the transactions contemplated hereby as the Administrative Agent shall reasonably request (including, without limitation, certain corporate matters and the perfection of the Collateral Agent’s security interest in any of the Collateral and certain bankruptcy matters relating to the Parent and the Company).

SECTION 2.06 Conditions to Advances. No Advance shall be made unless each of the following conditions is satisfied as of the proposed date of such Advance:

a) the Effective Date shall have occurred;

b) the Company shall have delivered a Request for Advance in accordance with Section 2.03(d);

c) no Market Value Event has occurred

d) no Event of Default or Default has occurred and is continuing;

e) the Reinvestment Period has not ended;

f) all of the representations and warranties contained in Article VI and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), in each case on and as of the date of such Advance, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date; and

g) after giving pro forma effect to such Advance (and any related Purchase) hereunder:

(x) the Compliance Condition is satisfied;

(y) the aggregate principal balance of Advances then outstanding will not exceed the limit for Advances set forth in the Transaction Schedule; and

(z) in the case of an Advance made in connection with a Purchase, the amount of such Advance shall be not less than U.S.$2,000,000; provided that the amount of the initial Advance on the Effective Date shall be not less than U.S.$2,000,000.

If the above conditions to an Advance are satisfied or waived by the Administrative Agent, the Servicer shall determine, in consultation with the Administrative Agent and with notice to the Lenders and the Collateral Administrator, the date on which any Advance shall be provided.

SECTION 2.07 Replacement of Lenders.

If any Lender is a Defaulting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.03) and obligations under this Agreement and the related Loan Documents to an eligible assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that,

(A) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.07;

(B) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts);

(C) such assignment does not conflict with applicable law;

(D) such assignee shall not be an Affiliate of the Company, the Servicer or the assigning Defaulting Lender; and

(E) the Company shall have received the prior written consent of the Administrative Agent with respect to any assignee that is not already a Lender hereunder, which consent shall not be unreasonably withheld.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

ARTICLE III

ADDITIONAL TERMS APPLICABLE TO THE FINANCINGS

SECTION 3.01 The Advances.

(a) Making the Advances. If the Lenders are required to make an Advance to the Company as provided in Section 2.03, then each Lender shall make such Advance in the applicable Eligible Currency on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the Collateral Agent for deposit to the Principal Collection Account (or, in the case of Advances denominated in a Permitted Non-USD Currency, the applicable Permitted Non-USD Currency Principal Collection Account) (or for delivery in accordance with the Effective Date Letter to the extent permitted under Section 2.03). Each Lender at its option may make any Advance by causing any domestic or foreign branch or affiliate of such Lender to make such Advance, provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Once drawn, Advances may only be repaid, prepaid or reborrowed in accordance with this Agreement.

(b) Interest on the Advances. All outstanding Advances shall bear interest (from and including the date on which such Advance is made) at a per annum rate equal to the applicable Reference Rate (except as expressly set forth herein) for each Calculation Period in effect plus, in each case, the Applicable Margin for Advances set forth on the Transaction Schedule. In addition, if, at any time during the Reinvestment Period, the outstanding Advances are less than the Adjusted Principal Amount at such time, the Company shall incur interest on the difference of the Adjusted Principal Amount minus the amount of Advances at such time at a per annum rate equal to the Applicable Margin for Advances set forth on the Transaction Schedule minus the per annum rate payable in respect of commitment fees pursuant to Section 4.03(e). For purposes of the foregoing, (x) the applicable Benchmark or Reference Rate for each Calculation Period with respect to Daily Simple SONIA shall be the weighted average of such Benchmark or Reference Rate, as applicable, as determined on each day during such Calculation Period in respect of Advances denominated in GBP, (y) the Benchmark or Reference Rate, as applicable, for each Calculation Period with respect to Daily Simple SARON shall be the weighted average of such Benchmark or Reference Rate, as applicable, as determined on each day during such Calculation Period in respect of Advances denominated in CHF and (z) the applicable Benchmark or Reference Rate for each Calculation Period with respect to Daily Simple SOFR shall be the weighted average of such Benchmark or Reference Rate, as applicable, as determined on each day during such Calculation Period in respect of Advances denominated in USD.

(c) Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder and the Eligible Currency thereof. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices in the United States a register (the “Register”) in which it shall record the names and addresses of the Lenders and the Financing Commitment of, and principal amount of the Advances (and related interest amounts) due and payable or to become due and payable from the Company to each Lender hereunder and the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender and the owner of the amounts owing to it hereunder as reflected in the Register for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Company, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and in a form approved by the Administrative Agent. Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to such payee and its registered assigns.

(d) Pro Rata Treatment. Except as otherwise provided herein or any Lender Letter Agreement, all borrowings of, and payments in respect of, the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.

(e) Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify the Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances in the applicable Eligible Currency hereunder, then (1) the obligation of such Lender or the Administrative Agent hereunder to fund or maintain Advances in such Eligible Currency shall immediately be suspended until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) such Lender or the Administrative Agent, as applicable, shall use reasonable efforts (which will not require such party to incur a loss, other than immaterial, incidental expenses), to transfer within twenty (20) days after it gives notice under this clause (e), all of its rights and obligations under this Agreement to another of its offices, branches or affiliates with respect to which such performance would not be unlawful, and (3) if such Lender or the Administrative Agent is unable to effect a transfer under clause (2), then any outstanding Advances of such Lender in such Eligible Currency shall (i) be promptly paid in full by the Company (together with all accrued interest and other amounts owing hereunder) but not later than the end of the then-current Calculation Period (or, if sooner repayment is required by law, be repaid immediately upon request of such Lender) or (ii) in the case of Advances denominated in a Permitted Non-USD Currency, if requested by the Company, be converted to Advances denominated in USD on the date specified by the Administrative Agent at the Spot Rate, become denominated in USD and thereafter bear interest at the rates applicable to Advances denominated in USD and, in such event, the Company shall pay all amounts owning in connection therewith, including all interest accrued on the Advances being converted through such date; provided that, to the extent that any such adoption or change makes it unlawful for the Advances to bear interest by reference to any Reference Rate, then the foregoing clauses (1) through (3) shall not apply and the Advances bearing interest at such Reference Rate shall bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the Base Rate plus the Applicable Margin for Advances set forth on the Transaction Schedule.

(f) Increased Costs.

(i) If any Change in Law shall:

(1) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(2) impose on any Lender or the market for any Reference Rate any other condition, cost or expense (other than Taxes) affecting this Agreement or the Advance (or portion thereof) made or held by such Lender (other than as a result of any actions taken pursuant to Section 3.01(g)(ii) below); or

(3) subject any Lender or the Administrative Agent to any Taxes (other than (x) Indemnified Taxes and (y) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining the Advance or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then, upon request by such Lender or the Administrative Agent, the Company will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(ii) If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Advance (or portion thereof) made or held by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity) by an amount deemed by such Lender to be material, then from time to time the Company will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(iii) A certificate of a Lender setting forth the amount or amounts necessary to compensate, and the basis for such compensation of, such Lender or its holding company, as the case may be, as specified in paragraph (i) or (ii) of this Section shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate on the Payment Date corresponding to the first Payment Date Report prepared and delivered after receipt thereof.

(iv) Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation; provided that the Company shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(v) Each of the Lenders and the Administrative Agent agrees that it will take such commercially reasonable actions as the Company may reasonably request that will avoid the need to pay, or reduce the amount of, any increased amounts referred to in this Section 3.01(f); provided that no Lender or the Administrative Agent shall be obligated to take any actions that would, in the reasonable opinion of such Lender or the Administrative Agent, be disadvantageous to such Lender or the Administrative Agent (including, without limitation, due to a loss of money). In no event will the Company be responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.

(g) Interest Rate Unascertainable; Alternate Rate of Interest.

(i) Subject to clauses (ii), (iv), (v), (vi) and (vii) of this Section 3.01(g), if prior to the commencement of any Calculation Period for an Advance, (x) the Administrative Agent (in its commercially reasonable judgment) determines that adequate and reasonable means do not exist for ascertaining a Reference Rate (including, without limitation, because such Reference Rate is not available or published on a current basis) for the applicable Eligible Currency and such Calculation Period;

provided that no Benchmark Transition Event shall have occurred at such time or (y) the Administrative Agent is advised by the Required Financing Providers that the applicable Reference Rate for the applicable Eligible Currency and such Calculation Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Advances (or its Advance) included in such Advance for such Calculation Period (determined in their commercially reasonable judgment), then the Administrative Agent shall give notice thereof to the Company, the Servicer and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter (with a copy to the Collateral Agent) and, until the Administrative Agent notifies the Company, the Servicer and the Lenders that the circumstances giving rise to such notice no longer exist, any Advance denominated in such Eligible Currency made by the Lenders shall thereupon constitute a Base Rate Advance.

(ii) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then if a Benchmark Replacement has been determined in accordance with the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of a reasonable objection to such Benchmark Replacement from Lenders comprising the Required Financing Providers.

(iii) [Reserved].

(iv) In connection with the implementation of a Benchmark Replacement, the Administrative Agent, in consultation with the Company, will have the right to make Benchmark Replacement Conforming Changes from time to time by delivery of a notice of such Benchmark Replacement Conforming Changes pursuant to Section 3.01(g)(v) below and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(v) The Administrative Agent will promptly notify the Company and the Lenders (with a copy to the Collateral Agent) of (A) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (vi) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.01(g), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.01(g).

(vi) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Calculation Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Calculation Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(vii) Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Company may revoke any request for an Advance in, conversion to or continuation of Advances in the applicable Eligible Currency to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Company will be deemed to have converted any request for an Advance into a request for a Base Rate Advance or conversion of an outstanding Advance to a Base Rate Advance.

(h) No Set-off or counterclaim. Subject to Section 3.03, all payments to be made hereunder by the Company in respect of the Advance shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment (after deduction or withholding for or on account of any present or future Taxes imposed by the jurisdiction in which the Company is organized or any political subdivision or taxing authority therein or thereof) shall not be less than the amounts otherwise specified to be paid under this Agreement.

SECTION 3.02 General. The provisions of Section 3.01 and any other provisions relating to the types of Financings contemplated by each such section shall not be operative until and unless such types of Financing have been made available to the Company, as evidenced by the Transaction Schedule.

SECTION 3.03 Taxes.

(a) Payments Free of Taxes. All payments to be made hereunder by the Company in respect of the Advances and the Administrative Agency Fee shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law requires the deduction or withholding of any Tax from any such payment by an applicable Withholding Agent, then such applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Company. Without duplication of other amounts payable by the Company under this Section 3.03, the Company shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Company. The Company shall indemnify each Recipient, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that the Company shall not be required to indemnify any such Recipient pursuant to this Section 3.03(c) for any Indemnified Taxes unless such Recipient makes written demand on the Company for indemnification no later than 270 days after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Recipient for payment of such Indemnified Taxes and (ii) the date on which such Recipient has made payment of such Indemnified Taxes. A certificate describing in reasonable detail the amount of such payment or liability delivered to the Company by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Company has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Company to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Company to a Governmental Authority pursuant to this Section 3.03, the Company shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders. (i) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent, at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.03(f)(ii)(A),(B) and (D)) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

(ii) Without limiting the generality of the foregoing:

(A) any Recipient that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Recipient becomes a Recipient under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), an executed IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding tax; provided, however, that if the Recipient is a disregarded entity for U.S. federal income tax purposes, it shall provide the appropriate withholding form of its owner (together with appropriate supporting documentation);

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) an executed IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be reasonably requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. For purposes of this Section (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.03 (including by the payment of additional amounts pursuant to this Section 3.03), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Survival. Each party’s obligations under this Section 3.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, and the termination, satisfaction or discharge of all obligations under any Loan Document.

SECTION 3.04 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.01(e) or (f), or if the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.03, then such Lender shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01(e) or (f) or Section 3.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) Replacement of Lenders. If any (i) Lender requests compensation under Section 3.01(e) or (f), or if the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.03, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.04(a), (ii) is a Defaulting Lender under the definition of such term (or, in the case of a requirement to assign or delegate interest, rights and obligation as set forth below, in otherwise a Defaulting Lender) or (iii) becomes subject to a Bail-In Action, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, prepay the Advances of such Lender or require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in and the consents required by Section 10.07), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01(e) or (f) or Section 3.03) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts), (iii) such assignment will result in a ratable reduction in the claim for compensation or payments under Section 3.01(e) or (f) or Section 3.03, as applicable, (iv) such assignment does not conflict with Applicable Law and (v) such assignment or delegation shall be offered first to JPMCB and any Affiliate thereof that is a Lender. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such prepayment or assignment and delegation cease to apply.

ARTICLE IV

COLLECTIONS AND PAYMENTS

SECTION 4.01 Interest Proceeds.

(a) The Company shall cause all Interest Proceeds on the Portfolio Investments owned by it to be deposited in the Interest Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Interest Collection Account all Interest Proceeds received by it immediately upon receipt thereof; provided that Interest Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Interest Collection Account. To the extent Interest Proceeds are received other than by deposit into the Interest Collection Account or an applicable Permitted Non-USD Currency Interest Collection Account, the Company shall cause all Interest Proceeds on the Portfolio Investments to be deposited in the Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Interest Collection Account or the applicable Permitted Non-USD Currency Interest Collection Account all Interest Proceeds received by it promptly upon receipt thereof in accordance with the written direction of the Company or the Servicer on behalf of the Company.

(b) Subject to the last sentence in Section 4.04(b), Interest Proceeds shall be retained in the Interest Collection Account, the Euro Collection Account, the GBP Collection Account, the CAD Collection Account, the AUD Collection Account, the CHF Collection Account, the DKK Collection Account, the NOK Collection Account, the NZD Collection Account and the SEK Collection Account, as applicable, and held in cash and/or, in the case of the Interest Collection Account, invested (and reinvested) at the written direction of the Company (or the Servicer on its behalf) delivered to the Collateral Agent in USD dollar denominated Cash Equivalents selected by the Servicer (unless an Event of Default has occurred and is continuing or a Market Value Cure Failure has occurred, in which case, selected by the Administrative Agent) (“Eligible Investments”); provided that as of the Effective Date, Eligible Investments means Blackrock T-Fund 09248U718 - TSTXX. Eligible Investments shall mature no later than the end of the then-current Calculation Period. In the absence of any such written direction from the Company (or the Servicer on its behalf) or the Administrative Agent, as applicable, Interest Proceeds shall remain uninvested. Funds in the Euro Collection Account, the GBP Collection Account, the CAD Collection Account, the AUD Collection Account, the CHF Collection Account, the DKK Collection Account, the NOK Collection Account, the NZD Collection Account and the SEK Collection Account, shall remain uninvested.

(c) Interest Proceeds on deposit in the Interest Collection Account or a Permitted Non-USD Currency Interest Collection Account may be withdrawn by the Collateral Agent (at the written direction of the Company or the Servicer on its behalf (or, upon the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Cure Failure, the Administrative Agent)) and be applied in accordance with the Priority of Payments or to make a Permitted Distribution in accordance with Section 4.03(j); provided that, notwithstanding the foregoing or anything to the contrary in this Agreement, following the occurrence of a Market Value Cure Failure, Interest Proceeds on deposit in the Interest Collection Account or a Permitted Non-USD Currency Interest Collection Account may be withdrawn by the Collateral Agent at the written direction and in the sole discretion of the Administrative Agent and be applied to repay the Advances and/or to pay accrued but unpaid interest on the Advances to the Lenders or to any other Secured Obligations.

SECTION 4.02 Principal Proceeds.

(a) The Company shall cause all Principal Proceeds received on the Portfolio Investments owned by it to be deposited in the Principal Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Principal Collection Account all Principal Proceeds received by it immediately upon receipt thereof; provided that Principal Proceeds denominated in a Permitted Non-USD Currency shall be deposited into the applicable Permitted Non-USD Currency Principal Collection Account. To the extent Principal Proceeds are received other than by deposit into the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account, the Company or the Servicer on its behalf shall cause all Principal Proceeds received on the Portfolio Investments to be deposited in the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit (or cause to be credited) to the Principal Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account, all Principal Proceeds received by it promptly upon receipt thereof in accordance with the written direction of the Servicer on behalf of the Company.

(b) Subject to the last sentence in Section 4.04(b), all Principal Proceeds shall be retained in the Principal Collection Account, the Euro Collection Account, the GBP Collection Account, the CAD Collection Account, the AUD Collection Account, the CHF Collection Account, the DKK Collection Account, the NOK Collection Account, the NZD Collection Account or the SEK Collection Account, as applicable, and held in cash and/or, in the case of the Principal Collection Account, invested (and reinvested) at the written direction of the Administrative Agent in Eligible Investments selected by the Servicer (unless an Event of Default has occurred and is continuing or a Market Value Cure Failure has occurred, in which case, selected by the Administrative Agent). All investment income on such Eligible Investments shall constitute Interest Proceeds. In the absence of any such written direction from the Company (or the Servicer on its behalf) or the Administrative Agent, as applicable, Principal Proceeds shall remain uninvested. The Euro Collection Account, the GBP Collection Account, the CAD Collection Account, the AUD Collection Account, the CHF Collection Account, the DKK Collection Account, the NOK Collection Account, the NZD Collection Account and the SEK Collection Account shall remain uninvested.

(c) On any Business Day, Principal Proceeds on deposit in the Principal Collection Account or a Permitted Non-USD Currency Principal Collection Account, as applicable, may be withdrawn by the Collateral Agent (unless otherwise specified herein, at the written direction of the Company or the Servicer on behalf of the Company (or, upon the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Cure Failure, the Administrative Agent)) and applied (i) in accordance with the Priority of Payments, (ii) in accordance with Section 2.03(c) or (including with respect to Principal Proceeds constituting prepayments in respect of any Revolving Loan owned by the Company that does not result in a reduction of the commitments of the lenders in respect thereof) Section 2.03(e), (iii) to prepay Advances pursuant to Section 4.03(c) and (iv) to make a Permitted Distribution or a Permitted Tax Distribution to the extent permitted hereunder; provided that, notwithstanding any of the foregoing or anything to the contrary in this Agreement, following the occurrence of a Market Value Cure Failure, Principal Proceeds on deposit in the Principal Collection Account or a Permitted Non-USD Currency Collection Account, as applicable, may be withdrawn by the Collateral Agent at the written direction and in the sole discretion of the Administrative Agent and be applied to repay the Advances and/or to pay accrued but unpaid interest on the Advances to the Lenders or to any other Secured Obligations.

SECTION 4.03 Principal and Interest Payments; Prepayments; Commitment Fee; Priority of Payments.

(a) The unpaid aggregate principal amount of the Advances (together with accrued interest and Commitment Fees thereon) shall be paid in full in cash by the Company to the Administrative Agent for the account of each Lender on the Maturity Date and any and all cash in the Collateral Accounts shall be applied to the satisfaction of the Secured Obligations on the Maturity Date.

(b) Accrued interest on the Advances shall be payable in cash in arrears on each Payment Date pursuant to the Priority of Payments except as otherwise set forth herein and provided that (i) interest accrued pursuant to each clause (ii) of the “Applicable Margin for Advances” set forth on the Transaction Schedule shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advances in full, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(c) Subject to the proviso set forth in Section 4.02(c) and the requirements of this Section 4.03(c), the Company shall have the right (i) on any Payment Date, to prepay outstanding Advances in whole or in part in accordance with the Priority of Payments, (ii) at any time after the occurrence of the Non-Call Period End Date, to prepay the outstanding Advances in full in connection with termination of this Agreement and the Financing Commitments, (iii) to prepay Advances on any Business Day without regard to clauses (i) and (ii); provided that the Company may not prepay Advances more than five times during any Calculation Period pursuant to this clause (iii), (iv) to prepay Advances in whole or in part in connection with a Market Value Cure, (v) to prepay Advances in whole or in part on any Business Day that JPMorgan Chase Bank, National Association has ceased to act as Administrative Agent and (vi) to prepay Advances in part in connection with and using the proceeds of a Specified Transaction in an amount equal to the greater of (x) 50% of the then-current Financing Commitment and

(y) U.S.$100,000,000. The Company shall notify the Administrative Agent by telephone (confirmed by email with a copy to the Collateral Agent and the Collateral Administrator) of any prepayment hereunder not later than 2:00 p.m., New York City time, three (3) Business Days before the date of prepayment. Each such notice shall be irrevocable (unless such notice conditions such prepayment upon consummation of a transaction which is contemplated to result in a prepayment of outstanding Advances, in which event such notice may be revocable or conditioned upon such consummation) and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except as otherwise set forth herein, prepayments are not required to be accompanied by accrued and unpaid interest.

(d) In accordance with the Administrative Agency Fee Letter, the Company shall pay to the Administrative Agent an upfront fee set forth in the Administrative Agency Fee Letter.

(e) The Company agrees to pay to the Lenders (other than a Defaulting Lender) a commitment fee (the “Commitment Fee”) in USD in the amount specified in the Effective Date Letter (or, with respect to each Lender that is a party to a Lender Fee Letter, in the amount set forth in such Lender Fee Letter). Accrued Commitment Fees shall be payable in arrears on each Payment Date and on the earlier of (i) the date on which the Financing Commitments terminate and (ii) the last day of the Reinvestment Period; provided that, if either such date is not a Payment Date, the accrued Commitment Fees shall be payable on the next occurring Payment Date. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(f) Once paid, all fees or any part thereof payable hereunder shall not be refundable under any circumstances.

(g) On each Payment Date and the Maturity Date, the Collateral Agent, pursuant to the Payment Date Report, shall distribute all amounts on deposit in the Interest Collection Account and the Interest MV Cure Account and any amounts on deposit in a Permitted Non-USD Currency Interest Collection Account as of the end of the most recent Calculation Period or in the case of the Maturity Date, such date, in the following order of priority (the “Interest Priority of Payments”):

(A) first, (1) to pay accrued but unpaid Administrative Expenses to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, up to a maximum amount under this subclause (1) of 0.025% multiplied by the sum of the aggregate principal amount of the Collateral (after conversion to USD using clause (y) of the Spot Rate) as of the end of the related Calculation Period, on each Payment Date; provided that if any such amount is not utilized on any Payment Date then such unutilized amount may be applied during any of the three succeeding Payment Dates then (2) to pay accrued but unpaid Administrative Expenses of the Collateral Agent, the Securities Intermediary and the Collateral Administrator not paid due to the dollar limitation set forth in (1), and then to pay accrued but unpaid Administrative Expenses to all other parties entitled thereto then (3) to pay amounts payable to any Person in respect of any governmental fee, charge or Tax imposed on the Company with respect to the income, assets and operations of the Company (including expenses of complying with FATCA but excluding Taxes incurred as a result of a violation of FATCA) then (4) to make payment to the Servicer in an amount equal to the Servicing Fee for the related Calculation Period and then (5) if determined by the Company, to be retained in the Interest Collection Account or a Permitted Non-USD Currency Interest Collection Account, as applicable, to serve as a reserve for future Administrative Expenses, provided that the amounts in (2) and (5) collectively, together with any amounts paid during the related Calculation Period pursuant to clauses (x) and (y) of Section 4.03(j) (as amended by Annex A), shall not exceed the Expense Cap;

(B) second, to pay accrued but unpaid interest on the Advances, any accrued and unpaid Administrative Agency Fees and the Commitment Fee;

(C) third, (1) if the Compliance Condition is not satisfied, to be deposited in the Interest MV Cure Account until the Compliance Condition is satisfied and (2) if the Compliance Condition is satisfied after giving effect to the preceding clause (1), if applicable, to the payment of any unpaid amounts in clause (A) above in excess of the Expense Cap;

(D) fourth, to pay all amounts set forth in clause (A) above not paid due to the Expense Cap or any other limitation stated therein, and in the same order or priority; and

(E) fifth, (i) to make Permitted Distributions or Permitted Tax Distributions or (ii) if conditions (i), (ii), (iii) and (iv) set forth in clause (y) of the first proviso in the definition of Permitted Distributions are satisfied and if directed by the Company, to be deposited in the Principal Collection Account as Principal Proceeds.

(h) On each Payment Date and the Maturity Date, the Collateral Agent, pursuant to the Payment Date Report, shall distribute all amounts on deposit in the Principal Collection Account and the Principal MV Cure Account and any amounts on deposit in a Permitted Non-USD Currency Principal Collection Account as of the end of the most recent Calculation Period or in the case of the Maturity Date on such date in the following order of priority (the “Principal Priority of Payments”):

(A) first, (1) to the payment of unpaid amounts referred to in clause (A)(1) and (A)(2)of the Interest Priority of Payments subject to the limitations set forth in such clauses (A)(1) and (A)(2), (2) then to the payment of unpaid amounts referred to in clause (B) of the Interest Priority of Payments and (3) then to the payment of unpaid amounts referred to in clause (A) of the Interest Priority of Payments other than clauses (A)(1), (A)(2) and (A)(4) thereof, subject to the limitations set forth in such clause (A);

(B) second, during the Reinvestment Period, (1) if the Compliance Condition is not satisfied, to be deposited in the Principal MV Cure Account or a Permitted Non-USD Currency Principal Collection Account, as applicable, until the Compliance Condition is satisfied, and (2) at the option of the Company to one or more of the following: (a) to the Principal Collection Account or a Permitted Non-USD Currency Principal Collection Account, as applicable, for the acquisition of additional Portfolio Investments, (b) to repayment of the Advances, and (c) so long as the Compliance Condition is satisfied (after giving pro forma effect to any payment under this subclause (c)), to make a Permitted Distribution or Permitted Tax Distribution;

(C) third, (a) after the Reinvestment Period, to the following: to one or more of the repayment of the Advances until the Advances are repaid in full and/or (b) if the Compliance Condition is satisfied (after giving pro forma effect to any payment and/or repayment under this clause (C)) and if so elected by the Servicer on behalf of the Company, to make a Ratable Distribution (if conditions (i), (ii) and (iii) set forth in clause (y) of the first proviso in the definition of Permitted Distributions are satisfied);

(D) fourth, after the Reinvestment Period, to the repayment of unpaid amounts referred to in clause (C)(2) of the Interest Priority of Payments;

(E) fifth, to pay all amounts set forth in clause (D) of the Interest Priority of Payments; and

(F) sixth, after the Reinvestment Period, to make Restricted Payments or as otherwise directed by the Company.

(i) Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and the Advances have been accelerated in accordance with this Agreement, on each date set by the Administrative Agent, the Collateral Agent, at the written direction of the Administrative Agent, shall distribute all amounts on deposit in the Interest Collection Account, the Principal Collection Account, each Permitted Non-USD Currency Account, the Interest MV Cure Account and the Principal MV Cure Account in the following order of priority (the “Enforcement Priority of Payments” and, together with the Interest Priority of Payments and the Principal Priority of Payments, the “Priority of Payments”):

(A) first, (1) to pay accrued but unpaid Administrative Expenses to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, up to a maximum amount of 0.025% multiplied by the sum of the aggregate principal amount of the Collateral (after conversion to USD using clause (y) of the Spot Rate) as of the end of the related Calculation Period, on each such date (after giving effect to all payments of such amounts on any other Payment Date occurring in the same calendar quarter); provided that if any such amount is not utilized on any such date, such unutilized amount may be applied during any of the three succeeding dates designated for payment by the Administrative Agent, then (2) to pay accrued but unpaid Administrative Expenses of the Collateral Agent, the Securities Intermediary and the Collateral Administrator not paid due to the dollar limitation set forth in (1), and then to pay accrued but unpaid Administrative Expenses to all other parties entitled thereto, provided that the amounts in (2) shall not exceed the Expense Cap; provided further that such limitation shall be disregarded with the consent of the Required Financing Providers (or the Administrative Agent on their behalf);

(B) second, to pay accrued but unpaid interest on the Advances, any accrued and unpaid Administrative Agency Fees and the Commitment Fee;

(C) third, to repay the outstanding Advances until paid in full;

(D) fourth, to pay accrued but unpaid Servicing Fees;

(E) fifth, to pay any remaining Administrative Expenses (first, to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, and second, to all other parties entitled thereto); and

(F) sixth, to make Restricted Payments or as otherwise directed by the Company.

If the amounts available to be applied pursuant to the Priority of Payments are insufficient to make the full amount of the disbursements required by any numbered sub-clause therein, then the Collateral Agent shall make the disbursements then due and payable to the extent funds are available therefor, to the Persons entitled thereto in accordance with the amounts owing to them under such sub-clause in the order of priority set forth therein.

With respect to each Calculation Period, the Collateral Administrator shall provide to the Administrative Agent, the Collateral Agent and the Company no later than one (1) Business Day prior to the Payment Date, a detailed reporting setting forth the proposed application of funds to be made pursuant to the foregoing Priority of Payments (the “Payment Date Report “). Upon the written approval of the Payment Date Report by the Administrative Agent (as notified in writing (including via email) to the Collateral Agent and the Collateral Administrator), the Payment Date Report shall constitute instructions to the Collateral Agent to make such distributions on the Payment Date pursuant to the Payment Date Report. In connection with the foregoing, the Administrative Agent shall from time to time provide the Collateral Administrator, upon request therefor, with any information reasonably necessary to prepare such reporting.

(j) Subject to Annex A, in addition to and without limiting the foregoing, on any Business Day, the Company may make a Permitted Distribution or Permitted Tax Distribution, subject to all of the requirements of the definitions of such terms and this Agreement.

(k) The Company agrees to pay to the Administrative Agent the Administrative Agency Fee in the amount and in accordance with the terms specified in the Administrative Agency Fee Letter.

(l) If any Lender does not consent to a Material Amendment consented to by the Administrative Agent and the Required Financing Providers, then the Company may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, prepay the Advances of such Lender or require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Company that shall assume such obligations (whereupon such Lender shall be obligated to so assign); provided that (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment and (y) such assignment or delegation shall be offered first to JPMCB and any Affiliate thereof that is a Lender. No prepayment fee or premium (including pursuant to Section 4.07(a)) that may otherwise be due hereunder shall be payable to such Lender in connection with any such prepayment or assignment made pursuant to this Section 4.03(l).

SECTION 4.04 Payments Generally. (a) All payments to the Administrative Agent or any Lender that is an Affiliate of the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Company, the Collateral Administrator and the Collateral Agent for further distribution by the Administrative Agent (if applicable). All payments made to any other Lender, the Servicer, the Company, the Securities Intermediary or the Collateral Administrator (in the case of the Securities Intermediary and the Collateral Administrator, to the extent such Person is not the Collateral Agent) shall be made to such Person at the account designated by such person in writing to the Collateral Agent and the Collateral Administrator. The Administrative Agent shall give written notice to the Collateral Agent and the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Company promptly after the end of a Calculation Period (but at least two (2) Business Days prior to a Payment Date) of the calculation of amounts payable to the Financing Providers (including the applicable Benchmarks) in respect of the Financings and the amounts payable to the Company. Within two (2) Business Days after each Calculation Date, the Administrative Agent shall deliver an invoice to the Company, the Collateral Agent and the Collateral Administrator in respect of the interest due on such Payment Date. All payments to the Administrative Agent not made for distribution to the Lenders shall be made as directed in writing by the Administrative Agent. All payments hereunder to the Secured Parties shall be made without setoff or counterclaim. All payments hereunder shall be made in USD other than payments of interest and principal made in respect of Advances denominated in a Permitted Non-USD Currency, which shall be made in the applicable Permitted Non-USD Currency of such Advance. All interest hereunder shall be computed on the basis of a year of 360 days (other than interest calculated at the Base Rate or Term CORRA, which shall each be calculated on the basis of a year of 365/366 days) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Except as otherwise set forth herein, all payments by or on behalf of the Company hereunder shall be made in accordance with the Priority of Payments.

(b) If after receipt of an invoice from the Administrative Agent pursuant to Section 4.04(a) and at least two (2) Business Days prior to any Payment Date or the Maturity Date, the Company does not have a sufficient amount of funds in a Permitted Non-USD Currency on deposit in the applicable Permitted Non-USD Currency Account that will be needed (1) to pay to the Lenders all of the amounts required to be paid in such Permitted Non-USD Currency on such date and/or (2) to pay any expenses required to be paid in accordance with the Priority of Payments, in each case, in such Permitted Non-USD Currency as required for such payment (a “Currency Shortfall”), then, so long as no Event of Default shall have occurred and be continuing and no Market Value Cure Failure has occurred, the Company shall exchange (or shall direct the Collateral Agent to exchange), in each case with the consent of the Administrative Agent, amounts in USD held in the Interest Collection Account or the Principal Collection Account, as applicable, for the applicable Permitted Non-USD Currency in an amount necessary to cure such Currency Shortfall. Each such exchange shall occur no later than two (2) Business Days prior to such Payment Date or the Maturity Date, as applicable, and shall be made at the Spot Rate at the time of conversion utilizing the Collateral Agent’s foreign exchange desk. If for any reason the Company shall have failed to effect any such currency exchange by the second Business Day prior to such date, then the Administrative Agent shall be entitled to (but shall not be obligated to) direct such currency exchange on behalf of the Company by the Business Day prior to such date.

(c) At any time following the occurrence of a Market Value Cure Failure or if an Event of Default has occurred and is continuing, the Administrative Agent may in its sole discretion direct the Collateral Agent in writing to exchange amounts held in each Permitted Non-USD Currency Account at the Spot Rate (utilizing the Collateral Agent’s foreign exchange desk) for application hereunder.

SECTION 4.05 Interest MV Cure Account and Principal MV Cure Account.

(a) Prior to the Maturity Date, all cash amounts in the Interest MV Cure Account shall be invested in Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Financing Providers); provided that if the Collateral Agent does not receive such written direction from the Administrative Agent, cash amounts in the Interest MV Cure Account shall remain uninvested. Eligible Investments shall mature no later than the next succeeding Payment Date.

(b) Amounts on deposit in the Interest MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company or the Servicer on its behalf (or, upon the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Cure Failure, the Administrative Agent)) and (i) used to prepay the Advances in accordance with Section 4.03(c) or (ii) distributed in accordance with the Interest Priority of Payments. Notwithstanding any of the foregoing or anything to the contrary in this Agreement, following the occurrence of a Market Value Cure Failure, amounts on deposit in the Interest MV Cure Account may be withdrawn by the Collateral Agent at the written direction and in the sole discretion of the Administrative Agent and be applied to repay the Advances and/or to pay accrued but unpaid interest on the Advances to the Lenders or to the payment of any other Secured Obligations.

(c) The Company or the Servicer on its behalf shall cause all cash received by it in connection with a Market Value Cure to be deposited in the Principal MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the Principal MV Cure Account such amounts received by it (and identified as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the Principal MV Cure Account shall be invested in Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Financing Providers). All amounts contributed to the Company by the Parent or any Affiliate thereof in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim. Eligible Investments shall mature no later than the next succeeding Payment Date.

(d) Amounts on deposit in the Principal MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company or the Servicer on its behalf (or, upon the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Cure Failure, the Administrative Agent)) and (i) deposited in the Principal Collection Account with prior notice to the Administrative Agent; provided that the Compliance Condition is satisfied on a pro forma basis (as shall be deemed certified upon delivery of any direction by the Company or the Servicer on its behalf to make such deposit into the Principal Collection Account), (ii) used to prepay the Advances in accordance with Section 4.03(c) or (iii) distributed in accordance with the Principal Priority of Payments. Notwithstanding any of the foregoing or anything to the contrary in this Agreement, following the occurrence of a Market Value Cure Failure, amounts on deposit in the Principal MV Cure Account may be withdrawn by the Collateral Agent at the written direction and in the sole discretion of the Administrative Agent and be applied to repay the Advances and/or to pay accrued but unpaid interest on the Advances to the Lenders or to the payment of any other Secured Obligations.

SECTION 4.06 Proceeds Collection Account.

(a) The Company or the Servicer on its behalf shall cause all cash received by it in connection with the sale of Portfolio Investments pursuant to Section 1.04(b)(ii) to be deposited in the Proceeds Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the Proceeds Collection Account or the applicable Permitted Non-USD Currency Principal Collection Account such amounts received by it (and identified as such by the Company or the Servicer on its behalf) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the Proceeds Collection Account shall be invested in Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Financing Providers). Eligible Investments shall mature no later than the next succeeding Payment Date.

(b) Amounts on deposit in the Proceeds Collection Account and amounts deposited into any Permitted Non-USD Currency Principal Collection Account pursuant to clause (a) above may be withdrawn by the Collateral Agent solely at the written direction and in the sole discretion of the Administrative Agent and be applied to repay the Advances and/or to pay accrued but unpaid interest on the Advances to the Lenders or to the payment of any other Secured Obligations.

(c) After the termination of the Financing Commitments and the payment in full in cash of the Secured Obligations, any amounts remaining in the Proceeds Collection Account shall be delivered to the Company.

(d) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, any payment of principal, interest, fees or other amounts payable for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder or under any other Loan Document; second, as the Company may request (so long as no Market Value Event has occurred and no Default or Event of Default has occurred and is continuing), to the funding of any Advance in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement and that has not otherwise been funded, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Company, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Advances under this Agreement; fourth, to the payment of any amounts owing to the Lenders or any Agent as a result of any judgment of a court of competent jurisdiction obtained by any Lender or Agent against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; fifth, so long as no Market Value Event has occurred and no Default or Event of Default has occurred and is continuing, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement or under any other Loan Document; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Advances were made at a time when the conditions set forth in Section 2.05 were satisfied or waived, such payment shall be applied solely to pay the Advances of, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of such Defaulting Lender until such time as all Advances are held by the Lenders pro rata in accordance with the Financing Commitments without giving effect to Section 2.03(e). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this clause (d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

SECTION 4.07 Reduction of Financing Commitments.

(a) (i) After the occurrence of the Non-Call Period End Date (or any other date after JPMorgan Chase Bank, National Association ceases to act as Administrative Agent), the Company (or the Servicer on its behalf) shall be entitled at its option from time to time and upon five (5) Business Days’ prior written notice to the Administrative Agent (with a copy to the Collateral Agent and the Collateral Administrator) to (i) reduce the Financing Commitments with respect to Advances by prepayment of all or any portion of the principal amount of the Advances and all accrued and unpaid interest thereon, all accrued and unpaid Administrative Agency Fees and designating to the Administrative Agent that such prepayment is part of a Facility Reduction (in which case the Financing Commitments shall be reduced by the amount of principal so prepaid) and/or (ii) terminate in full or reduce in part any portion of the Financing Commitments that exceeds the sum of the outstanding Advances.

(ii) Subject to Annex A, each optional commitment termination or reduction pursuant to Section 4.07(a)(i) that is made, whether in full or in part, during the period from (but excluding) the Non-Call Period End Date to (and including) the date six (6) months following the Non-Call Period End Date, shall be accompanied by a premium equal to 1% of the principal amount of Financing Commitments so terminated or reduced, as applicable (unless JPMorgan Chase Bank, National Association has ceased to act as Administrative Agent).

(b) On the last day of the Reinvestment Period, all remaining unfunded Financing Commitments will automatically be cancelled.

(c) Any reduction of Financing Commitments under this Section 4.07 shall be referred to as a “Facility Reduction”.

ARTICLE V

THE SERVICER

SECTION 5.01 Appointment and Duties of the Servicer.

The Company hereby appoints the Servicer as its servicer under this Agreement and the other Loan Documents and to perform the investment servicing functions of the Company set forth herein and therein, and the Servicer hereby accepts such appointment. For so long as no Market Value Cure Failure has occurred and no Event of Default has occurred and is continuing and subject to Section 1.04, the services to be provided by the Servicer shall consist of (x) selecting, purchasing, managing and directing the investment, reinvestment and disposition of Portfolio Investments, delivering Approval Requests on behalf of and in the name of the Company and (y) acting on behalf of the Company for all other purposes hereof and the transactions contemplated hereby expressly set forth in this Agreement and the other Loan Documents. The Company hereby irrevocably appoints the Servicer its true and lawful agent and attorney-in-fact (with full power of substitution) in its name, place and stead and at its expense, in connection with the performance of its duties provided for herein. Without limiting the foregoing: the Servicer shall perform its obligations hereunder with reasonable care, using a degree of skill not less than that which the Servicer exercises with respect to assets of the nature of the Portfolio Investments that it manages or services for itself and others having similar investment objectives and restrictions. As consideration for acting as the Servicer hereunder, the Servicer shall be entitled to the Servicing Fee in accordance with the Priority of Payments; provided that the Servicer in its sole discretion may elect to waive or defer the payment of any accrued and unpaid Servicing Fee.

The Servicer may employ third parties (including its Affiliates) to render advice (including investment advice) and assistance to the Company and to perform any of the Servicer’s duties hereunder, provided that the Servicer shall not be relieved of any of its duties or liabilities hereunder regardless of the performance of any services by third parties. For the avoidance of doubt, neither the Administrative Agent nor any Lender shall have the right to remove or replace the Servicer hereunder.

SECTION 5.02 Servicer Representations as to Eligibility Criteria; Etc. The Servicer agrees to comply with all covenants and restrictions imposed on the Company hereunder and not to act in contravention of this Agreement or the other Loan Documents. The Servicer represents to the other parties hereto that (a) as of the Trade Date for each Portfolio Investment purchased, such Portfolio Investment meets all of the applicable Eligibility Criteria (unless otherwise consented to by the Administrative Agent) and (b) all of the information contained in the related Approval Request is true, correct and complete in all material respects; provided that, to the extent any such information was furnished to the Company or the Servicer by any third party, such information is as of its delivery date true, complete and correct in all material respects to the knowledge of the Servicer.

SECTION 5.03 Indemnification. The Servicer shall indemnify and hold harmless the Administrative Agent, the Collateral Agent, the Securities Intermediary, the Collateral Administrator and the Lenders and their respective affiliates, directors, officers, stockholders, partners, agents, employees and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, demands, damages or liabilities of any kind, including legal fees and disbursements (collectively, “Liabilities”), and shall reimburse each such Indemnified Person on a current basis for all reasonable and documented expenses (including fees and disbursements of counsel), in each case arising out of or in connection with any acts or omissions of the Servicer hereunder constituting bad faith, willful misconduct or gross negligence in the performance, or reckless disregard, of the duties of the Servicer hereunder, except to the extent (x) any such Liability results from or is attributable to the performance or non-performance of any Portfolio Investment or (y) any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnified Person, any of its Affiliates or the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing or any other party hereto or to any other Loan Document or (B) a material breach by such Indemnified Person or any other party hereto or to any other Loan Document of its obligations hereunder or under any other Loan Document.

This Section 5.03 shall survive the termination of this Agreement and the repayment of all amounts owing to the Secured Parties hereunder.

ARTICLE VI

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 6.01 Representations and Warranties. The Company (and, in the cases of clauses (a) through (f), (l), (m), (n) and (u), the Servicer) represents to the other parties hereto with respect to itself, as of the date of this Agreement, as of the Effective Date and as of each Trade Date, that:

(a) it is duly organized, registered or incorporated, as the case may be, and validly existing under the laws of the jurisdiction of its organization, registration or incorporation and has all requisite power and authority to execute, deliver and perform this Agreement and each other Loan Document to which it is a party and to consummate the transactions herein and therein contemplated;

(b) the execution, delivery and performance of this Agreement and each other Loan Document, and the consummation of such transactions have been duly authorized by it and this Agreement and each such other Loan Document constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights and remedies generally);

(c) the execution, delivery and performance of this Agreement and each other Loan Document and the consummation of such transactions do not and will not (i) conflict with the provisions of its governing instruments and/or constitutional documents or (ii) violate any provisions of Applicable Law or regulation or any applicable order of any court or regulatory body or result in the breach of, or constitute a default, or require any consent, under any material agreement, instrument or document to which it is a party or by which it or any of its property may be bound or affected which, in the case of this clause (ii), would reasonably be expected to have a Material Adverse Effect;

(d) no actions or proceedings at law or in equity are pending (or, to its knowledge, threatened) against it before any court, tribunal, governmental body, agency or official or any arbitrator that could reasonably be expected to result in a Material Adverse Effect;

(e) the Parent (i) is not required to register as an investment company under the Investment Company Act of 1940, as amended and (ii) has elected to be treated as a business development company for purposes of the Investment Company Act of 1940, as amended;

(f) it has obtained all consents and authorizations (including all required consents and authorizations of any governmental authority) that are necessary to be obtained by it in connection with the execution, delivery and performance of this Agreement and each other Loan Document and each such consent and authorization is in full force and effect other than those for which the failure to obtain would not reasonably be expected to have a Material Adverse Effect;

(g) it is not required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended;

(h) it has not issued any securities that are or are required to be registered under the Securities Act of 1933, as amended, and it is not a reporting company under the Securities Exchange Act of 1934, as amended;

(i) except with respect to the Secured Obligations, it has no outstanding Indebtedness;

(j) (x) no ERISA Event has occurred, (y) neither the execution and delivery nor the performance of this Agreement constitutes a non-exempt violation of any Similar Law and (z) the Company is not subject to any Other Plan Law;

(k) as of the date of this Agreement and as of the Effective Date it is, and after giving pro forma effect to any Advance it will be, Solvent and it is not entering into this Agreement or any other Loan Document or consummating any transaction contemplated hereby or thereby with any intent to hinder, delay or defraud any of its creditors;

(l) it is not subject to any Adverse Proceeding;

(m) it is not in default under any other contract to which it is a party, except where such default would not reasonably be expected to have a material adverse effect on (a) the business, assets, operations or financial condition of the Company, the Servicer or the Seller, (b) the ability of the Company, the Servicer or the Seller to perform its obligations under this Agreement or any of the other Loan Documents or (c) the rights of or benefits available to the Administrative Agent or the Lenders under this Agreement or any of the other Loan Documents (a “Material Adverse Effect”);

(n) (i) it is in compliance in all respects with the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and with the USA PATRIOT Act and all other laws and regulations relating to money laundering and terrorist activities and (ii) it is in compliance in all material respects with all other Laws and all orders, writs, injunctions and decrees applicable to it or to its properties;

(o) it does not have any Subsidiaries or own any Investments in any Person other than the Portfolio Investments or Investments (i) constituting Eligible Investments and (ii) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any obligor thereunder or issuer thereof (or any Person to hold any such Subsidiaries or other interests);

(p) (x) it has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, in each case, could reasonably be expected to result in a Material Adverse Effect, (y) no report, financial statement, certificate or other information (other than projections, forward-looking information, general economic data or industry information) furnished in writing by or on behalf of it or any of its Affiliates to the Administrative Agent or any Lender in connection with the transactions contemplated by this Agreement and the negotiation of this Agreement or delivered hereunder or any other Loan Document (in each case as modified or supplemented by other information so furnished) contains (or, to the extent any such information was furnished to the Company by a third party, to the Company’s knowledge contains), as of its delivery date, any material misstatement of fact or omits to state any material fact necessary to make the statements therein, when taken as a whole, in the light of the circumstances under which they were made, not misleading and (z) as of the Effective Date, to the best knowledge of the Company, the information included in the Beneficial Ownership Certification provided on or prior to the Effective Date to any Lender in connection with this Agreement is true and correct in all respects;

(q) it has good and marketable title to all Portfolio Investments and other Collateral free of any Liens (other than Permitted Liens and any Liens that will be released contemporaneously with any Advance hereunder);

(r) the Company has filed all tax returns required by law to have been filed by it in the required legal timeframe (if any and taking into account any applicable extensions); all such tax returns are true and correct in all respects; and the Company has paid or withheld (as applicable) all taxes and governmental charges owing or required to be withheld by it (if any), except (i) any such taxes or governmental charges which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside in accordance with GAAP on its books or (ii) the failure of which to file such tax returns or pay, withhold or discharge such taxes or governmental charges would not reasonably be expected to have a Material Adverse Effect on the Company;

(s) the Company it will be treated as of the date of its formation as, and for so long as any amounts remain outstanding hereunder will remain, as a disregarded entity or a partnership for U.S. federal income tax purposes and will not take any action nor recognize any transfer of interests in the Company that would cause the Company to become treated other than as a disregarded entity or a partnership, the Company is wholly owned by the Parent, which is a U.S. Person;

(t) it has not engaged in any business operations or activities other than as an ownership entity for Portfolio Investments and similar loan or debt obligations, entering into and performing its obligations under the Loan Documents and such activities and activities incidental thereto;

(u) it is subject to policies and procedures designed to ensure compliance by it, its agents and their respective directors, managers, officers and employees (as applicable) with Anti-Corruption Laws and applicable Sanctions, and it and its officers and managers and, to its knowledge, its owners and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in it being designated as a Sanctioned Person. None of (i) it or its officers or managers or (ii) to its knowledge, any of its owners or agents that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Advances, use of proceeds or other transaction contemplated by the Loan Documents will directly, or to the knowledge of the Company, indirectly violate Anti-Corruption Laws or applicable Sanctions;

(v) all proceeds of the Advances will be used by the Company only in accordance with the provisions of this Agreement. No part of the proceeds of any Advance will be used by the Company to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock. Neither the making of any Advance not the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Directors of the Federal Reserve Board. No Advance is secured, directly or indirectly, by Margin Stock, and the Collateral does not include Margin Stock; and

(w) without limitation to any other provision of this Agreement, it acknowledges and agrees that, except with respect to any non-waivable right under Applicable Law, JPMCB and its affiliates are not, nor shall they be deemed to be, by virtue of JPMCB’s roles as Administrative Agent and Financing Provider hereunder and/or any action or inaction of JPMCB in either such capacity, a fiduciary of, or otherwise have a trust relationship with, or owe any duty of care, duty of loyalty or other duty to, any other person in connection with this Agreement and the transactions contemplated hereby.

SECTION 6.02 Covenants of the Company and the Servicer. The Company (and, with respect to clauses (a),(g), (h), (l), (o), (s), (x) and (y), the Servicer):

(a) shall comply with Anti-Corruption Laws and applicable Sanctions and shall maintain in effect and enforce policies and procedures designed to ensure compliance by it, its agents and their respective directors, managers, officers and employees (as applicable) with Anti-Corruption Laws and applicable Sanctions;

(b) shall promptly provide the Administrative Agent with any amendments to any of its constituent documents and shall not amend any of its constituent documents in any manner that could reasonably be expected to, or that does, adversely affect the Lenders in any material respect without the prior written consent of the Administrative Agent at the direction of the Required Financing Providers;

(c) shall not, without the prior consent of the Administrative Agent (acting at the direction of the Required Financing Providers), which consent may be withheld in the sole and absolute discretion of the Required Financing Providers, enter into any hedge agreement;

(d) shall not maintain any of its primary books or records with respect to the Collateral at any office other than at the address referred to on the Transaction Schedule (or at the office of the Collateral Agent) or maintain its chief executive office or its place of business at any place other than at such address, in each case without providing at least fifteen (15) days advance written notice to the Administrative Agent;

(e) shall not change its name, or name under which it does business, from the name shown on the signature pages hereto, unless it shall have provided ten (10) Business Days’ advance written notice of such change to the Administrative Agent;

(f) shall at all times comply with the requirements of its constituent documents, including (in the case of the Company) Section 1.8 of the Limited Liability Company Agreement of the Company;

(g) shall at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business;

(h) shall comply with all applicable requirements of law (whether statutory, regulatory or otherwise), the noncompliance with which could reasonably be expected to have, individually or collectively, a material adverse effect on the Company, the Administrative Agent, the Lenders or the Collateral;

(i) shall not have any Subsidiaries without the prior written consent of the Administrative Agent, and any entity that becomes a Subsidiary of the Company as a result of the Company’s acquisition or receipt of equity interests in such entity as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any obligor thereunder or issuer thereof or any entity formed to hold such equity interests;

(j) shall not fail to remain Solvent;

(k) shall ensure that (x) no ERISA Event occurs and (y) the Company is not subject to any Other Plan Law;

(l) shall take all actions necessary to maintain good and marketable title to the Portfolio Investments and the other Collateral, subject to only Permitted Liens;

(m) (i) shall promptly furnish to the Administrative Agent, and the Administrative Agent shall furnish to the Lenders, copies of the following financial statements, reports and information: (i) as soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Parent (beginning with the fiscal year ended December 31, 2024), consolidated audited financial statements of the Parent, audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year; provided, that the financial statements, reports and information required to be delivered pursuant to this clause (i) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Parent’s annual report on Form 10-K, shall be deemed delivered to the Administrative Agent on the date such documents are made so available, (ii) as soon as available and in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (beginning with the fiscal quarter ended September 30, 2024), quarterly unaudited financial information of the Parent; provided, that the financial statements, reports and information required to be delivered pursuant to this clause (ii) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Parent’s annual report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made so available and (iii) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Financing Providers may reasonably request;

(ii) shall promptly furnish to the Administrative Agent no later than the date any financial statements are due pursuant to Section 6.02(m)(i), a compliance certificate, certified by a responsible officer of the Company to be true and correct, (i) stating whether any Default or Event of Default exists; (ii) stating that Company is in compliance with the covenants set forth in this Agreement, including a certification that the Collateral has been Delivered to the Collateral Agent; (iii) stating that the representations and warranties of Company contained in Article VI, or in any other Loan Document, or which are contained in any document furnished at any time or in connection herewith or therewith, are true and correct in all material respects on and as of the date thereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and (iv) certifying that such financial statements fairly present in all material respects, the financial condition and the results of operations of Company on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments;

(n) shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge, (i) the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which disputed amounts adequate reserves in accordance with GAAP have been made or (ii) the failure of which to pay or discharge could not reasonably be expected to have a Material Adverse Effect on the Company;

(o) shall (x) permit the Administrative Agent to inspect its books and records during normal business hours with at least one (1) Business Day’s prior written notice and (y) answer questions from the Administrative Agent and otherwise consult with the Administrative Agent with respect to any Portfolio Investment, and use commercially reasonable efforts to cause the Parent (if requested by the Administrative Agent) to participate in such consultation, with at least five (5) Business Day’s prior written notice specifying in reasonable detail the subject matter to be discussed and the initial questions to be posed by the Administrative Agent;

(p) except as expressly set forth herein, shall not make any Restricted Payment, including, but not limited to, any payment pursuant to Section 4.03(h)(F) or Section 4.03(i)(F), without the prior written consent of the Administrative Agent; provided that the Company may make Permitted Distributions and Permitted Tax Distributions, without such consent;

(q) shall not make or hold any Investments, except the Portfolio Investments or Investments (A) constituting Eligible Investments, (B) that have been consented to by the Administrative Agent and (C) those the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment, Eligible Investment or any issuer thereof;

(r) shall not enter into any agreement which prohibits the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, other than the Loan Documents;

(s) shall not request any Advance, and the Company shall not directly, or to the knowledge of the Company, indirectly, use, and shall procure that its agents shall not directly, or to the knowledge of the Company, indirectly, use the proceeds of any Advance (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto;

(t) shall not purchase or otherwise acquire or receive as a distribution any commodities or any fee interest in real property or any equivalent interest in real property under any Applicable Law, except for such commodities or fee interest in real property as the Company shall have acquired or received as a distribution in connection with a workout, bankruptcy, foreclosure, restructuring or similar process or proceeding involving a Portfolio Investment or any issuer thereof; provided that the Company shall disclose such acquisition or receipt of any such commodities or fee interest in real property to the Administrative Agent promptly following the acquisition or receipt thereof;

(u) shall post on a password protected website maintained by the Company to which the Administrative Agent will have access or deliver via email to the Administrative Agent, with respect to each obligor in respect of a Portfolio Investment, to the extent received by the Company pursuant to the Underlying Instruments in respect of each Portfolio Investment, the complete financial reporting package with respect to the related obligor (including all quarterly and annual financial statements, management discussion and analysis, executed covenant compliance certificates and related covenant calculations with respect to such obligor) and the annual budget provided to the Company, which delivery or posting shall be within five (5) Business Days of the Company’s receipt of such information; provided that, with respect to any Portfolio Investment, to the extent that the Company has previously identified in writing to the Administrative Agent the names of the “disqualified lenders” (or similar term) pursuant to the documentation for such Portfolio Investment, neither the Administrative Agent nor any Lender shall provide any information provided to the Administrative Agent pursuant to this Section 6.02(u) with respect to such Portfolio Investment to any Lender or Participant (in any case, other than JPMCB or any of its Affiliates) who is such a “disqualified lender” (or similar term) with respect to such Portfolio Investment; provided, further, that the Administrative Agent shall be permitted to disclose to the Lenders and Participants the identities of the “disqualified lenders” (or similar term) for each Portfolio Investment;

(v) (i) shall not elect to be classified as other than a disregarded entity or partnership for U.S. federal income tax purposes, nor shall the Company take any other action or actions that would cause it to be classified, taxed or treated as a corporation or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes (including transferring interests in the Company on or through an established securities market or secondary market (or the substantial equivalent thereof), within the meaning of Section 7704(b) of the Code (and Treasury regulations thereunder)) and (ii) shall only have partners or owners that are treated as U.S. Persons or that are disregarded entities owned by a U.S. Person and shall not recognize the transfer of any interest in the Company that constitutes equity for U.S. federal income tax purposes to a Person that is not a U.S. Person;

(w) on or before the Payment Date in April in each calendar year, shall deliver to the Administrative Agent (with a copy to the Collateral Agent) an officer’s certificate of the Company (or the Servicer on its behalf) stating that, having made reasonable inquiries and to the best of the knowledge, information and belief of the Company, there does not exist, as of a date not more than five (5) days prior to the date of the officer’s certificate, nor has there existed at any time prior thereto since the date of the last officer’s certificate, any Default hereunder, or, if there has been a Default hereunder, specifying each such Default and the nature and status thereof;

(x) shall ensure that each Approval Request submitted for approval to the Administrative Agent pursuant to Section 1.02 hereof shall be a good faith request by the Company (or the Servicer on its behalf) for approval of such Approval Request;

(y) promptly upon any officer of the Company or the Servicer obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice has been given to the Company or the Servicer with respect thereto and (ii) that any Portfolio Investment fails at any time to satisfy the Eligibility Criteria, shall deliver to the Administrative Agent (with a copy to the Collateral Agent) a certificate of an authorized officer of the Company or the Servicer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition, and what action the Company or the Servicer on its behalf has taken, is taking and proposes to take with respect thereto. Without duplication of any of the foregoing, the Company or the Servicer on its behalf shall provide a copy of any material written notice received by it from any obligor in respect of a Portfolio Investment within five (5) Business Days of the Company’s or the Servicer’s receipt thereof; and

(z) shall provide to the Administrative Agent (x) as soon as available and in any event within ten (10) Business Days after the end of each calendar quarter, commencing after the calendar month ending September, 2024, the identity of each Portfolio Investment that is a Partial Deferrable Obligation and the portion of interest payable under such Partial Deferrable Obligation that to the knowledge of the Company or the Servicer (after due inquiry) is actually being paid in kind rather than in cash (with such update to be substantially in the form of Schedule 10 and which may be delivered via email) and (y) from time to time, such other information or documents (financial or otherwise) as the Administrative Agent or the Required Financing Providers may reasonably request with respect to any Partial Deferrable Obligation.

SECTION 6.03 Separate Existence. The Company shall not:

(a) commingle its assets with the assets of its sole member, the Parent, of any of its Affiliates or of any other Person or fail to hold its assets in its own name or in the name of a trustee, custodian or other agent on its behalf;

(b) fail to maintain its records and accounts, separate and apart from those of any other Person and in a manner that will be sufficient, among other things, to permit the Company to identify and account for its assets and liabilities separately from the assets and liabilities of its sole member, the Parent, of any of its Affiliates or of any other Person;

(c) incur any indebtedness, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the Financings and other obligations owing under the Loan Documents, except for fees, expenses, and trade and other payables incurred in the ordinary course of its business which are paid when due;

(d) guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(e) pledge or permit the pledge of its assets to secure the obligations of any Person other than the Company or otherwise make any of its assets available to satisfy the claims of any creditor of any Person other than the Company;

(f) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(g) fail to pay its debts, liabilities and expenses only from its own funds and other assets;

(h) fail to correct any known misunderstandings regarding the separate identity of the Company from its sole member, the Parent, any of its Affiliates or any other Person;

(i) fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (i) to mislead others as to the identity with which such other Person is transacting business, or (ii) to suggest that it is responsible for the debts of any third party (including its sole member, the Parent, any of its Affiliates or any other Person);

(j) fail to act solely in its own name and through its sole member (in its capacity as the initial member of the Company) or its duly authorized officers, authorized signatories or agents in the conduct of its business;

(k) except as may be required by the Code and regulations thereunder or other applicable tax law, hold itself out as or be considered as a department or division of its sole member, the Parent, of any of its Affiliates or of any other Person;

(l) fail to file its own separate tax return, or file a consolidated federal income tax return with any other Person, except as may be required by the Code and the regulations thereunder;

(m) fail to maintain proper books of record and account in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company, separate and apart from those of any other Person, provided, however, that the Company’s assets may be included in a consolidated financial statement of its Parent, provided that (a) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the Company from the Parent and to indicate that the Company’s assets and credit are not available to satisfy the debts and other obligations of the Parent or any other Person (other than the Company) and (b) such assets shall also be listed on the Company’s own separate balance sheet;

(n) fail to either maintain a sufficient number of officers, authorized signatories or other personnel, and/or engage sufficient service providers, agents or other Persons (including the Parent or Affiliate thereof), in light of its contemplated operations;

(o) fail to allocate fairly and reasonably any overhead expenses that are shared with the Parent or any of its Affiliates;

(p) to the extent used in its business, fail to use separate stationery, invoices, and checks bearing its own name;

(q) acquire obligations or securities of, or make any loans or advances to, or pledge its assets for the benefit of the Parent or any of its Affiliates;

(r) except pursuant to the Sale Agreements or as may be permitted or required by the Loan Documents, enter into any contract or agreement with the Parent or any of its Affiliates, except upon terms and conditions that are commercially reasonable and intrinsically fair and substantially similar to those that would be available on an arm’s-length basis with unrelated third parties; provided that nothing in this clause (r) shall prohibit (x) a Permitted Distribution or (y) a Permitted Tax Distribution;

(s) to the fullest extent permitted by Applicable Law and except as permitted by the Limited Liability Company Agreement of the Company, seek its dissolution or winding up in whole or in part;

(t) fail to observe applicable Delaware limited liability company formalities or fail to comply with the Limited Liability Company Agreement of the Company;

(u) fail to maintain the Company’s minutes, resolutions, written consents and other actions authorizing the transactions entered into by the Company as its official records, in a manner that permits them to be separately identified from the records of the Parent and any Affiliate thereof; or

(v) fail at any time to have at least one (1) Independent Manager except while a vacancy is being filled as required by the Limited Liability Company Agreement of the Company.

SECTION 6.04 Amendments, Etc. The Company shall be permitted to enter into any amendment, supplement, consent, waiver or other modification of any Portfolio Investment (including, for the avoidance of doubt, any Portfolio Investment denominated in a Permitted Non-USD Currency) or any related Underlying Instrument or rights thereunder (each, an “Amendment”) in its sole discretion (or the sole discretion of the Servicer on its behalf), without the consent of the Administrative Agent. If an Amendment has been entered into, the Company will give prompt (and in any event, not later than three (3) Business Days’) notice thereof to the Administrative Agent (with a copy to the Collateral Agent). In any such event, the Company (or the Servicer on its behalf) shall exercise all voting and other powers of ownership relating to such Amendment or the exercise of such rights or remedies as it shall deem appropriate under the circumstances unless an Event of Default has occurred and is continuing or a Market Value Cure Failure has occurred. If an Event of Default has occurred and is continuing or a Market Value Cure Failure has occurred, then, notwithstanding anything herein to the contrary, (a) the Company and the Servicer will exercise all voting and other powers of ownership, including consent to any Amendment, with the prior written consent of the Administrative Agent (it being understood that (x) if the terms of the related Underlying Instrument expressly prohibit or restrict any such rights given to the Administrative Agent, then such right shall be limited to the extent necessary so that such prohibition or restriction is not violated and (y) the Administrative Agent shall not take direction with any action with regard to any Portfolio Investment from any Lender that the Administrative Agent knows is a “disqualified lender” (or similar term) pursuant to the documentation for such Portfolio Investment); provided that the foregoing shall not apply to JPMCB or any of its Affiliates as a Lender hereunder and (b) the Company and the Servicer shall not take any action with respect to any Portfolio Investment (including, for the avoidance of doubt, any Portfolio Investment denominated in a Permitted Non-USD Currency) that is inconsistent with (and it agrees that it will not vote or otherwise exercise powers of ownership pertaining thereto in any manner that is inconsistent with) the terms of this Agreement.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a) the Company shall fail to pay (i) any principal amount owing by it in respect of the Secured Obligations when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise or (ii) any other amount in respect of the Secured Obligations (whether for interest, fees or other amounts owing by it) within three (3) Business Days of when such amount becomes due and payable; provided, in the case of clause (ii), if such failure results solely from an administrative error or omission by either Agent or the Collateral Administrator, such period shall be extended to a total of five (5) Business Days; or

(b) any representation or warranty made or deemed made by or on behalf of the Company, the Servicer or the Seller (collectively, the “Credit Risk Parties”) in any of the Loan Documents or any amendment or modification thereof or waiver thereunder, or in any report, certificate, or other document furnished thereunder or in connection therewith or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect or misleading in any material respect when made or deemed made and if such breach is capable of being remedied, such failure shall not have been remedied or waived within thirty (30) days after the earlier of (i) receipt by the Company or the applicable Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) an officer of the Company or the applicable Credit Risk Party becoming aware of such failure; or

(c) (A) the Company shall fail to observe or perform any covenant contained in Sections 6.02(b), (c), (d), (e), (f), (i), (j), (p), (q), (r), (s), (t), (u), (y)(i) or (y)(ii) or any obligation set forth in Section 2.03(e), or (B) any Credit Risk Party shall fail to observe or perform any other covenant, condition or agreement contained herein (it being understood that the failure of a Portfolio Investment to satisfy the Concentration Limitations after the date of its purchase shall not constitute such a failure) or in any other Loan Document and, in the case of this clause (B), if such failure is capable of being remedied, such failure shall not have been remedied or waived within thirty (30) days after the earlier of (i) receipt by the Company or the applicable Credit Risk Party of written notice of such failure from the Administrative Agent and (ii) an officer of the Company or the applicable Credit Risk Party becoming aware of such failure; or

(d) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the any Credit Risk Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Risk Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

(e) any Credit Risk Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (d) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Credit Risk Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action in contemplation or for the purpose of effecting any of the foregoing; or

(f) any Credit Risk Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

(g) [reserved]; or

(h) the passing of any resolution to wind up the Company; or

(i) subject to Annex A, any final judgments or orders (not subject to appeal or otherwise non-appealable) by one or more courts of competent jurisdiction for the payment of money in an aggregate amount in excess of $1,000,000 (after giving effect to insurance, if any, available with respect thereto) shall be rendered against the Company, and the same shall remain unsatisfied, unvacated, unbonded or unstayed for a period of thirty (30) days after the date on which the right to appeal has expired; or

(j) an ERISA Event occurs; or

(k) a Change of Control occurs; or

(l) subject to Annex A, the LTV Ratio is greater than 77.5%; or

(m) the Collateral Agent fails to have a valid first priority perfected security interest (subject to Permitted Liens) in the Collateral (other than a temporary failure to have such a security interest in an immaterial portion of Collateral received in connection with a workout, insolvency, foreclosure or similar event with respect to an obligor of a Portfolio Investment if such Collateral cannot be Delivered contemporaneously with the receipt thereof by the Company or if a security interest in such Collateral cannot be perfected under Articles 8 and 9 of the UCC); or

(n) any Person makes a claim in writing against the Company or the Collateral for payment on amounts arising out of any action or omission of the Company, or in respect of any other damages or liability of any kind in respect to acts, omissions or circumstances in respect of the Company, prior to the Effective Date, and the same shall remain unsatisfied, undischarged or unbonded for a period of thirty (30) days after the date on which the Company receives written notice of such claim; or

then, and in every such event (other than an event with respect to the Company described in clause (d), (e) or (h) of this Article), and at any time thereafter in each case during the continuance of such event, the Administrative Agent may, and at the request of the Required Financing Providers shall, by notice to the Company (with a copy to the Collateral Agent), take either or both of the following actions, at the same or different times: (i) terminate the Financing Commitments, and thereupon the Financing Commitments shall terminate immediately, and (ii) declare all of the Secured Obligations then outstanding to be due and payable in cash in whole (or in part, in which case any Secured Obligations not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Secured Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; and in case of any event with respect to the Company described in clause (d), (e) or (h) of this Article, the Financing Commitments shall automatically terminate and all Secured Obligations then outstanding, together with accrued interest thereon and all fees and other obligations of the Company accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company.

ARTICLE VIII

ACCOUNTS; COLLATERAL SECURITY

SECTION 8.01 The Accounts; Agreement as to Control.

(a) Establishment and Maintenance of Accounts.

(i) The Company has directed and the Securities Intermediary hereby acknowledges that it has established (1) an account designated as the “Custodial Account”; (2) an account designated as the “Interest MV Cure Account”; (3) an account designated as the “Principal MV Cure Account”; (4) an account designated as the “Interest Collection Account”; (5) an account designated as the “Principal Collection Account”; (6) an account designated as the “Proceeds Collection Account”, (7) an account designated as the “Unfunded Exposure Account” (the Custodial Account, the Interest MV Cure Account, the Principal MV Cure Account, the Interest Collection Account, the Principal Collection Account, the Proceeds Collection Account and the Unfunded Exposure Account, each, a “USD Collateral Account” and, collectively, the “USD Collateral Accounts” and, together with the Permitted Non-USD Currency Accounts, the “Collateral Accounts” or the “Accounts” and, each, an “Account”), and the account numbers for the Accounts are set forth on the Transaction Schedule. In addition, the Company hereby appoints the Securities Intermediary to establish, and the Securities Intermediary does hereby establish, the Permitted Non-USD Currency Accounts for the purposes of holding cash and Portfolio Investments denominated in the applicable Permitted Non-USD Currency pursuant to the terms hereof; provided that it is understood and agreed that, notwithstanding the establishment of such Permitted Non-USD Currency Accounts on or prior to the Closing Date, such Permitted Non-USD Currency Accounts shall not be available for the receipt of cash and Portfolio Investments until such time as the Securities Intermediary notifies the Company and the Collateral Agent that such accounts are operational and available to receive such cash and Portfolio Investments (and neither the Securities Intermediary nor the Collateral Agent shall have any liability for any failure or delay in the receipt of such cash or Portfolio Investments) (each such notice, a “Permitted Non-USD Currency Account Opening Notice”). Each of the accounts shall be segregated, non-interest bearing accounts. The Company may make deposits into any Account other than deposits from Principal Proceeds and Interest Proceeds to any Collateral Account or to any Person. The Securities Intermediary agrees to maintain each of the Accounts as a “securities intermediary” (within the meaning of Section 8-102(a)(14) of the UCC) and (to the extent that any Account is re-characterized as a deposit account) as a “bank” (within the meaning of Section 9-102(a)(8) of the UCC), in each case in the name of the Company subject to the Lien of the Collateral Agent under this Agreement, and agrees not to change the name or account number of any Collateral Account without the prior consent of the Collateral Agent (acting at the written direction of the Administrative Agent). The Securities Intermediary hereby certifies that it is a bank or trust company that in the ordinary course of business maintains securities accounts for others and in that capacity has established the Accounts in the name of the Company. The Securities Intermediary shall have the right to open such subaccounts of any such Account as it deems necessary or appropriate for convenience of administration of this Agreement.

(ii) Nothing herein shall require the Securities Intermediary to credit to any Account or to treat as a financial asset (within the meaning of Section 8-102(a)(9) of the UCC) any asset in the nature of a general intangible (as defined in Section 9-102(a)(42) of the UCC) or to “maintain” a sufficient quantity thereof (within the meaning of Section 8-504 of the UCC). Notwithstanding any term hereof or elsewhere to the contrary, it is hereby expressly acknowledged that (a) interests in loans may be acquired and delivered by the Company to the Securities Intermediary or the Collateral Agent from time to time that are not evidenced by, or accompanied by delivery of, a security (as that term is defined in UCC Section 8-102) or an instrument (as that term is defined in Section 9-102(a)(47) of the UCC), and may be evidenced solely by delivery to the Collateral Agent of a facsimile or electronic copy of an assignment agreement (“Loan Assignment Agreement”) in favor of the Company as assignee or, in respect of any Loan acquired as a participation interest, a participation agreement (“Participation Agreement”), (b)(1) any such Loan Assignment Agreement (and the registration of the related loan on the books and records of the applicable obligor or bank agent) shall be registered in the name of the Company and (2) any such Participation Agreement (and the registration of the related Loan on the books and records of the participating lender (or, if applicable, other party responsible for maintaining a participant register)) shall be registered in the name of the Company, and (c) any duty on the part of the Securities Intermediary or Collateral Agent with respect to such loan (including in respect of any duty it might otherwise have to maintain a sufficient quantity of such loan for purposes of UCC Section 8-504) shall be limited to the exercise of reasonable care by the Collateral Agent in the physical custody of any such Loan Assignment Agreement or Participation Agreement, and any related instrument, security, credit agreement, assignment agreement and/or other agreements or documents, if any (collectively, “Financing Documents”) that may be delivered to it. It is acknowledged and agreed that neither the Collateral Agent nor the Securities Intermediary is under a duty to examine any Financing Documents, underlying credit agreements or loan documents to determine the validity or sufficiency of any Loan Assignment Agreement, Participation Agreement or other Financing Document (and shall have no responsibility for the genuineness or completeness thereof), or for the Company’s or issuer’s title to any related loan.

(b) Collateral Agent in Control of Securities Accounts. Each of the parties hereto hereby agrees that (1) each Account shall be a “securities account” (within the meaning of Section 8-501(a) of the UCC), (2) each item of property (including any security, investment property or other financial asset or cash) credited to any Account shall be credited to the respective securities account and shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC, (3) the Collateral Agent is the “entitlement holder” (within the meaning of Section 8-102(a)(7) of the UCC) and (4) except as otherwise expressly provided herein, the Collateral Agent will be exclusively entitled to exercise the rights that comprise each financial asset credited to each Collateral Account. The parties hereto agree that (x) with respect to the Collateral Accounts, the Securities Intermediary will comply only with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) by the Collateral Agent and no other Person (and without further consent by any other Person) and (y) the Collateral Agent, for the benefit of the Secured Parties, shall have exclusive control and the sole right of withdrawal over each Collateral Account. The only permitted withdrawals from the Collateral Accounts shall be in accordance with the provisions of this Agreement.

(c) Subordination of Lien, Etc. If the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Collateral Account or any security entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent. The property credited to any Collateral Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Collateral Agent (except that the Securities Intermediary may set-off (1) all amounts due to the Securities Intermediary in respect of its customary fees and expenses for the routine maintenance and operation of the Collateral Accounts, and (2) the face amount of any payments received by check, wire transfer, ACH or otherwise which have been credited to any Collateral Account but are subsequently returned unpaid because of uncollected or insufficient funds).

(d) Property Registered, Indorsed, etc. to Securities Intermediary. All securities or other property underlying any financial assets credited to any Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary in blank or credited to another securities account maintained in the name of the Securities Intermediary, and in no case will any financial asset credited to any Account be registered in the name of the Company, payable to the order of the Company or specially indorsed to the Company except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank.

(e) [Reserved].

(f) Jurisdiction; Governing Law of Accounts. The establishment and maintenance of each Account and all interests, duties and obligations related thereto shall be governed by the law of the State of New York and the “securities intermediary’s jurisdiction” (within the meaning of Section 8-110 of the UCC) with respect to the securities accounts and (to the extent that any Account is re-characterized as a deposit account) the “bank’s jurisdiction” (within the meaning of Section 9-304 of the UCC) shall be the State of New York. The parties further agree that the law applicable to all of the issues in Article 2(1) of The Hague Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary shall be the law of the State of New York. Terms used in this Section 8.01 without definition have the meanings given to them in the UCC.

(g) No Duties. The parties hereto acknowledge and agree that the Securities Intermediary shall not have any additional duties under this Agreement or the other Loan Documents other than those expressly set forth in this Section 8.01, and the Securities Intermediary shall satisfy those duties expressly set forth in this Section 8.01 so long as it acts without gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Securities Intermediary shall not be subject to any fiduciary or other implied duties, and the Securities Intermediary shall not have any duty to take any discretionary action or exercise any discretionary powers. The Securities Intermediary shall be afforded all of the rights, privileges, protections and immunities given to the Collateral Agent hereunder, including indemnities afforded to it in this Agreement; provided that such rights, privileges, protections, immunities and indemnities shall be in addition to, and not in limitation of, any such rights, privileges, protections, immunities and indemnities provided for in this Agreement. In the event the Securities Intermediary receives instructions from the Company to effect a securities transaction as contemplated in 12 CFR 12.1, the Company acknowledges that upon its written request and at no additional cost, it has the right to receive the notification from the Securities Intermediary after the completion of such transaction as contemplated in 12 CFR 12.4(a) or (b). The Company agrees that, absent specific request, such notifications shall not be provided by the Securities Intermediary hereunder, and in lieu of such notifications, the Securities Intermediary shall make available periodic account statements in the manner required by this Agreement. The Securities Intermediary may rely upon the contents of any notice, consent, instruction or other communication or document that the Securities Intermediary believes in good faith to be genuine and from the proper person or entity, without any further duty of inquiry or independent investigation on its part. The Securities Intermediary shall have no duty to inquire into the authority of the person giving any such notice or instruction.

(h) Ownership of Collateral Accounts; Tax Forms. For the avoidance of doubt, each Collateral Account (including income, if any, earned on the investments of funds in such Collateral Account) will be owned by the Company, for federal income tax purposes. The Company shall (i) provide to the Securities Intermediary an IRS Form W-9 or appropriate IRS Form W-8 no later than the date of this Agreement, and (ii) use commercially reasonable efforts to provide any additional IRS forms (or updated versions of any previously submitted IRS forms) or other documentation at such time or times required by Applicable Law or upon the reasonable request of the Securities Intermediary as may be necessary (x) to reduce or eliminate the imposition of U.S. withholding taxes and (y) to permit the Securities Intermediary to fulfill its tax reporting obligations under Applicable Law with respect to the Collateral Accounts or any amounts paid to the Company. If any IRS form or other documentation previously delivered becomes obsolete or inaccurate in any respect, the Company shall timely provide to the Securities Intermediary accurately updated and complete versions of such IRS forms or other documentation or promptly notify the Securities Intermediary of its legal inability to do so. DBNTC, both in its individual capacity and in its capacity as Securities Intermediary, shall have no liability to the Company or any other person in connection with any tax withholding amounts paid or withheld from the Collateral Accounts pursuant to Applicable Law arising from the Company’s failure to timely provide an accurate, correct and complete IRS FormW-9 or an appropriate IRS FormW-8, as applicable, or such other documentation contemplated under this paragraph. For the avoidance of doubt, no funds shall be invested with respect to such Collateral Accounts absent the Securities Intermediary having first received the IRS forms and other documentation required by this paragraph.

(i) Investment of Funds on Deposit in the Unfunded Exposure Account. All amounts on deposit in the Unfunded Exposure Account shall be invested (and reinvested) at the written direction of the Company (or the Servicer on its behalf) delivered to the Collateral Agent in Eligible Investments; provided that, following the occurrence and during the continuance of an Event of Default or following a Market Value Cure Failure, all amounts on deposit in the Unfunded Exposure Account shall be invested, reinvested and otherwise disposed of at the written direction of the Administrative Agent delivered to the Collateral Agent. In the absence of any such written direction from the Company (or the Servicer on its behalf) or the Administrative Agent, as applicable, amounts on deposit in the Unfunded Exposure Account shall remain uninvested.

SECTION 8.02 Collateral Security; Pledge; Delivery.

(a) Grant of Security Interest. As collateral security for the prompt payment in full when due of all the Company’s obligations to the Agents, the Lenders, the Collateral Administrator and the Securities Intermediary (collectively, the “Secured Parties”) under this Agreement (collectively, the “Secured Obligations”), the Company hereby pledges, assigns, hypothecates, charges, mortgages, delivers and transfers the Collateral to the Collateral Agent for the benefit of the Secured Parties, including a continuing security interest in favor of the Collateral Agent for the benefit of the Secured Parties in all of the Company’s right, title and interest in, to and under (in each case, whether now owned or existing, or hereafter acquired or arising) all accounts, payment intangibles, general intangibles, chattel paper, electronic chattel paper, instruments, deposit accounts, letter-of-credit rights, investment property, and any and all other property of any type or nature owned by it (all of the property described in this clause (a) being collectively referred to herein as “Collateral”), including: (1) each Portfolio Investment, (2) all of the Company’s interests in the Collateral Accounts and all investments, obligations and other property from time to time credited thereto, (3) the Sale Agreements and all rights related to each such agreement, (4) all other property of the Company and (5) all proceeds thereof, all accessions to and substitutions and replacements for, any of the foregoing, and all rents, profits and products of any thereof.

(b) Delivery and Other Perfection. In furtherance of the collateral arrangements contemplated herein, the Company or the Servicer on its behalf shall (1) Deliver to the Collateral Agent the Collateral hereunder as and when acquired by the Company and (2) if any of the securities, monies or other property pledged by the Company hereunder are received by the Company, forthwith take (or cause the Servicer to take) such action as is necessary to ensure the Collateral Agent’s continuing perfected security interest in such Collateral (including Delivering such securities, monies or other property to the Collateral Agent).

(c) Remedies, Etc. During the period in which an Event of Default shall have occurred and be continuing, the Collateral Agent shall (but only if and to the extent directed in writing by the Required Financing Providers or the Administrative Agent on their behalf) do any of the following:

(1) Exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and also may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s or its designee’s offices or elsewhere, for cash, or (in the case of a Lender) as a credit against amounts owed to such Lender, and upon such other terms as the Collateral Agent or a designee of the Collateral Agent (acting at the direction of the Required Financing Providers or the Administrative Agent on their behalf) may deem commercially reasonable. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ prior notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Collateral Agent or its designee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(2) Transfer all or any part of the Collateral into the name of the Collateral Agent or a nominee thereof.

(3) Enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto.

(4) Endorse any checks, drafts, or other writings in the Company’s name to allow collection of the Collateral.

(5) Take control of any proceeds of the Collateral.

(6) Execute (in the name, place and stead of any of the Company) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

(7) Perform such other acts as may be reasonably required to do to protect the Collateral Agent’s rights and interest hereunder.

In connection with the sale of Portfolio Investments by any Agent in accordance with the terms of this Section 8.02(c), subject to the limitations set forth therein, the provisions set forth in Section 1.04(b) regarding the sale of Portfolio Investments by an Agent shall apply to any such sale hereunder.

After the termination of the Financing Commitments and the payment in full in cash of the Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations), any remaining proceeds of any sale or transfer of the Collateral shall be delivered to the Company.

(d) Compliance with Restrictions. The Company agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Collateral Agent or its designee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Company further agrees that such compliance shall not, in and of itself, result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Company for any discount allowed by the reason of the fact that such Collateral is sold in good faith compliance with any such limitation or restriction.

(e) Private Sale. The Collateral Agent shall incur no liability as a result of a sale of the Collateral, or any part thereof, at any private sale pursuant to clause (c) above to the extent such sale is conducted in a commercially reasonable manner. To the maximum extent permitted by applicable law, the Company hereby waives any claims against each Agent and Financing Provider arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale.

(f) Collateral Agent Appointed Attorney-in-Fact. The Company hereby appoints the Collateral Agent as the Company’s attorney-in-fact (it being understood that the Collateral Agent shall not be deemed to have assumed any of the obligations of the Company by this appointment), with full authority in the place and stead of the Company and in the name of the Company, from time to time in the Collateral Agent’s discretion (exercised at the written direction of the Administrative Agent or the Required Financing Providers, as the case may be), after the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Administrative Agent or the Required Financing Providers may deem necessary or advisable to accomplish the purposes of this Agreement. The Company hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this clause is irrevocable during the term of this Agreement and is coupled with an interest.

(g) Further Assurances. Each of the Company and the Servicer covenants and agrees that, from time to time upon the request of the Collateral Agent (as directed by the Administrative Agent), it will execute and deliver such further documents, and do such other acts and things as the Collateral Agent (as directed by the Administrative Agent) may reasonably request in order fully to effect the purposes of this Agreement and to protect and preserve the priority and validity of the security interest granted hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(h) Termination. Upon the payment in full in cash of all Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations), the security interest granted herein shall automatically (and without further action by any party) terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, the Collateral Agent will, at the Company’s sole expense and written direction, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such termination.

(i) Release of Security Interest upon Disposition of Collateral. Upon any sale, transfer or other disposition of any Collateral (or portion thereof) that is permitted hereunder, the security interest granted hereunder in such Portfolio Investment or other Collateral (or the portion thereof which has been sold or otherwise disposed of) shall, immediately upon the sale or other disposition of such Portfolio Investment or other Collateral (or such portion) and without any further action on the part of the Collateral Agent or any other Secured Party, be released. Upon any such release, the Collateral Agent will, at the Company’s sole expense and written direction, deliver to the Company, or cause the Securities Intermediary to deliver, without any representations, warranties or recourse of any kind whatsoever, all certificates and instruments representing or evidencing all of the Collateral held by the Securities Intermediary hereunder, and execute and deliver to the Company or its nominee such documents as the Company shall reasonably request to evidence such release.

SECTION 8.03 Capital Contributions. The Parent may, from time to time in its sole discretion, (x) deposit amounts into the Principal Collection Account or a Permitted Non-USD Currency Collection Account, as applicable, and/or (y) transfer Eligible Investments or Portfolio Investments, in each case, as equity contributions to the Company. All such amounts will be included in each applicable compliance calculation under this Agreement, including, without limitation, calculation of the Net Asset Value and the LTV Ratio.

SECTION 8.04 Accountings. The Collateral Administrator shall compile and provide to the Agents, the Lenders, the Servicer and the Company, (a) on each Business Day, a daily Portfolio holding report (each, a “Daily Portfolio Holding Report”) substantially in the form of Exhibit B hereto and based upon information provided to it by the Company (or the Servicer on its behalf) and the Administrative Agent and (b) on each Business Day, a daily cash balances report in a form to be agreed by the Administrative Agent and the Collateral Administrator.

ARTICLE IX

THE AGENTS

SECTION 9.01 Appointment of Administrative Agent and Collateral Agent. Each of the Financing Providers hereby irrevocably appoints each of the Agents as its agent and authorizes such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. Anything contained herein to the contrary notwithstanding, each Agent and each Financing Provider hereby agree that no Financing Provider shall have any right individually to realize upon any of the Collateral hereunder, it being understood and agreed that all powers, rights and remedies hereunder with respect to the Collateral shall be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms of this Agreement.

Each financial institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Financing Provider (if applicable) as any other Financing Provider and may exercise the same as though it were not an Agent, and such financial institution and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company as if it were not an Agent hereunder.

No Agent nor the Collateral Administrator shall have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except that the foregoing shall not limit any duty expressly set forth in this Agreement to include such rights and powers expressly contemplated hereby that such Agent is required to exercise as directed in writing by (i) in the case of the Collateral Agent (A) in respect of the exercise of remedies under Section 8.02(c), the Required Financing Providers, or (B) in all other cases, the Administrative Agent or (ii) in the case of any Agent, the Required Financing Providers (or such other number or percentage of the Financing Providers as shall be necessary under the circumstances as provided herein), and (c) except as expressly set forth herein, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company that is communicated to or obtained by the financial institution serving in the capacity of such Agent or any of its affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it (i) in the absence of its own gross negligence or willful misconduct or (ii) with the consent or at the request or direction of the Administrative Agent (in the case of the Collateral Administrator and the Collateral Agent only) or the Required Financing Providers (or such other number or percentage of the Financing Providers that shall be permitted herein to direct such action or forbearance). Each Agent, the Collateral Administrator and the Securities Intermediary shall be deemed not to have knowledge of any matter (including any Default, Event of Default, Market Value Event or Market Value Cure Failure) unless and until a Responsible Officer of such Agent, the Collateral Administrator or the Securities Intermediary, as applicable, has actual knowledge or receives written notice of such matter, and no Agent, the Collateral Administrator nor the Securities Intermediary shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document or electronic communication delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness, genuineness, value or sufficiency of this Agreement or any other agreement, instrument or document or the Collateral, or (v) the satisfaction of any condition set forth herein or in any other Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent, the Collateral Administrator or the Securities Intermediary, as applicable. No Agent, the Collateral Administrator nor the Securities Intermediary shall be required to risk or expend its own funds or otherwise incur any financing liability in connection with the performance of its obligations hereunder or under any other Loan Document, or in the exercise of any of its rights or powers contemplated hereunder or under any other Loan Document, if it reasonably believes it will not receive reimbursement therefor hereunder. Without limitation to the immediately preceding sentence, none of the Agents, the Collateral Administrator nor the Securities Intermediary shall be required to take any action under this Agreement or any other Loan Document if taking such action (A) would subject such Person to Tax in any jurisdiction where it is not then subject to Tax, or (B) would require such person to qualify to do business in any jurisdiction where it is not then so qualified.

Each Agent, the Collateral Administrator and the Securities Intermediary shall be entitled to rely upon, and shall not incur any liability for relying upon (including as to the truth and correctness of the statements and opinions expressed therein), any notice, request, certificate, consent, statement, instrument, direction, opinion, document, electronic communication or other writing believed by it to be genuine and to have been signed or sent by the proper person. Each Agent, the Collateral Administrator and the Securities Intermediary also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper person, and shall not incur any liability for relying thereon. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable Person. Each Agent, the Collateral Administrator and the Securities Intermediary may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

In the event the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall receive conflicting instructions from the Administrative Agent and the Required Financing Providers, the instruction of the Required Financing Providers shall govern. None of the Collateral Administrator, the Securities Intermediary nor the Collateral Agent shall have any duties or obligations under or in respect of any other agreement (including any agreement that may be referenced herein, such as the Effective Date Letter) to which it is not a party, nor shall the Collateral Administrator, the Securities Intermediary or the Collateral Agent be chargeable with knowledge of any of the terms of conditions of any such agreement. The grant of any permissive right or power to the Collateral Agent, the Collateral Administrator or the Securities Intermediary hereunder shall not be construed to impose a duty to act. The Collateral Agent may rely upon instructions and information provided by (i) the Administrative Agent as if provided by the Required Financing Providers directly and (ii) the Servicer as if provided by the Company directly.

It is expressly acknowledged and agreed that none of the Collateral Administrator, the Securities Intermediary nor the Collateral Agent shall be responsible for, and shall not be under any duty to monitor or determine, the Market Value (or any other characteristic) of any Portfolio Investment, compliance with the Eligibility Criteria (Schedule 4) or the Concentration Limitations (Schedule 5) or the conditions to any purchase hereunder in any instance, or to determine if the conditions of “Deliver” have been satisfied or otherwise to monitor or determine compliance by any other person with the requirements of this Agreement.

Each of the Collateral Administrator, the Securities Intermediary and each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. None of the Collateral Administrator, the Securities Intermediary or any Agent shall be responsible for any actions or omissions on the part of any sub-agent or attorney appointed by the Collateral Administrator, the Securities Intermediary or any such Agent with due care. Each of the Collateral Administrator, the Securities Intermediary and each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective affiliates and the respective directors, officers, employees, agents, counsel, experts and advisors of such person and its affiliates (the “Related Parties”) for the Collateral Administrator, the Securities Intermediary and each Agent. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Collateral Administrator, the Securities Intermediary and each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as the case may be.

Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, each of the Collateral Administrator, the Securities Intermediary and each Agent may resign at any time upon 30 days’ notice to the other Agents, the Financing Providers, the Servicer and the Company. Upon any such resignation, the Required Financing Providers shall have the right (with, so long as no Event of Default has occurred and is continuing or no Market Value Cure Failure has occurred, the consent of the Company) to appoint a successor; provided, however, that any such successor receiving payments from the Company shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1. If no successor shall have been so appointed by the Required Financing Providers and shall have accepted such appointment within thirty (30) days after the retiring Collateral Administrator, Securities Intermediary or Agent gives notice of its resignation, then the Administrative Agent may, on behalf of the Financing Providers, appoint a successor Collateral Administrator, Securities Intermediary or Agent which shall be a financial institution with an office in New York, New York, or an affiliate of any such bank; provided, however, that any such successor receiving payments from the Company shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1. If no successor shall have been so appointed by the Administrative Agent and shall have accepted such appointment within sixty (60) days after the retiring Collateral Administrator, Securities Intermediary or Agent gives notice of its resignation, such Collateral Administrator, Securities Intermediary or Agent may petition a court of competent jurisdiction for the appointment of a successor and all reasonable and documented fees, costs and expenses (including without limitation reasonable attorney’s fees) incurred in connection with such petition shall be paid by the Company (subject to the applicable limitations set forth in Section 10.04); provided, however, that any such successor receiving payments from the Company shall be a “U.S. person” and a “financial institution” within the meaning of Treasury Regulations Section 1.1441-1. Upon the acceptance of its appointment as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Administrator, Securities Intermediary or Agent, as applicable, and the retiring Collateral Administrator, Securities Intermediary or Agent shall be discharged from its duties and obligations hereunder. After the retiring Collateral Administrator, Securities Intermediary or Agent’s resignation hereunder, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Collateral Administrator, Securities Intermediary or Agent, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Administrator, Securities Intermediary, Administrative Agent or Collateral Agent, as the case may be.

Each Financing Provider acknowledges that it has, independently and without reliance upon any Agent or any other Financing Provider and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Financing Provider also acknowledges that it will, independently and without reliance upon any Agent or any other Financing Provider and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Anything in this Agreement notwithstanding, in no event shall any Agent, the Collateral Administrator or the Securities Intermediary be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including diminution in value or lost profits), even if such Agent, the Collateral Administrator or the Securities Intermediary, as the case may be, has been advised of such loss or damage and regardless of the form of action.

Each Agent, the Collateral Administrator and the Securities Intermediary shall not be liable for any error of judgment made in good faith by an officer or officers of such Agent, the Collateral Administrator or the Securities Intermediary, unless it shall be conclusively determined by a court of competent jurisdiction that such Agent, the Collateral Administrator or the Securities Intermediary (as applicable) was grossly negligent in ascertaining the pertinent facts.

Each Agent, the Collateral Administrator and the Securities Intermediary shall not be responsible for the accuracy or content of any certificate, statement, direction, electronic communication or opinion furnished to it in connection with this Agreement.

No Agent, the Collateral Administrator nor the Securities Intermediary shall be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond, electronic communication or other document or have any responsibility for preparing, filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

No Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts include but are not limited to acts of God, strikes, lockouts, epidemics, riots and acts of war, natural disasters, terrorism, civil unrest, any act or provision of any present or future law or regulation or governmental authority, labor disputes, disease, epidemic, pandemic, quarantine, national emergency, loss or malfunction of utilities or computer software or hardware, malware or ransomware attack, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility or the unavailability of any securities clearing system, it being understood that each such Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to maintain performance and, if necessary, resume performance as soon as practicable under the circumstances. In connection with any payment, the Collateral Agent and the Collateral Administrator are entitled to rely conclusively on any instructions provided to them by the Administrative Agent.

Before the Collateral Agent, Securities Intermediary or Collateral Administrator acts or refrains from acting, it may require, and may conclusively rely on, a certificate (which may be constituted by written directions provided in accordance with this Agreement) of an officer of the Administrative Agent or the Required Financing Providers, as applicable. The Collateral Agent, Securities Intermediary or Collateral Administrator shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate.

The Collateral Agent, Securities Intermediary or Collateral Administrator may, from time to time, request that the parties hereto deliver a certificate (upon which the Collateral Agent, Securities Intermediary or Collateral Administrator may conclusively rely) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement or any related document together with a specimen signature of such authorized officers and the Collateral Agent, Securities Intermediary or Collateral Administrator shall be entitled to conclusively rely on the then current certificate until receipt of a superseding certificate.

In order to comply with laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT ACT of the United States, as amended from time to time (“Applicable Bank Law”), the entity serving as Collateral Agent, Securities Intermediary or Collateral Administrator is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with such entity. Accordingly, each of the parties agrees to provide to the Collateral Agent, the Securities Intermediary or the Collateral Administrator upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Collateral Agent, the Securities Intermediary or the Collateral Administrator to comply with Applicable Bank Law.

Without limitation to the express rights, protections and immunities set forth above, the rights, protections and immunities given to the Agents in this Section 9.01 and Section 9.02 shall likewise be available and applicable to the Securities Intermediary and the Collateral Administrator.

SECTION 9.02 Additional Provisions Relating to the Collateral Agent and the Collateral Administrator.

(a) Collateral Agent May Perform. The Collateral Agent shall from time to time take such action (at the written direction of the Administrative Agent or the Required Financing Providers) for the maintenance, preservation or protection of any of the Collateral or of its security interest therein or any other exercise of rights, remedies or discretionary actions hereunder and the Administrative Agent may direct the Collateral Agent in writing to take any action incidental thereto; provided that the Collateral Agent shall have no obligation to take any such action in the absence of such direction and shall have no obligation to comply with any such direction (including after the occurrence of an Event of Default) if it reasonably believes that the same (1) is contrary to Applicable Law or (2) might subject the Collateral Agent to any loss, liability, cost or expense, unless the Administrative Agent or the Required Financing Providers, as the case may be, issuing such instruction provides indemnification or otherwise makes provision satisfactory to the Collateral Agent for payment of same. The Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in accordance with such direction. In absence of such direction with respect to any action or inaction, the Collateral Agent shall be entitled to refrain from such action unless and until the Collateral Agent shall have received such direction, and the Collateral Agent shall not incur liability to any Person by reason of so refraining. If, in performing any duties under this Agreement, a Responsible Officer of the Collateral Administrator, the Collateral Agent or the Securities Intermediary, as applicable, determines that it is required to decide between alternative courses of action due to any ambiguity in the interpretation of any definition or term contained in this Agreement or to the extent more than one methodology can be used to make any of the determinations or calculations set forth therein, the Collateral Administrator, Collateral Agent or the Securities Intermediary, as applicable, shall request written instructions from the Administrative Agent as to the course of action desired by it (including the interpretation and/or methodology to be used) and shall not be liable for any action taken or omitted to be taken prior to receipt of such instruction.

(b) Custody and Preservation. The Collateral Agent is required to hold in custody and preserve any of the Collateral in its possession pursuant to the terms of this Agreement and the standard of care set forth herein, provided that the Collateral Agent shall be deemed to have complied with the terms of this Agreement with respect to the custody and preservation of any of the Collateral if it takes such action for that purpose as the Company reasonably requests (or, following the occurrence and during the continuance of any Event of Default, as the Administrative Agent reasonably requests), but failure of the Collateral Agent to comply with any such request at any time shall not in itself be deemed a failure to comply with the terms of this Agreement. The Collateral Agent will not be responsible for preparing or filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any liens thereon.

(c) Collateral Agent Not Liable. The Collateral Agent shall not be liable by reason of its compliance with the terms of this Agreement with respect to (1) the investment of funds held thereunder in Eligible Investments (other than for losses attributable to the Collateral Agent’s failure to make payments on investments issued by the Collateral Agent, in its commercial capacity as principal obligor and not as collateral agent, in accordance with their terms) or (2) losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity. The Collateral Agent shall not be responsible for any act or omission of the Company, the Servicer, the Financing Providers party hereto, the Securities Intermediary, the Administrative Agent or any other person, and absent written notice to a Responsible Officer of the Collateral Agent to the contrary, the Collateral Agent may assume that such person is in compliance with its obligations under this Agreement or any other document related to this transaction. The Collateral Agent, the Securities Intermediary and their Affiliates shall be permitted to receive additional compensation that could be deemed to be in such Agent’s economic self-interest for (1) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (2) using Affiliates to effect transactions in certain Eligible Investments, and (3) effecting transactions in certain investments. Such compensation shall not be considered an amount that is reimbursable or payable pursuant to this Agreement. It is expressly agreed and acknowledged that the Collateral Agent is not guaranteeing performance of or assuming any liability for the obligations of the other parties hereto or any parties to the Portfolio Investments or other Collateral. The Collateral Agent shall not be responsible or chargeable with knowledge of or responsible for any terms or conditions contained in any Loan Document (or any other agreement) to which it is not a party.

(d) Certain Rights and Obligations of the Collateral Agent. Without further consent or authorization from any Financing Providers, the Collateral Agent shall be deemed to have released, and is authorized to execute any documents or instrument necessary to release, any lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted by this Agreement or as otherwise permitted or required hereunder or to which the Required Financing Providers have otherwise consented. Anything contained herein to the contrary notwithstanding, in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, any Agent or Financing Provider may be the purchaser of any or all of such Collateral at any such sale and the Collateral Agent, as agent for and representative of the Financing Providers (but not any Financing Provider in its individual capacity unless the Required Financing Providers shall otherwise agree), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the purchaser at such sale.

(e) Collateral Agent, Collateral Administrator and Intermediary Fees and Expenses. Subject to the Priority of Payments, the Company agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator such fees as agreed to in a separate fee letter agreement between the Collateral Agent and the Company (or the Servicer on its behalf) as may be subsequently modified as agreed among the Company, the Servicer, the Administrative Agent, the Collateral Agent, the Securities Intermediary and the Collateral Administrator in writing. Subject to the Priority of Payments, the Company further agrees to pay to the Collateral Agent, the Securities Intermediary and the Collateral Administrator, or reimburse the Collateral Agent, the Securities Intermediary and the Collateral Administrator for paying, reasonable and documented out-of-pocket expenses, including fees, expenses costs, and disbursements of experts, agents and attorneys, in connection with this Agreement and the transactions contemplated under this Agreement and the other Loan Documents, including, without limitation, amounts incurred in connection with the exercise of remedies.

(f) Execution by the Collateral Agent, the Securities Intermediary and the Collateral Administrator. The Collateral Agent, the Securities Intermediary and the Collateral Administrator are executing this Agreement solely in their capacity as Collateral Agent, the Securities Intermediary and Collateral Administrator hereunder and in no event shall have any obligation to make any Advance, provide any Financing or monitor, track or perform any obligation of the Administrative Agent hereunder. Any organization or entity into which the Collateral Agent, the Securities Intermediary or the Collateral Administrator may be merged or converted or with which it may be consolidated, any organization or entity resulting from any merger, conversion or consolidation to which the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be a party and any organization or entity succeeding to all or substantially all of the corporate trust business of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be the successor Collateral Agent, the Securities Intermediary or Collateral Administrator, as applicable, hereunder and under the other applicable Loan Documents without execution or filing of any paper or any further act of any of the parties hereto; provided that such surviving entity meets the requirements of a successor Collateral Agent, the Securities Intermediary or Collateral Administrator, as applicable, set forth in Section 9.01.

(g) Information Provided to Collateral Agent and Collateral Administrator. Without limiting the generality of any terms of this Section, neither the Collateral Agent nor the Collateral Administrator shall have liability for any failure, inability or unwillingness on the part of the Administrative Agent, the Servicer, the Company or the Required Financing Providers to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement, and, absent gross negligence, willful misconduct or bad faith, shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s or the Collateral Administrator’s, as applicable, part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(h) [Reserved].

(i) Reports by the Collateral Administrator. The Company hereby appoints DBNTC as Collateral Administrator and directs the Collateral Administrator to prepare the Daily Portfolio Holding Reports, the daily cash balances reports and the Payment Date Reports. The Company, the Servicer and the Administrative Agent shall cooperate with the Collateral Administrator in connection with the matters described herein, including calculations relating to the reports contemplated herein or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, the Company (or the Servicer on its behalf) shall supply in a timely fashion any determinations, designations, classifications or selections made by it relating to a Portfolio Investment, including in connection with the acquisition or disposition thereof, and any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Portfolio Investment and reasonably need to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder. Upon reasonable request by the Collateral Administrator, the Company (or the Servicer on its behalf) further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information relating to the Portfolio Investments and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder.

(j) Neither the Collateral Agent nor the Collateral Administrator shall have any obligation to determine or calculate any Net Asset Value, the Unfunded Exposure Amount, the Unfunded Exposure Shortfall, any Market Value or the Collateral Market Value, and shall be entitled to conclusively rely upon such amounts as reported by the Company (or the Servicer on its behalf) or the Administrative Agent. The Collateral Agent and the Collateral Administrator shall be entitled to conclusively rely upon information provided by the Administrative Agent with respect to the determination of all interest, fees, expenses and other amounts due and payable to the Lenders and the calculation of each Reference Rate and any Base Rate or Benchmark Replacement.

(k) None of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Term SOFR Rate (or any other Reference Rate including, without limitation, any screen rate for Advances denominated in a Permitted Non-USD Currency), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event, Benchmark Replacement Date, or Benchmark Unavailability Period (ii) to select, determine or designate any Base Rate, Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing. None of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the Term SOFR Rate (or any other Reference Rate including, without limitation, any screen rate for Advances denominated in a Permitted Non-USD Currency), the Base Rate or any Benchmark Replacement, and absence of a designated replacement Benchmark Replacement, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including, without limitation, the Administrative Agent, the Company, the Servicer or the Required Financing Providers, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

(l) [Reserved].

(m) If the Collateral Agent receives an instruction to effect any foreign exchange transactions, or cannot comply with instructions without effecting foreign exchange transactions, the Collateral Agent is authorized to enter into spot foreign exchange transactions (“FX Transactions”) with the Company in connection with the Accounts and may provide such foreign exchange services to the Company itself or through its agents, its sub-custodians or any DBNTC Affiliates. The Collateral Agent or the relevant agent, sub-custodian or DBNTC Affiliate makes no representation that the exchange rate used or obtained for any FX Transaction under this Agreement will be the most favorable rate that could be obtained at the time or as to the method by which that rate will be determined. The Collateral Agent, its agents, sub-custodians and DBNTC Affiliates shall have no liability for any losses incurred in or resulting from the rates obtained in such FX Transactions; and absent specific and acceptable instructions, the Collateral Agent shall not be deemed to have any duty to carry out any foreign exchange on behalf of the Company. The Collateral Agent shall be entitled at all times to comply with any legal or regulatory requirements applicable to currency or FX Transactions. The Collateral Agent or the relevant DBNTC Affiliate may establish rules or limitations concerning any foreign exchange facility made available to the Company. Each of the parties hereto acknowledges that the Collateral Agent, any agents, any sub-custodians or any DBNTC Affiliates involved in any such FX Transactions may make a margin or generate banking income from FX Transactions entered into pursuant to this Agreement for which they shall not be required to account to the Company.

ARTICLE X

MISCELLANEOUS

SECTION 10.01 Non-Petition. Each of the Collateral Agent, the Securities Intermediary, the Servicer, the Collateral Administrator and the other parties hereto (other than the Administrative Agent acting at the direction of the Required Financing Providers) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Company or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or the Company may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Company shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor.

SECTION 10.02 Notices.

All notices and other communications in respect hereof (including, without limitation, any modifications hereof, or requests, directions, waivers or consents hereunder) to be given or made by a party hereto shall be in writing (including by electronic mail or other electronic messaging system) to the other parties hereto at the addresses for notices specified on the Transaction Schedule (or, as to any such party, at such other address as shall be designated by such party in a notice to each other party hereto). All such notices and other communications shall be deemed to have been duly given when transmitted by facsimile, e-mail or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

The Bank, in each of its capacities, shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Agreement or any other Loan Document and delivered using Electronic Means; provided, however, that the Company and Servicer, as applicable, shall provide to the Bank an incumbency certificate listing and the Administrative Agent shall provide to the Bank a list, in each case, of officers with authority to provide such Instructions (“Authorized Officers”) and the incumbency certificate shall contain specimen signatures of such Authorized Officers, which incumbency certificate or list, as applicable, shall be amended by the Company, Administrative Agent or Servicer, as applicable, whenever a person is to be added or deleted from the incumbency certificate or list. If the Company, Administrative Agent or Servicer, as applicable, elects to give the Bank Instructions using Electronic Means and the Bank in its discretion elects to act upon such Instructions, the Bank’s understanding of such Instructions shall be deemed controlling. Each of the Company, Administrative Agent and Servicer each understands and agrees that the Bank cannot determine the identity of the actual sender of such Instructions and that the Bank shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate or list, as applicable, provided to the Bank have been sent by such Authorized Officer. The Company, Administrative Agent and Servicer shall each be responsible for ensuring that only Authorized Officers transmit such Instructions to the Bank and that the Company, Administrative Agent and Servicer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company, Administrative Agent or Servicer as applicable. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company, Administrative Agent and Servicer each agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Bank, including without limitation the risk of the Bank acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Bank and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company, Administrative Agent or Servicer as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Bank promptly upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Bank, or another method or system specified by the Bank as available for use in connection with its services hereunder.

SECTION 10.03 No Waiver. No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

SECTION 10.04 Expenses; Indemnity; Damage Waiver.

(a) Subject to the Priority of Payments, the Company shall pay and reimburse (1) all fees and reasonable and documented out-of-pocket expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and their respective Related Parties, including the fees, charges and disbursements of counsel, agents and experts for the Agents, the Collateral Administrator and the Securities Intermediary, in connection with the preparation and administration of this Agreement, any other Loan Document or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (2) all reasonable and documented out-of-pocket costs and expenses incurred by the Agents, the Collateral Administrator, the Securities Intermediary and the Lenders, including the reasonable fees, charges and disbursements of any counsel, agents and experts for the Agents and one additional counsel for all other Lenders (and local counsel), the Collateral Administrator and the Securities Intermediary, in connection herewith, including the enforcement or protection of their rights in connection with this Agreement, including their rights under this Section, the other Loan Documents or in connection with the Financings provided by them hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Financings.

(b) Subject to the Priority of Payments, the Company shall indemnify the Agents, the Collateral Administrator, the Securities Intermediary, the Lenders and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all losses, claims (whether brought by or involving the Company or any third party), damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for each Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of this Agreement or the other Loan Documents, including (1) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations or the exercise or enforcement of the parties thereto of their respective rights or the consummation of the transactions contemplated hereby, (2) any Financing or the use of the proceeds therefrom, or (3) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or is pursuing or defending any such action; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the gross negligence or willful misconduct of such Indemnitee and/or its Related Parties or (B) the material noncompliance by the Administrative Agent or the Financing Providers of their respective obligations under this Agreement. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c) To the extent permitted by Applicable Law, no party shall assert, and each party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement, instrument or transaction contemplated hereby, any Financing or the use of the proceeds thereof, even if the applicable party or parties have been advised of such loss or damage and regardless of the form of action; provided, that nothing contained in this sentence shall limit the Company’s indemnification obligations hereunder to the extent that such damages are included in a third party claim in connection with which an Indemnitee is entitled to indemnification hereunder.

(d) This Section 10.04 shall survive the assignment or termination of this Agreement and the resignation or removal of any Agent, the Collateral Administrator or the Securities Intermediary.

SECTION 10.05 Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including, without limitation, a writing evidenced by a facsimile transmission or electronic mail) and executed by each of the Company, the Agents, the Required Financing Providers, the Servicer, the Collateral Administrator and the Securities Intermediary; provided, however, that any amendment to this Agreement that the Administrative Agent determines in its commercially reasonable judgment is necessary to effectuate the purposes of Section 1.04 hereof following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Cure Failure shall not be required to be executed by the Company or the Servicer; provided, further, that the Administrative Agent may waive any of the Eligibility Criteria and the requirements set forth in Schedule 4 or Schedule 5 in its sole discretion; provided, further that none of the Collateral Agent, the Collateral Administrator or the Securities Intermediary shall be required to execute any amendment that affects its rights, duties, protections or immunities without its prior written consent; provided further that any Material Amendment shall require the prior written consent of each Lender affected thereby.

SECTION 10.06 Confidentiality. Each Agent, the Collateral Administrator, the Securities Intermediary and each Lender (and, with respect to the material terms of this Agreement, the Company) agrees to maintain the confidentiality of the Information until the date that is two (2) years after receipt of such Information (or, (1) with respect to Information relating to or provided by an obligor in respect of a Portfolio Investment, for a period commencing upon receipt thereof and ending on the date on which the confidentiality obligations of the Company with respect to such obligor terminate or (2) with respect to Information relating to the financial and other material terms of this Agreement, until the date that is one (1) year after the Maturity Date), except that Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees, auditors and agents, including accountants, legal counsel and other advisors (and, in the case of the Company, to the Parent and its directors, officers, employees and agents, including accountants, legal counsel and other advisors) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority (including any self-regulatory authority), (iii) to the extent required by Applicable Law or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder or the sale of any Portfolio Investment following the occurrence of a Market Value Event, (vi) subject to an agreement containing provisions substantially the same as those of this Section 10.06, to (x) any assignee of or Participant in (to the extent such Person is permitted to become an assignee or Participant hereunder), or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (y) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Company and its obligations, (vii) with the consent of the Company (or the Administrative Agent, in the case of a disclosure by the Company) or (viii) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.06 by the delivering party or its Affiliates or (y) becomes available to any Agent, the Collateral Administrator, the Securities Intermediary or any Lender on a nonconfidential basis from a source other than the Company. For the purposes of this Section 10.06, any Person required to maintain the confidentiality of Information as provided in this Section 10.06 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Nothing in this Section 10.06 shall be deemed to prohibit the Company from disclosing, or permitting the Parent or its Affiliates to disclose, the existence and terms of the loan facility provided herein, including the existence of this Agreement, the identity of the Lenders, the size of the commitments hereunder, the aggregate outstanding principal amount of the Advances, the permitted uses of the proceeds of Advances, the non-call period applicable to this facility, the Maturity Date, the applicable interest rates and the amounts of fees payable by the Company (which information shall not include any other specific terms of the Loan Documents, including, without limitation, any such other specific terms set forth in the Administrative Agency Fee Letter, the Effective Date Letter or the exhibits and schedules hereto) in securities offering materials or financial reports to the extent that such disclosing party reasonably determines that such disclosure is necessary or advisable to comply with its legal obligations in connection with the offering of securities (or, in the case of financial reports, other Applicable Law). The Company shall provide a copy of any such disclosure in any securities offering materials to the Administrative Agent as soon as reasonably practicable.

SECTION 10.07 Successors; Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Company may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Financing Provider, and the Servicer may assign its rights and obligations hereunder to BCPC Advisors, LP or an Affiliate thereof without the consent of any other party hereto, but may not otherwise assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Financing Provider (and, in either case, any attempted assignment or transfer by the Company or the Servicer without such consent shall be null and void). Except as expressly set forth herein, nothing in this Agreement, expressed or implied, shall be construed to confer upon any person any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Subject to the conditions set forth below, any Lender may assign to one or more (i) banks or other financial institutions (or Affiliates thereof) or (ii) if an Event of Default has occurred and is continuing or a Market Value Cure Failure has occurred, any Person, all or a portion of its rights and obligations under this Agreement (including all or a portion of its Financing Commitment and the Advances at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment if such assignment is to an Affiliate or affiliate fund or another Lender. Notwithstanding anything in this Section 10.07 to the contrary, no assignment may be made to (x) any Disqualified Lender or (y) any person that, as of the date of such assignment, has long-term unsecured credit ratings that are below the lower of (A) A3 from Moody’s Investors Service, Inc. or A- from S&P Global Ratings and (B) the then-current long term unsecured credit ratings assigned to JPMCB by such rating agencies, without the consent of the Servicer unless an Event of Default has occurred and is continuing or a Market Value Cure Failure has occurred.

Assignments shall be subject to the following additional conditions: (A) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; and (B) the assignor and assignee shall execute and deliver to the Administrative Agent, the Company and the Servicer a fully executed assignment and assumption agreement in the form of Exhibit D hereto (an “Assignment and Assumption”) together with each applicable Lender Letter Agreement (if any) and shall include a representation by the assignee to the Company, the Administrative Agent and the assigning Lender that such assignee is not a Disqualified Lender or an Affiliate of a Disqualified Lender.

Subject to acceptance and recording thereof below, from and after the effective date specified in each assignment and assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Agreement (and, in the case of an assignment and assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto as a Lender but shall continue to be entitled to the benefits of Section 10.04).

The Administrative Agent, acting for this purpose as an agent of the Company, shall maintain at one of its offices in the United States a copy of each assignment and assumption delivered to it and the Register. The entries in the Register shall be conclusive absent manifest error, and the parties hereto shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender and the owner of the amounts owing to it hereunder as reflected in the Register for all purposes of this Agreement, notwithstanding notice to the contrary. Upon its receipt of a duly completed assignment and assumption executed by an assigning Lender and an assignee, the Administrative Agent shall accept such assignment and assumption and record the information contained therein in the Register.

(c) Any Lender may, without the consent of the Company, the Servicer or the Administrative Agent, sell participations to one or more banks or other Persons other than (unless the Company has consented, an Event of Default has occurred and is continuing or a Market Value Cure Failure has occurred) a Disqualified Lender (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Financing Commitment and/or the Advances owing to it); provided that (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (3) the Company, the Servicer, the Agents and the other Financing Providers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the Participant shall not be in privity with the Company. Any agreement or instrument pursuant to which a Lender sells such a participation shall (i) include a representation by the Participant that such Participant is not a Disqualified Lender or an Affiliate of a Disqualified Lender and (ii) provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any Material Amendment that affects such Participant. As used herein, “Material Amendment” means any amendment, modification or supplement to this Agreement that (i) increases the Financing Commitment of any Lender, (ii) reduces the principal amount of any Advance or reduces the rate or calculation basis of interest thereon, or reduces any fees payable hereunder, (iii) postpones the scheduled date of payment of the principal amount of any Advance, or any interest thereon, or any other amounts payable hereunder, or reduces the amount of, waives or excuses any such payment, or postpones the scheduled date of expiration of any Financing Commitment, (iv) changes any provision in a manner that would alter the pro rata sharing of payments required hereby, (v) changes any of the provisions of this Section or the definition of “Required Financing Providers” or any other provision hereof specifying the number or percentage of Financing Providers required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, (vi) changes any of the provisions of the definition of “Reinvestment Period”, (viii) effects any change in the provisions of the definition of “LTV Ratio” or (ix) effects any change in the provisions of clause (l) of Article VII.

(d) Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Company, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Advances and/or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form for U.S. federal income tax purposes or such disclosure is otherwise required thereunder. The entries in the Participant Register shall be conclusive absent manifest error, and each Person whose name is recorded in the Participant Register shall be treated as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. The Company agrees that each Participant shall be entitled through the Lender granting such participation (and for the avoidance of doubt shall have no direct rights against the Company) to the benefits of Sections 3.01(e) and 3.03 (subject to the requirements and limitations therein, including the requirements under Section 3.03(f) (it being understood that the documentation required under Section 3.03(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 3.04 as if it were an assignee under Section 10.07(b) and (B) shall not be entitled to receive any greater payment under Sections 3.01(e) and 3.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees to use reasonable efforts to effectuate the provisions of Section 3.04(b) with respect to any Participant.

(e) Notwithstanding the foregoing, unless an Event of Default has occurred and is continuing or a Market Value Cure Failure has occurred, no assignment may be made or participation sold to a Disqualified Lender without the prior written consent of the Servicer; provided that inclusion as a Disqualified Lender shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation in the applicable Financing Commitment and Advances if such Person was not included as a Disqualified Lender at the time of such assignment or participation; and provided, further, that, notwithstanding anything to the contrary herein, the Administrative Agent shall be permitted to disclose to the Lenders and Participants and to prospective Lenders and Participants (i) the identities of the Disqualified Lenders and (ii) the definition of “Affiliate” in this Agreement. Notwithstanding anything to the contrary herein, the Company, the Servicer and the Lenders acknowledge and agree that the Administrative Agent shall have no responsibility or liability for monitoring or enforcing the list of Disqualified Lenders or for any assignment made or participation sold to a Disqualified Lender unless (i) such assignment or participation results from the Administrative Agent’s gross negligence, bad faith or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (ii) such assignment or participation results from a material breach of the Loan Documents by the Administrative Agent (as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(f) In the event of a transfer, assignment, novation or amendment of the rights and/or the obligations under this Agreement and any other Loan Documents, all security interests, guarantees and privileges created under or in connection with the Loan Documents shall automatically and without any formality be preserved for the benefit of the Collateral Agent, the Administrative Agent, the Collateral Administrator, the Securities Intermediary and any new Lender and the other Secured Parties.

SECTION 10.08 Non-Recourse. Notwithstanding any other provision of this Agreement or of any other Loan Document, the Secured Obligations are limited recourse obligations of the Company, payable solely from the Collateral as applied in accordance with the Priority of Payments pursuant to this Agreement and, on the exhaustion of the Collateral, all Secured Obligations of and all claims against the Company arising under this Agreement or any other Loan Document or any transactions contemplated hereby or thereby shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Advances against any Affiliate, shareholder, manager, officer, director, employee or member of the Company (solely in their capacities as such) or successors or assigns for any amounts payable in respect of the Secured Obligations or this Agreement. It is understood that the foregoing provisions of this Section 10.08 shall not (1) prevent recourse to the Collateral for the sums due or to become due under any security, instrument or agreement which is part of the Collateral or (2) constitute a waiver, release or discharge of any Secured Obligation until such Collateral has been realized, whereupon any outstanding indebtedness or obligation shall be extinguished. It is further understood that the foregoing provisions of this section shall not limit the right of any person to name the Company as a party defendant in any Proceeding or in the exercise of any other remedy under this Agreement or any other Loan Document, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such person or entity. The Administrative Agent and the Financing Providers, in extending credit to the Company, have relied on the existence of the Company as an entity separate and distinct from any other entity (including any shareholder, manager, officer, director, employee or member of the Company) and are not treating the Company and any other Person, including, without limitation, the Parent, as one and the same entity, or as a single economic unit, and the Administrative Agent and the Financing Providers are not relying on the assets or creditworthiness of any Person other than the Company for the repayment of the Advances and the payment and performance of other obligations in respect of this Agreement and the other Loan Documents.

SECTION 10.09 Governing Law; Submission to Jurisdiction; Etc.

(a) Governing Law. This Agreement will be governed by and construed in accordance with the law of the State of New York.

(b) Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (collectively, “Proceedings”), each party hereto irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Agreement precludes any party hereto from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 10.10 Counterparts. This Agreement may be executed in any number of counterparts by facsimile or other written form of communication including electronic mail, each of which shall be deemed to be an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by email or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. The words “executed,” “execution,” “sign,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif”, “tiff”, “jpeg” or “jpg”) and other electronic signatures (including, without limitation, Orbit, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other Applicable Law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

By executing this Agreement, the parties hereto hereby acknowledge and agree, and direct the Collateral Agent, Collateral Administrator and Securities Intermediary to acknowledge and agree and the Collateral Agent, Collateral Administrator and Securities Intermediary do hereby acknowledge and agree, that execution of this Agreement, any instruction, order, direction, notice, form or other document executed by the any party to this Agreement or the other Loan Documents in connection with this Agreement or such other Loan Documents, by electronic signatures (whether by Adobe Sign, DocuSign, or any other similar platform identified by such party and reasonably available at no undue burden or expense to the Collateral Agent, Collateral Administrator and Securities Intermediary) shall be permitted hereunder notwithstanding anything to the contrary herein and such electronic signatures shall be legally binding as if such electronic signatures were handwritten signatures. Any electronically signed document delivered via email from a person purporting to be an authorized officer shall be considered signed or executed by such officer on such party’s behalf. The parties hereto also hereby acknowledge and agree that the Collateral Agent, Collateral Administrator and Securities Intermediary shall have no duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto. For the avoidance of doubt, original manual signatures shall be used for execution of certificates when required under the UCC or other Applicable Law due to the character or intended character of the writings.

SECTION 10.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 10.12 Interest Rate Limitation Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Advance, together with all fees, charges and other amounts which are treated as interest on such Advance under Applicable Law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Advance in accordance with Applicable Law, the rate of interest payable in respect of such Advance hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Advance but were not payable as a result of the operation of this Section 10.12 shall be cumulated and the interest and Charges payable to such Lender in respect of other Advances or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.13 Acknowledgements and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(1) a reduction in full or in part or cancellation of any such liability;

(2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement; or

(3) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.

As used herein:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 10.14 Acknowledgements of Lenders.

(a) Each Lender represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing), (iii) it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make Advances hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Company and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

(b) Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent, the Collateral Agent or the Lenders on the Closing Date.

(c) (i) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 10.14(c) shall be conclusive, absent manifest error.

(ii) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Company, the Collateral Agent and each other party hereto agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Company, the Collateral Agent or any other party hereto; except, in each case, to the extent such erroneous Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent or its Affiliates from the Company for the purposes of making such Payment.

(iv) Each party’s obligations under this Section 10.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Financing Commitments, and the repayment, satisfaction or discharge of all obligations under any Loan Document.

SECTION 10.15 Annex A.

For the avoidance of doubt, Annex A is hereby incorporated as a part of this Agreement. To the extent of any conflict between any provision in Annex A and any provision in the rest of this Agreement, the provision in Annex A shall prevail.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed by their respective authorized officers as of the day and year first above written.

BCPC II-J, LLC,
as Company

By:	/s/ Michael J. Boyle
Name: Michael J. Boyle
Title: President

BAIN CAPITAL PRIVATE CREDIT,
as Servicer

By:	/s/ Michael J. Boyle
Name: Michael J. Boyle
Title: President

BAIN CAPITAL PRIVATE CREDIT,
as Parent

By:	/s/ Michael J. Boyle
Name: Michael J. Boyle
Title: President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Collateral Agent

By:	/s/ Jonathan Armstrong
Name: Jonathan Armstrong
Title: AVP

By:	/s/ Erika Lara-Sanchez
Name: Erika Lara-Sanchez
Title: Assistant Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Securities Intermediary

By:	/s/ Jonathan Armstrong
Name: Jonathan Armstrong
Title: AVP

By:	/s/ Erika Lara-Sanchez
Name: Erika Lara-Sanchez
Title: Assistant Vice President

DEUTSCHE BANK NATIONAL TRUST COMPANY,
as Collateral Administrator

By:	/s/ Jonathan Armstrong
Name: Jonathan Armstrong
Title: AVP

By:	/s/ Erika Lara-Sanchez
Name: Erika Lara-Sanchez
Title: Assistant Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ James Greenfield
Name: James Greenfield
Title: Managing Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ James Greenfield
Name: James Greenfield
Title: Managing Director

SCHEDULE 1

Transaction Schedule

1.	Types of Financing	Available	Financing Limit

	Advances	yes	Prior to the Scheduled Financing Commitment Increase Date: U.S.$150,000,000, plus, subject to satisfaction of the Scheduled Financing Commitment Increase Conditions, the principal amount of the Scheduled Financing Commitment Increase (which equals U.S.$50,000,000) up to U.S.$200,000,000 (in the aggregate), in each case, as reduced to reflect any reduction in the Financing Commitment pursuant to Section 4.07. Notwithstanding anything in this Agreement to the contrary, not more than the applicable percentages specified in Schedule 5 for purposes of the Concentration Limitations of the Financing Limit may be utilized in Permitted Non-USD Currencies.

2.	Financing Providers		Financing Commitment

	Lender:	JPMorgan Chase Bank, National Association	Prior to the Scheduled Financing Commitment Increase Date: U.S.$150,000,000, plus, subject to satisfaction of the Scheduled Financing Commitment Increase Conditions, the principal amount of the Scheduled Financing Commitment Increase (which equals U.S.$50,000,000) up to U.S.$200,000,000 (in the aggregate), in each case, as reduced to reflect any reduction in the Financing Commitment pursuant to Section 4.07. Notwithstanding anything in this Agreement to the contrary, not more than the applicable percentages specified in Schedule 5 for purposes of the Concentration Limitations of the Financing Commitment may be utilized in Permitted Non-USD Currencies.

3.	Scheduled Termination Date:	August 21, 2029.

4.	Interest Rates

Applicable Margin for Advances:

With respect to interest based on any Benchmark, (i) initially 2.30% per annum and (ii) upon the direction of the Required Financing Providers, during the occurrence and continuation of an Event of Default, 4.30%.

With respect to interest based on the Base Rate, (i) initially 2.30% per annum and (ii) upon the direction of the Required Financing Providers, during the occurrence and continuation of an Event of Default, 4.30%.

5.	Account Numbers

	Custodial Account:	BA24A2.1
	Principal MV Cure Account:	BA24A2.3
	Interest MV Cure Account:	BA24A2.2
	Interest Collection Account:	BA24A2.4
	Principal Collection Account:	BA24A2.5
	Proceeds Collection Account:	BA24A2.6
	Unfunded Exposure Account	BA24A2.7

Permitted Non-USD Currency Accounts:

	CAD Collection Account:	100 959232004 CAD

	EURO Collection Account:	100 959232004 EURO

	GBP Collection Account:	100 959232004 GBP

	AUD Collection Account:	100 959232004 AUD

	CHF Collection Account:	100 959232004 CHF

	DKK Collection Account:	100 959232004 DKK

	NOK Collection Account:	100 959232004 NOK

	NZD Collection Account:	100 959232004 NZD

	SEK Collection Account:	100 959232004 SEK

6.	Purchases of Restricted Securities	Notwithstanding anything herein to the contrary, no Portfolio Investment may constitute a Restricted Security.

Addresses for Notices
The Company:	BCPC II-J, LLC c/o Bain Capital Credit LP 200 Clarendon Street Boston, MA 02116	Attention: Michael J. Boyle, Jessica Yeager Telephone: (212) 803-9620; (617) 516-2130 Email: mboyle@baincapital.com; j.yeager@baincapital.com with a copy to the Servicer

The Servicer:	Bain Capital Private Credit c/o Bain Capital Credit LP 200 Clarendon Street Boston, MA 02116	Attention: Michael J. Boyle, Jessica Yeager Telephone: (212) 803-9620; (617) 516-2130 Email: mboyle@baincapital.com; j.yeager@baincapital.com

The Administrative Agent:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713	Attention: Nicholas Rapak Telephone: 302-634-4961 Email: nicholas.t.rapak@jpmchase.com with a copy to:

JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179

Attention: Brian LaRocca

Telephone: 212-834-7164

Email: brian.m.larocca@jpmorgan.com

With a copy to:

de_custom_business@jpmorgan.com, Credit_Financing_MO@jpmorgan.com and james.r.greenfield@jpmorgan.com

The Collateral Agent, Securities Intermediary and Collateral Administrator:	Deutsche Bank National Trust Company 1761 East St. Andrew Place Santa Ana, California 92705	Attention: Structured Credit Services – BCPC II-J, LLC

JPMCB:	JPMorgan Chase Bank, National Association c/o JPMorgan Services Inc. 500 Stanton Christiana Rd., 3rd Floor Newark, Delaware 19713	Attention: Nicholas Rapak Telephone: 302-634-4961 Email: nicholas.t.rapak@jpmchase.com with a copy to:

JPMorgan Chase Bank, National Association 383 Madison Ave. New York, New York 10179

Attention: Brian LaRocca

Telephone: 212-834-7164

Email: brian.m.larocca@jpmorgan.com

With a copy to:

de_custom_business@jpmorgan.com, Credit_Financing_MO@jpmorgan.com and james.r.greenfield@jpmorgan.com

Each other Financing Provider:	The address (or facsimile number or electronic mail address) provided by it to the Administrative Agent.

SCHEDULE 4

Eligibility Criteria

(1)	The acquisition of the Portfolio Investment would not cause the Company or the Collateral to be required to register as an investment company under Section 8 of the Investment Company Act;

(2)

The Portfolio Investment is denominated and payable only in USD or a Permitted Non-USD Currency and the underlying documents for such Portfolio Investment do not permit the currency to be changed (other than to USD or another Permitted Non-USD Currency);

(3)

The obligor with respect to such Portfolio Investment is organized in an Eligible Jurisdiction and such Portfolio Investment and each material underlying loan documents is governed by the laws of the United States, Canada, Germany, Australia, Luxembourg or England and Wales;

(4)	The Portfolio Investment (including any portion thereof) is not Margin Stock;

(5)

The Portfolio Investment is not (i) in payment default or (ii) in breach of any other material term or covenant set forth in the Underlying Instruments and, in the case of this subclause (ii), either such breach remains uncured for a period of thirty (30) calendar days or the maturity of such Portfolio Investment has been accelerated as a result of such breach;

(6)

There are, on the date it is first included in the Collateral, no proceedings pending or, to the best of the Company’s and the Servicer’s knowledge, threatened (i) asserting insolvency of the obligor on the Portfolio Investment, or (ii) wherein the obligor on the Portfolio Investment, any other party or any governmental entity has alleged that the Portfolio Investment or any of the underlying documents which create such Portfolio Investment is illegal or unenforceable;

(7)

The underlying collateral related to the Portfolio Investment has not been used by the related obligor in any manner or for any purpose which would result in any material risk of liability being imposed upon the Parent, the Company, the Agents or the Lenders under any federal, state, local or foreign laws, common laws, statutes, codes, ordinances, rules, regulations, permits, judgments, agreements or orders related to or addressing the environment, health or safety;

(8)

The acquisition of the Portfolio Investment by the Company will not materially violate any Applicable Law or, to the knowledge of the Servicer, cause any Agent or Lender to fail to comply with any request or directive from any banking authority or governmental entity having jurisdiction over such Agent or Lender;

(9)	Except for the Liens permitted pursuant to (i) the Loan Documents and (ii) Permitted Liens, such Portfolio Investment is not subject to any Lien;

(10)	The Portfolio Investment constitutes the legal, valid, binding and enforceable obligation of the related obligor and each guarantor thereof;

(11)

The Company has all necessary licenses and permits to purchase and own such Portfolio Investment and enter into the underlying documents related to such Portfolio Investment in each applicable jurisdiction;

(12)	[Reserved];

(13)

The Portfolio Investment is not, on the date it is first included in the Collateral, subject to any pending or, to the Company’s and the Servicer’s knowledge, threatened litigation which would reasonably be expected to have a material adverse effect on the related obligor or right or claim of rescission, set off, counterclaim or defense on the part of the related obligor;

(14)	The Portfolio Investment provides for a fixed amount of principal payable in cash no later than its stated maturity and no principal payment due on such Portfolio Investment has been forgiven;

(15)	The Portfolio Investment has an original term to maturity of not greater than (i) in the case of any First Lien Loan, seven (7) years, and (ii) otherwise, eight (8) years;

(16)

The related obligor on the Portfolio Investment is (i) a business entity (and not a natural person) duly organized and validly existing under the laws of its jurisdiction of organization, (ii) a legal operating entity or holding company and (iii) not a government entity;

(17)	The Portfolio Investment provides for scheduled payments of interest in cash on a semi-annual or more frequent basis;

(18)	The Portfolio Investment is not a loan primarily for personal, family or household use;

(19)	The Portfolio Investment is not underwritten as a real estate loan principally secured by real property;

(20)

Such obligation is (i) eligible to be entered into by, sold or assigned to the Company and pledged to the Collateral Agent and (ii) able to be sold by the Administrative Agent, the Collateral Agent or their respective designees and the Administrative Agent is not prohibited by the relevant Underlying Instrument from being an assignee in respect of such Portfolio Investment, including following the occurrence of an Event of Default or Market Value Event and, to the extent there is an express prohibition (other than customary transfer restrictions) on the pledging or transfer of such obligation, a consent from the applicable general partner, managing member, board of directors or any similar governing body of the obligor of the Portfolio Investment authorizing and consenting to the pledge or transfer of such obligation shall have been obtained;

(21)

The Portfolio Investment does not contain confidentiality restrictions (other than customary confidentiality obligations) that would prohibit any Agent or Lender from accessing all material obligor information;

(22)

The interest payments received by the Company on the Portfolio Investment are not subject to any withholding tax (other than any withholding tax imposed under FATCA) unless the obligor thereon or any other person (e.g., the guarantor) is required under the terms of the related underlying documents to make “gross up” payments that cover the full amount of such withholding tax;

(23)	[Reserved];

(24)

If the Portfolio Investment contains a “payment in kind” provision for the payment of interest (any such Portfolio Investment, a “Partial Deferrable Obligation”), it shall provide a minimum cash spread of the applicable Benchmark plus 4.0% on the date it is first included in the Collateral; provided that if the Portfolio Investment is subsequently amended for a maximum of 24 months following such amendment it shall provide a minimum cash spread of the applicable Benchmark plus 2.5% per annum;

(25)	Other than with respect to a Delayed Funding Term Loan or a Revolving Loan, the Portfolio Investment does not require any future funding obligation by the Company;

(26)	The Portfolio Investment is acquired for a price equal to or greater than 80% of its principal balance;

(27)	[Reserved];

(28)	The documents related to the Portfolio Investment have been delivered to the Administrative Agent within a commercially reasonable amount of time after acquisition by the Company;

(29)

The Portfolio Investment requires the related obligor to maintain the underlying collateral for the Portfolio Investment in good repair and to maintain adequate insurance with respect thereto, to the extent applicable;

(30)	The related obligor on the Portfolio Investment is not insolvent and payments on such Portfolio Investment are collectible;

(31)	The related obligor on the Portfolio Investment is required to pay all maintenance, repair, insurance and taxes related to collateral; to the extent applicable;

(32)

The Portfolio Investment is not a bond or any other debt security not constituting a loan, a Participation Interest (other than an Initial Loan), a repurchase obligation, a letter of credit, a reimbursement obligation under a letter of credit, a Synthetic Security, a Structured Finance Obligation, a Mezzanine Obligation, an equity security or any security or other obligation that is exchangeable or convertible into equity at the option of the obligor;

(33)	The Portfolio Investment is in registered form for U.S. federal income tax purposes;

(34)

If the administrative agent with respect to such Portfolio Investment is the Parent or an Affiliate thereof (or any other Affiliate of the Company), the Company has delivered to the Collateral Agent to hold in custody in accordance with this Agreement (to be provided to the Administrative Agent by the Collateral Agent only following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Cure Failure) an assignment agreement duly executed by the administrative agent (to the extent required to effect an assignment pursuant to the applicable Underlying Instruments) in respect of such Portfolio Investment, naming the Administrative Agent as assignee not later than five (5) Business Days following the Settlement Date for such Portfolio Investment;

(35)

Following the relevant Trade Date, such Portfolio Investment has not been amended to (a) reduce the principal amount of such Portfolio Investment, (b) postpone the maturity date, any scheduled interest payment date or any scheduled prepayment date in respect of such Portfolio Investment, (c) alter the pro rata allocation or sharing of payments or distributions required by any related Underlying Instruments in a manner adverse to the obligor of such Portfolio Investment, such Portfolio Investment or the Company, (d) release any material guarantor of such Portfolio Investment from its obligations in a manner adverse to the obligor of such Portfolio Investment, such Portfolio Investment or the Company, or (e) terminate or release any lien on a material portion on the collateral securing such Portfolio Investment in a manner adverse to the obligor of such Portfolio Investment, such Portfolio Investment or the Company, in each case without the prior written consent of the Administrative Agent; provided that this clause 35 shall not be applicable for purposes of Section 1.03 of the Agreement.

SCHEDULE 5

Concentration Limitations

The “Concentration Limitations” shall be satisfied at any time if, in the aggregate, the Portfolio Investments owned (or in relation to a proposed Origination or Purchase of a Portfolio Investment, proposed to be Originated or Purchased) by the Company are not greater than the limits below (calculated as a percentage of the Collateral Principal Balance on the applicable date of determination):

1.	Maximum concentration of Portfolio Investments which are not First Lien Loans:	10%

2.	Maximum concentration of Portfolio Investments not denominated in USD:	30%

3.	Maximum concentration of Portfolio Investments of a single obligor or group of related obligors:	(x) During the Ramp-Up Period, U.S.$15,000,000 and (y) following the Ramp-Up Period, 5%

4.	Maximum concentration of Portfolio Investments denominated in CAD, GBP, EUR and AUD:	Each individually, 12.5%

5.	Maximum concentration of Portfolio Investments with a primary obligor Domiciled in France and Germany:	Each individually, 12.5%

6.	Maximum concentration of Portfolio Investments with a primary obligor Domiciled in a member of the European Union (other than Germany and France), Australia, Norway, New Zealand, Switzerland and Israel:	Each individually, 10%

7.	Maximum concentration of Portfolio Investments denominated in CHF, DDK, NOK, NZD and SEK:	Each individually, 5%; provided that, with respect to Portfolio Investments denominated in CHF, DDK, NOK, NZD or SEK, prior to the receipt of the applicable Permitted Non-USD Currency Account Opening Notice, not more than 0.0% of the Collateral Principal Balance may consist of Portfolio Investments denominated in CHF, DDK, NOK, NZD or SEK, as applicable.

8.	Maximum concentration of Portfolio Investments with a primary obligor not Domiciled in the United States:	30%

9.	Maximum concentration of Portfolio Investments which are part of a single industry classification as set forth on Schedule 7*:	Following the Ramp-Up Period, 20% (other than one exception at 30% for High Tech Industries)

10.	Maximum aggregate Unfunded Exposure Amount:	7.5% (2.5% sublimit for Unfunded Exposure Amount relating to Revolving Loans)

11.	Maximum concentration of Partial Deferrable Obligations:	10% (excluding Partial Deferrable Obligations that, as of any date of determination, are paying interest in cash at a rate not less than the applicable Benchmark plus 5.0% per annum)

12.	Maximum concentration of (i) Recurring Revenue Loans and (ii) Portfolio Investments issued by an obligor with a Leverage Ratio of greater than 7.0x on the applicable date of determination:	Collectively, 20%

12.	Maximum concentration of Portfolio Investments issued by an obligor with a Leverage Ratio of greater than 7.0x on the applicable date of determination:	20%

13.	Maximum concentration of Portfolio Investments consisting of Recurring Revenue Loans:	7.5%

14.	Maximum concentration of Portfolio Investments consisting of Recurring Revenue Loans the obligor of which has an increase of its Debt-to-ARR Ratio greater than or equal to 1.0x since the date on which the Notice of Acquisition with respect to such Recurring Revenue Loan was approved by the Administrative Agent:	0.0%

*

The industry classification of each Portfolio Investment shall be determined by the Servicer and set forth in the Initial Approval Request in respect of such Portfolio Investment and approved by the Administrative Agent in its sole discretion in conjunction with its approval of such Portfolio Investment pursuant to Section 1.02(c); provided that the industry classifications of the Initial Loans are as set forth in Schedule 8 hereto).

SCHEDULE 9

Market Value Calculations

Subject to Annex A, including with respect to provisions governing Market Value disputes, for all purposes under the Agreement, “Market Value” means, on any date of determination, with respect to any Portfolio Investment, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner taking into consideration all relevant information relating to or involving the credit fundamentals of the obligor, any budgets prepared by the management of the obligor and/or the business outlook for the obligor of such Portfolio Investment.